Exhibit 4.68

EXECUTION VERSION

BAIDU, INC.

AS BORROWER

ARRANGED BY

BANK OF CHINA LIMITED CITIGROUP GLOBAL

MARKETS ASIA LIMITED DEUTSCHE BANK AG,

SINGAPORE BRANCH

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

AND

OTHERS

WITH

CITICORP INTERNATIONAL LIMITED

ACTING AS AGENT

US$2,000,000,000 TERM AND REVOLVING CREDIT

FACILITIES AGREEMENT

-i-

35.	U.S.A. Patriot Act	103

36.	Governing Law	104

37.	Enforcement	104

38.	Waiver of Jury Trial	105

Schedule 1 The Original Lenders		106

Schedule 2 Conditions Precedent		108

Schedule 3 Requests		110

Part I Form of Utilisation Request		110

Part II Form of Selection Notice		111

Schedule 4 Form of Transfer Certificate		112

Schedule 5 Form of Compliance Certificate		115

Schedule 6 Timetables		117

Schedule 7 Standing Payment Instructions		118

-ii-

THIS AGREEMENT is dated 8 June 2016 and made

BETWEEN:

(1)	BAIDU, INC., an exempted company incorporated with limited liability under the laws of Cayman Islands with registration number 96019 whose registered office at P.O. Box 309, Ugland House, South Church Street, George Town, Grand Cayman, KY1-1104, Cayman Islands (the “Borrower”);

(2)	BANK OF CHINA LIMITED, CITIGROUP GLOBAL MARKETS ASIA LIMITED,DEUTSCHE BANK AG, SINGAPORE BRANCH and THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED as original mandated lead arrangers and bookrunners (the “Original MLABs” and each an “Original MLAB”);

(3)	BANK OF COMMUNICATIONS CO., LTD. (ACTING THROUGH ITS OFFSHORE BANKING UNIT), DBS BANK LTD., NANYANG COMMERCIAL BANK, LIMITED, AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED, BANK OF AMERICA, N.A., BNP PARIBAS, CHINA CONSTRUCTION BANK (ASIA) CORPORATION LIMITED, HANG SENG BANK LIMITED, INDUSTRIAL AND COMMERCIAL BANK OF CHINA (ASIA) LIMITED, JPMORGAN CHASE BANK, N.A., HONG KONG BRANCH, MIZUHO BANK, LTD., STANDARD CHARTERED BANK (HONG KONG) LIMITED and WING LUNG BANK, LIMITED as additional mandated lead arrangers and bookrunners (the “Additional MLABs” and each an “Additional MLAB”);

(4)	CATHAY UNITED BANK COMPANY LIMITED, HONG KONG BRANCH, CHINA MERCHANTS BANK CO., LTD., MEGA INTERNATIONAL COMMERCIAL BANK CO., LTD. and KGI BANK as additional mandated lead arrangers (the “Additional MLAs” and each an “Additional MLA”);

(5)	THE FINANCIAL INSTITUTIONS listed in Schedule 1 (The Original Lenders) as lenders (the “Original Lenders” and each an “Original Lender”); and

(6)	CITICORP INTERNATIONAL LIMITED as agent of the Finance Parties (other than itself) (the “Agent”).

IT IS AGREED as follows:

SECTION 1

INTERPRETATION

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“1940 Act” means the U.S. Investment Company Act of 1940.

“Administrative Parties” means each of the Agent and the Arrangers (each an “Administrative Party”).

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of any Holding Company of that person.

“Anti-Bribery and Corruption Laws” means:

(a)	the FCPA;

(b)	the UK Bribery Act of 2010;

(c)	all laws, rules and regulations (concerning or relating to bribery or corruption) issued, administered or enforced by any of the United States of America, the United Kingdom, the European Union (or any member state thereof), Hong Kong, the PRC, Singapore or any Governmental Agency of any of the foregoing; and

(d)	all laws, rules and regulations (concerning or relating to bribery or corruption) issued, administered or enforced by any other country or jurisdiction applicable to any Group Member from time to time or any other Governmental Agency having jurisdiction over any Group Member from time to time.

“Anti-Money Laundering Laws” means all applicable financial recordkeeping and reporting requirements and all applicable anti-money laundering laws and regulations of any of the United States, the United Kingdom, the European Union, the Cayman Islands, Hong Kong, the PRC and Singapore, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, which in each case are issued, administered or enforced by any Governmental Agency in any such jurisdiction from time to time.

“Anti-Terrorism Laws” means any Executive Order, the U.S.A. Patriot Act, the Money Laundering Control Act of 1986, Public Law 99-570, the Currency and Foreign Transactions Reporting Act, 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., the Trading with the Enemy Act, 50 U.S.C. App. §§ 1 et seq., the US United Nations Participation Act, the US Syria Accountability and Lebanese Sovereignty Act, the US Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010, the Iran Sanctions Act, Section 1245 of the National Defense Authorization Act of 2012, any other regulation issued under authority of any Executive Order or administered by OFAC (provided that, with respect to each of the foregoing, “Anti-Terrorism Laws” shall not include provisions that have been suspended or waived by applicable U.S. Governmental Agencies and for so long as such suspension or waiver (as the case may be) has not been revoked), the Prevention of Terrorism Act 2005 of the United Kingdom, any sanction implemented or effective in the United Kingdom under the United Nations Act 1946 or the Emergency Laws (Re-enactments and Repeals) Act 1964 or the Anti-Terrorism, Crime and Security Act 2001 of the United Kingdom or under the Treaty establishing the European Community, and any similar law, regulations and/or sanctions enacted, issued and/oradministered by any of the United Nations, the United States, the United Kingdom, the European Union, the Cayman Islands, Hong Kong, the PRC and Singapore.

“APLMA” means the Asia Pacific Loan Market Association Limited.

“Arrangers” means the Original MLABs, the Additional MLABs and the Additional MLAs (each an “Arranger”).

“Assignment Agreement” means, in relation to any assignment by any Lender of any or all of its rights under this Agreement, an assignment agreement substantially in a recommended form of the APLMA or any other form agreed between the applicable assignor, the applicable assignee and the Agent.

“Auditors” means one of PricewaterhouseCoopers, Ernst & Young, KPMG or Deloitte & Touche or any other firm mutually agreed to by the Borrower and the Agent (acting on the instructions of the Majority Lenders).

“Authorisation” means:

(a)	an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation, lodgement or registration; and/or

(b)	in relation to anything which will be fully or partly prohibited or restricted by law if a Governmental Agency intervenes or acts in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action.

“Availability Period” means:

(a)	(in relation to Facility A) the Facility A Availability Period; or

(b)	(in relation to Facility B) the Facility B Availability Period.

“Available Commitment” means in relation to a Lender:

(a)	(in relation to Facility A) that Lender’s Facility A Available Commitment; or

(b)	(in relation to Facility B) that Lender’s Facility B Available Commitment.

“Available Facility” means:

(a)	(in relation to Facility A) the Facility A Available Facility; or

(b)	(in relation to Facility B) the Facility B Available Facility.

“Baidu Netcom” means Beijing Baidu Netcom Science Technology Co., Ltd. , a company incorporated under the laws of the PRC with united social credit identification number 91110000802100433B.

“Baidu Online” means Baidu Online Network Technology (Beijing) Co., Ltd. , a company incorporated under the laws of the PRC with registration number 110000410144104.

“Break Costs” means the amount (if any) by which:

(a)	the interest (excluding any portion thereof attributable to the Margin) which a Finance Party should have received pursuant to the terms of this Agreement for the period from the date of receipt or recovery of all or any part of the principal amount of a Loan or an Unpaid Sum to the last day of the current Interest Period in respect of that Loan or that Unpaid Sum, had the principal amount of that Loan or had that Unpaid Sum so received or recovered been paid on the last day of that Interest Period;

exceeds:

(b)	the amount of interest which that Finance Party would be able to obtain by placing an amount equal to the principal amount of that Loan or equal to that Unpaid Sum so received or recovered by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following such receipt or recovery and ending on the last day of that current Interest Period.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in Hong Kong, the PRC and Singapore and:

(a)	(in relation to any Utilisation Date or the delivery of any Utilisation Request or Selection Notice) London and Taiwan;

(b)	(in relation to any determination of a rate of interest) London; and

(c)	(in relation to any payment in US$) New York City.

“Code” means the US Internal Revenue Code of 1986, and the regulations promulgated and rulings issued thereunder.

“Commitment” means in relation to a Lender:

(a)	(in relation to Facility A) that Lender’s Facility A Commitment; or

(b)	(in relation to Facility B) that Lender’s Facility B Commitment.

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 5 (Form of Compliance Certificate) and signed by an authorised signatory of the Borrower.

“Confidential Information” means all information relating to the Borrower, the Group, the Finance Documents or a Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or a Facility from either:

(a)	any member of the Group or any of its advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(i)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 23 (Disclosure of Information); or

(ii)	is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(iii)	is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

“Confidentiality Undertaking” means a confidentiality undertaking substantially in a recommended form of the APLMA or in any other form agreed between the Borrower and the Agent.

“Consolidated EBITDA” has the meaning given to it in Clause 19.1 (Financial definitions).

“Deal Site” means “Debtdomain”.

“Debt Purchase Transaction” means, in relation to a person, a transaction where such person:

(a)	purchases or acquires by way of assignment or transfer any rights and/or obligations in respect of;

(b)	enters into any sub-participation in respect of; or

(c)	enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of,

any Commitment in respect of any Facility (or any commitment represented thereby) or any amount outstanding under any Finance Document.

“Default” means an Event of Default or any event or circumstance which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Equity Interest” means, in relation to any person:

(a)	any shares of any class or capital stock of or equity interest (including, without limitation, partnership or membership interest) in such person or any depositary receipt in respect of any such shares, capital stock or equity interest;

(b)	any securities convertible or exchangeable (whether at the option of the holder thereof or otherwise and whether such conversion is conditional or otherwise) into any such shares, capital stock, equity interest or depositary receipt, or any depositary receipt in respect of any such securities; or

(c)	any option, warrant or other right to acquire any such shares, capital stock, equity interest, securities or depositary receipts referred to in paragraphs (a) and/or (b).

“Event of Default” means any event or circumstance specified in any of Clauses 21.1 (Non-payment) to 21.12 (Material adverse change).

“Excluded Redeemable Preference Shares” means:

(a)	certain redeemable preference shares issued by Qiyi on 14 November 2014 (representing 13.42% of the then outstanding equity interests in Qiyi) for a total consideration of US$300,000,000 on terms and conditions disclosed to the Arrangers prior to the date of this Agreement;

(b)	250,000,000 preference shares issued by Xiaodu Life Technology Ltd. on 1 October 2015 at par value for a total consideration of US$250,000,000 on terms and conditions disclosed to the Arrangers prior to the date of this Agreement;

(c)	29,473,685 preference shares issued by Xiaodu Life Technology Ltd. on 5 May 2016 at par value for a total consideration of US$70,000,000 and warrants for up to 21,052,632 preference shares to be issued at par value for a total consideration of US$50,000,000, in each case, on terms and conditions disclosed to the Arrangers prior to the date of this Agreement; and

(d)	any other redeemable preference shares which are not redeemable on or prior to the Final Maturity Date (other than at the option of the issuer thereof) or which are otherwise categorised as equity in the consolidated financial statements of the Borrower in accordance with GAAP.

“Executive Orders” means:

(a)	the US Executive Order No. 13224 on Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, which came into effect on 23 September 2001, as amended;

(b)	the US Executive Order No. 13590 of 21 November 2011 authorising the imposition of certain sanctions with respect to the provision of goods, services, technology or support for Iran’s energy and petrochemical sectors; and

(c)	any other US Executive Order issued and in effect in connection with restrictions on the export of goods or economic or trade sanctions,

(each an “Executive Order”).

“Facilities” means Facility A and Facility B (each a “Facility”).

“Facility A” means the term loan facility made or to be made available under this Agreement as described in paragraph (a) of Clause 2.1 (The Facilities).

“Facility A Availability Period” means the period from and including the date of this Agreement to and including the earlier of (a) the date falling 6 Months after the date of this Agreement and (b) the first date on which the Facility A Available Facility is zero.

“Facility A Available Commitment” means in relation to a Lender and save as otherwise provided in this Agreement, that Lender’s Facility A Commitment minus:

(a)	the aggregate amount of its participation in any outstanding Facility A Loan (for such purpose taking into account the principal amount of each such Facility A Loan when it is made and disregarding any subsequent reduction in such principal amount); and

(b)	in relation to any proposed Utilisation, that Lender’s participation in any Facility A Loan (other than the Facility A Loan the subject of such proposed Utilisation) that is due to be made on or before the Utilisation Date for such proposed Utilisation.

“Facility A Available Facility” means the aggregate for the time being of each Lender’s Facility A Available Commitment.

“Facility A Commitment” means:

(a)	in relation to an Original Lender, the sum of the amount set opposite its name under the heading “Facility A Commitment” in Schedule 1 (The Original Lenders) and the amount of any other Facility A Commitment transferred to it pursuant to Clause 22 (Changes to the Parties); and

(b)	in relation to any other Lender, the amount of any Facility A Commitment transferred to it pursuant to Clause 22 (Changes to the Parties),

to the extent not cancelled or reduced under this Agreement or transferred by it pursuant to Clause 22 (Changes to the Parties).

“Facility A Loan” means, as the context requires, a loan made or to be made under Facility A or the principal amount outstanding for the time being of that loan.

“Facility B” means the revolving credit facility made or to be made available under this Agreement as described in paragraph (b) of Clause 2.1 (The Facilities).

“Facility B Availability Period” means the period from and including the date of this Agreement to and including the date falling 1 Month prior to the Final Maturity Date.

“Facility B Available Commitment” means in relation to a Lender and save as otherwise provided in this Agreement, that Lender’s Facility B Commitment minus:

(a)	the aggregate amount of its participation in any outstanding Facility B Loan (for such purpose taking into account the principal amount of each such Facility B Loan when it is made and disregarding any subsequent reduction in such principal amount); and

(b)	in relation to any proposed Utilisation, that Lender’s participation in any Facility B Loan (other than the Facility B Loan the subject of such proposed Utilisation) that is due to be made on or before the Utilisation Date for such proposed Utilisation, provided that, for the purposes of calculating a Lender’s Facility B Available Commitment in relation to any proposed Utilisation under Facility B only, the amount of that Lender’s participation in any Facility B Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date (for such proposed Utilisation) shall not be deducted from that Lender’s Facility B Available Commitment.

“Facility B Available Facility” means the aggregate for the time being of each Lender’s Facility B Available Commitment.

“Facility B Commitment” means:

(a)	in relation to an Original Lender, the sum of the amount set opposite its name under the heading “Facility B Commitment” in Schedule 1 (The Original Lenders) and the amount of any other Facility B Commitment transferred to it pursuant to Clause 22 (Changes to the Parties); and

(b)	in relation to any other Lender, the amount of any Facility B Commitment transferred to it pursuant to Clause 22 (Changes to the Parties),

to the extent not cancelled or reduced under this Agreement or transferred by it pursuant to Clause 22 (Changes to the Parties).

“Facility B Loan” means, as the context requires, a loan made or to be made under

Facility B or the principal amount outstanding for the time being of that loan.

“Facility Office” means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office(s) through which it will perform its obligations under this Agreement.

“FATCA” means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;

(b)	any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)	any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“FCPA” means the United States Foreign Corrupt Practices Act 1977, as amended, and the rules and regulations thereunder.

“Fee Letters” means any letter or letters referring to this Agreement or any Facility between one or more of the Administrative Parties (on the one hand) and the Borrower (on the other hand) setting out any of the fees referred to in Clause 11 (Fees) (each a “Fee Letter”).

“Final Maturity Date” means the date falling 60 Months after the date of this Agreement.

“Finance Documents” means this Agreement, the Fee Letters, any Utilisation Request, any Selection Notice, any Compliance Certificate and any other document(s) designated as a “Finance Document” by the Agent and the Borrower (each a “Finance Document”).

“Finance Parties” means the Agent, the Arrangers and the Lenders (each a “Finance Party”).

“Finance Lease” means any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease.

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)	any moneys borrowed;

(b)	any redeemable preference shares;

(c)	any amount raised by acceptance under any acceptance credit facility (including any dematerialised equivalent thereof);

(d)	any amount raised pursuant to any bond, note, debenture, loan stock or other similar instrument;

(e)	the amount of any liability in respect of any Finance Lease;

(f)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(g)	any amount of any liability under an advance or deferred purchase agreement primarily entered into as a method of raising finance or to finance the acquisition of any asset;

(h)	any amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing;

(i)	any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

(j)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and/or

(k)	the amount of any liability in respect of any guarantee or indemnity or similar assurance against financial loss for any of the items referred to in paragraphs (a) to (j) above.

“Financial Quarter” means the period commencing on the day after one Quarter Date and ending on the next Quarter Date.

“Financial Year” means the annual accounting period of the Group ending on 31 December in each year.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Agency” means any government or any governmental agency, semi- governmental or judicial entity or authority (including, without limitation, any stock exchange or any self-regulatory organisation established under statute).

“Group” means the Borrower and its Subsidiaries from time to time.

“Group Member” means any member of the Group.

“Holding Company” means, in relation to a company, corporation or entity, any other company, corporation or entity in respect of which it is a Subsidiary.

“Indirect Tax” means any goods and services tax, consumption tax, value added tax or any tax of a similar nature.

“Information Memorandum” means the document in the form approved by the Borrower concerning, among other things, the Group which, at the Borrower’s request and on its behalf, was or will be prepared in relation to the Facilities (or any part thereof) and has been or will be distributed by one or more of the Arrangers in connection with syndication of the Facilities (or any part thereof).

“Initial Utilisation Date” means the date on which the first Loan is made under this Agreement.

“Interest Period” means:

(a)	in relation to a Loan, any period determined in accordance with Clause 9 (Interest Periods); and/or

(b)	in relation to an Unpaid Sum, any period determined in accordance with Clause 8.3 (Default interest).

“Interpolated Screen Rate” means, in relation to LIBOR for any Loan or any Unpaid Sum and any Interest Period relating thereto, the rate per annum (rounded upwards to 4 decimal places) which results from interpolating on a linear basis between:

(a)	the rate per annum that is equal to the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the length of such Interest Period; and

(b)	the rate per annum that is equal to the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the length of such Interest Period,

each as of the Specified Time on the Quotation Day for the currency of such Loan or such Unpaid Sum and for such Interest Period.

“Lender” means:

(a)	any Original Lender; and/or

(b)	any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 22 (Changes to the Parties),

which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

“LIBOR” means, in relation to any Loan or Unpaid Sum and any Interest Period relating thereto, the rate per annum equal to:

(a)	the applicable Screen Rate;

(b)	(if no Screen Rate is available for the currency of such Loan or such Unpaid Sum and a period equal in length to such Interest Period) the Interpolated Screen Rate for such Loan or such Unpaid Sum and such Interest Period; or

(c)	(if (i) no Screen Rate is available for the currency of such Loan or such Unpaid Sum and a period equal in length to such Interest Period and (ii) it is not possible to calculate the Interpolated Screen Rate for such Loan or such Unpaid Sum and such Interest Period) the Reference Bank Rate, as of, in the case of paragraphs (a) and (c) above, the Specified Time on the Quotation Day for the currency of such Loan or Unpaid Sum and for a period equal in length to that Interest Period, provided that (in each case) if such rate is less than zero, LIBOR for such Loan or Unpaid Sum and such Interest Period shall (without prejudice to Clause 10.2 (Market disruption)) be deemed to be zero.

“Loan” means a Facility A Loan or a Facility B Loan.

“London Business Day” means a day (other than a Saturday or Sunday) on which commercial banks are open for general business including dealings in interbank deposits in London.

“Majority Facility A Lenders” means a Lender or Lenders whose Facility A Commitments aggregate 66 2⁄3 per cent. or more of the Total Facility A Commitments (or, if the Total Facility A Commitments have been reduced to zero, aggregated 66 2⁄3 per cent. or more of the Total Facility A Commitments immediately prior to the reduction of the Total Facility A Commitments to zero).

“Majority Facility B Lenders” means a Lender or Lenders whose Facility B Commitments aggregate 66 2⁄3 per cent. or more of the Total Facility B Commitments (or, if the Total Facility B Commitments have been reduced to zero, aggregated 66 2⁄3 per cent. or more of the Total Facility B Commitments immediately prior to the reduction of the Total Facility B Commitments to zero).

“Majority Lenders” means a Lender or Lenders whose Commitments (for any or all Facilities) aggregate 66 2⁄3 per cent. or more of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated 66 2⁄3 per cent. or more of the Total Commitments immediately prior to the reduction of the Total Commitments to zero).

“Margin” means 1.10 per cent. per annum.

“Margin Stock” means margin stock or “margin security” within the meaning of Regulation T, Regulation U and Regulation X.

“Material Adverse Effect” means a material adverse effect on:

(a)	the business or financial condition of the Group (taken as a whole);

(b)	the ability of the Borrower to perform its payment obligations under any or all of the Finance Documents; or

(c)	the legality, validity or enforceability of any or all of the Finance Documents or any or all of the rights or remedies of any Finance Party under any or all of the Finance Documents.

“Material Subsidiary” means, at any time, any Group Member whose:

(a)	revenue (calculated on a consolidated basis if such Group Member has any Subsidiary) represents 10 per cent. or more of the revenue of the Group (calculated on a consolidated basis); or

(b)	earnings before interest, Tax, depreciation and amortisation calculated on a similar basis as Consolidated EBITDA (calculated mutatis mutandis as if any reference in the definition of “Consolidated EBITDA” and any related definition to the Group were a reference to such Group Member and (if any) its Subsidiaries (on a consolidated basis)) represents 10 per cent. or more of Consolidated EBITDA.

Whether a Group Member meets any of the conditions set out in paragraphs (a) and/or (b) above shall be determined annually by reference to the period covered by the most recent audited consolidated financial statements of the Borrower delivered under this Agreement (and the Compliance Certificate delivered in respect of such financial statements) and (where available) the financial statements of that Group Member (for the period covered by such most recent audited consolidated financial statements of the Borrower), provided that if a person becomes a Group Member (whether as a result of acquisition or establishment or otherwise) or ceases to be a Group Member (whether as a result of disposal or otherwise) since the date as at which the latest audited consolidated financial statements of the Borrower delivered under this Agreement were prepared, such financial statements shall be deemed to be adjusted (on a pro forma basis as if such person had become or (as the case may be) ceased to be a Group Member with effect from the commencement of the period to which such financial statements relate) in order to take into account that person’s becoming or (as the case may be) ceasing to be a Group Member.

A report by the Group’s auditors (which shall be one of the Auditors) that a Group Member is or is not a Material Subsidiary (for the purposes of paragraphs (a) and/or (b) above) shall, in the absence of manifest error, be conclusive and binding on all Parties.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)	(subject to paragraph (c) below) if the numerically corresponding day in that next calendar month (in which that period is to end) is not a Business Day, that period shall end on the next Business Day in that next calendar month if there is one, or if there is not, on the immediately preceding Business Day in that next calendar month;

(b)	if there is no numerically corresponding day in that next calendar month (in which that period is to end), that period shall end on the last Business Day in that next calendar month; and

(c)	if any period begins on the last Business Day of a calendar month, that period shall end on the last Business Day in the calendar month in which that period is to end.

The above rules will only apply to the last Month of any period.

“OFAC” means the Office of Foreign Assets Control of the US Department of the Treasury.

“Original Financial Statements” means the audited consolidated financial statements of the Borrower for its Financial Year ended 31 December 2015 and the unaudited consolidated financial statements of the Borrower for its Financial Quarter ended 31 March 2016.

“Party” means a party to this Agreement.

“PRC” means the People’s Republic of China (which, for the purposes of this Agreement, does not include Hong Kong, the Special Administrative Region of Macau or Taiwan).

“Qiyi” means Qiyi.com. Inc. , a company incorporated under the laws of the Cayman Islands with registered number WK-233914.

“Quarter Dates” means each of 31 March, 30 June, 30 September and 31 December (each a “Quarter Date”).

“Quotation Day” means:

(a)	in relation to any period for which an interest rate is to be determined (other than any Interest Period referred to in paragraph (b)), two London Business Days before the first day of that period unless market practice differs in the Relevant Interbank Market, in which case the Quotation Day will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days); or

(b)	in relation to any Interest Period the duration of which is selected by the Agent pursuant to Clause 8.3 (Default interest), such date as may be determined by the Agent (acting reasonably).

“Reference Bank Rate” means, in relation to any Loan or Unpaid Sum and any period relating thereto, the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by each of the Reference Banks as the rate at which such Reference Bank could borrow funds in the London interbank market in the currency of such Loan or Unpaid Sum and for such period, were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in such currency and for such period.

“Reference Banks” means the principal London offices of (a) DBS Bank Ltd. and Mizuho Bank, Ltd. or (b) such other banks as may be appointed by the Agent after consultation with the Borrower.

“Regulation T” means Regulation T of the Board of Governors of the Federal Reserve System of the United States (or any successor thereof).

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System of the United States (or any successor thereof).

“Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System of the United States (or any successor thereof).

“Related Fund” in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

“Relevant Interbank Market” means the London interbank market.

“Relevant Period” means has the meaning given to it in Clause 19.1 (Financial definitions).

“Repeating Representations” means each of the representations and warranties set out in Clauses 17.1 (Status) to 17.6 (Governing law and enforcement) (inclusive), paragraphs (a) and (b) of 17.9 (No default), paragraph (c) of Clause 17.10 (No misleading information), Clause 17.11 (Financial statements), Clause 17.13 (No proceedings pending or threatened), Clause 17.14 (Authorised Signatures), Clause 17.15 (Federal Reserve Regulations) and Clause 17.17 (Sanctions, anti-terrorism, anti-money laundering and anti-corruption).

“Restricted Material Subsidiaries” means:

(a)	Baidu Netcom;

(b)	Baidu Online; and

(c)	any Group Member to or in favour of whom all or substantially all of the assets of any of Baidu Netcom or Baidu Online has been transferred or otherwise disposed of (whether in a single transaction or a series of transactions (whether related or not)),

(each a “Restricted Material Subsidiary”).

“Restricted Party” means a person:

(a)	that is listed on, or owned or controlled by a person listed on, or acting on behalf of a person listed on, any Sanctions List;

(b)	that is located in or incorporated under the laws of, or owned or (directly or indirectly) controlled by, or acting on behalf of, a person located in or organised under the laws of any Sanctioned Jurisdiction; or

(c)	that is otherwise a target of Sanctions (“target of Sanctions” signifying a person with whom a US person or other national of a Sanctions Authority would be prohibited or restricted by law from engaging in trade, business or other activities).

“Rollover Loan” means one or more Facility B Loans:

(a)	made or to be made on the same day that a maturing Facility B Loan is due to be repaid;

(b)	the aggregate amount of which is equal to or less than the amount of that maturing Facility B Loan; and

(c)	made or to be made for the purpose of refinancing that maturing Facility B Loan and identified as a “Rollover Loan” or “Rollover Loans” in the Utilisation Request for such first-mentioned Facility B Loans.

“Sanctioned Jurisdiction” means, at any time, any country or territory that is the target of countrywide or territory-wide Sanctions (being, as at the date hereof, Cuba, Iran, North Korea, Sudan, Syria and the Crimea region in Ukraine).

“Sanctions” means any trade, economic or financial sanctions, embargoes, laws, regulations or restrictive measures administered, enacted or enforced by:

(a)	the European Union;

(b)	the United Kingdom;

(c)	the United Nations;

(d)	the US;

(e)	Hong Kong;

(f)	the PRC;

(g)	Singapore; and/or

(h)	the respective governmental institutions and agencies of any of the foregoing, including, without limitation, OFAC, the United Nations Security Council, the United States Department of State, the United States Department of the Treasury, Her Majesty’s Treasury (“HMT”) and the Hong Kong Monetary Authority (together the “Sanctions Authorities” and each a “Sanctions Authority”).

“Sanctions List” means the “Specially Designated Nationals and Blocked Persons” list maintained by OFAC and the Consolidated List of Financial Sanctions Targets and the Investment Ban List maintained by HMT, or any similar list maintained by, or any public announcement of Sanctions designation made by, any of the Sanctions Authorities.

“Screen Rate” means, in relation to any Loan or Unpaid Sum and any period relating thereto, the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the currency of such Loan or Unpaid Sum and such period, as displayed (before any correction, recalculation or republication by such administrator) on the appropriate page of the Thomson Reuters screen (being currently page LIBOR01 or LIBOR02) or, if such page is replaced or such service ceases to be available, such replacement page or service displaying such rate as the Agent may select after consultation with the Borrower and the Lenders.

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Selection Notice” means a notice in substantially the form set out in Part II of Schedule 3 (Requests).

“Specified Time” means the applicable time determined in accordance with Schedule 6 (Timetables).

“Standing Payment Instructions” means, in relation to any Lender, the standing payment instructions for that Lender set out in Schedule 7 (Standing Payment Instructions) or in the Transfer Certificate or the Assignment Agreement relating to any assignment or transfer or rights and/or obligations under this Agreement to such Lender, in each case as amended from time to time by written instruction to the Agent by a duly authorised officer of such Lender, provided that such written instructions are made by letter in original.

“Subsidiary” means in relation to any company, corporation or entity, a company, corporation or entity:

(a)	which is controlled, directly or indirectly, by the first mentioned company, corporation or entity;

(b)	more than half the issued equity share capital, registered capital or equity interest of which is beneficially owned, directly or indirectly by the first mentioned company, corporation or entity;

(c)	which is a Subsidiary of another Subsidiary of the first mentioned company, corporation or entity; or

(d)	the financial condition or results of operation of which are or are required under GAAP to be consolidated for the purposes of the consolidated financial statements of the first mentioned company, corporation or entity, and for this purpose, a company, corporation or entity shall be treated as being controlled by another if that other company, corporation or entity is able to direct its affairs and/or to control the majority of the composition of its board of directors or equivalent body.

“Super Majority Lenders” means a Lender or Lenders whose Commitments (for any or all Facilities) aggregate 80 per cent. or more of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated 80 per cent. or more of the Total Commitments immediately prior to the reduction of the Total Commitments to zero).

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Tax Deduction” has the meaning given to such term in paragraph (a) of Clause 12.1 (Definitions).

“Total Commitments” means the aggregate of the Facility A Commitments and the Facility B Commitments, being US$2,000,000,000 at the date of this Agreement.

“Total Facility A Commitments” means the aggregate of the Facility A Commitments, being US$1,000,000,000 at the date of this Agreement.

“Total Facility B Commitments” means the aggregate of the Facility B Commitments, being US$1,000,000,000 at the date of this Agreement.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Borrower.

“Transfer Date” means, in relation to an assignment by a Lender of any or all of its rights under this Agreement or a transfer by a Lender of any or all of its rights and obligations under this Agreement, the later of:

(a)	the proposed Transfer Date specified in the Assignment Agreement relating to such assignment or (as the case may be) the Transfer Certificate relating to such transfer; and

(b)	the date on which the Agent executes the Assignment Agreement relating to such assignment or (as the case may be) the Transfer Certificate relating to such transfer.

“Unpaid Sum” means any sum due and payable but unpaid by the Borrower under any or all of the Finance Documents.

“US”, “U.S.” and “United States” means the United States of America, its territories, possessions and other areas subject to the jurisdiction of the United States of America.

“US Bankruptcy Code” means Title 11 of the United States Code, 11 USC. 101 et seq., entitled “Bankruptcy”.

“U.S.A. Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

“US Tax Obligor” means the Borrower if:

(a)	it is resident for tax purposes in the US; or

(b)	its payments under the Finance Documents are from sources within the US for United States federal income tax purposes.

“Utilisation” means a utilisation of any Facility.

“Utilisation Date” means the date of a Utilisation, being the date on which the Loan (the subject of such Utilisation) is made or to be made.

“Utilisation Request” means a notice substantially in the form set out in Part I (Form of Utilisation Request) of Schedule 3 (Requests).

1.2	Construction

(a)	Unless a contrary indication appears, any reference in this Agreement to:

(i)	the Agent, any Arranger, any Administrative Party, any Finance Party, any Lender or any Party shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(ii)	a Finance Document or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended and/or restated from time to time;

(iii)	a document in “agreed form” is a document which is in the form agreed in writing by or on behalf of the Borrower and the Agent;

(iv)	“asset” includes present and future properties, revenues and rights of every description;

(v)	“disposal” includes any sale, lease, transfer, conveyance, assignment and other disposal of any asset or any interest therein (including, without limitation, any other transaction or arrangement pursuant to which the economic benefit of or beneficial interest in such asset is lost or diluted) and “dispose” shall be construed accordingly;

(vi)	“guarantee” includes any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness (and “guarantor” shall be construed accordingly);

(vii)	“including” shall be construed as “including without limitation” (and cognate expressions shall be construed similarly);

(viii)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(ix)	a Finance Party’s “participation” in any Loan or Unpaid Sum includes an amount (in the currency of such Loan or Unpaid Sum) representing the fraction or portion (attributable to such Finance Party by virtue of the provisions of this Agreement) of the total amount of such Loan or Unpaid Sum and such Finance Party’s rights under this Agreement and/or any other Finance Document in respect thereof;

(x)	a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);

(xi)	a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(xii)	any gender shall be construed to include a reference to each other gender;

(xiii)	a provision of law is a reference to that provision as amended or re- enacted; and

(xiv)	a time of day is a reference to Hong Kong time.

(b)	Section, Clause and Schedule headings are for ease of reference only.

(c)	Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)	A Default (other than an Event of Default) is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been waived.

(e)	The “equivalent” of an amount in a given currency (the “specified currency”) is a reference to the amount of any other currency which, when converted into the specified currency utilising the Agent’s spot rate of exchange (or, if no such spot rate of exchange is quoted by the Agent, such other prevailing market rate of exchange selected by the Agent) for the purchase of the specified currency with that other currency at or about 11:00 a.m. (Hong Kong time) on the applicable date of determination, is equal to the applicable amount in the specified currency.

1.3	Currency symbols and definitions

“$”, “US$”, “US dollar”, “US dollars”, “dollar” and “dollars” denote lawful currency of the United States of America.

1.4	Third party rights

(a)	A person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or to enjoy the benefit of any term of this Agreement, except as otherwise provided in paragraph (b) of Clause 24.9 (Exclusion of liability) and Clause 24.18 (Liability).

(b)	Notwithstanding any provision of this Agreement (including paragraph (a) above), the Parties do not require the consent of any person who is not a Party to rescind, amend, vary or waive any provision of this Agreement at any time.

SECTION 2

THE FACILITIES

2.	THE FACILITIES

2.1	The Facilities

Subject to the terms of this Agreement, the Lenders agree to make available to the Borrower:

(a)	a US dollar term loan facility in an aggregate amount of up to the Total Facility A Commitments; and

(b)	a US dollar revolving credit facility in an aggregate amount of up to the Total Facility B Commitments.

2.2	Finance Parties’ rights and obligations

(a)	The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under any or all of the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under any or all of the Finance Documents.

(b)	The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under any or all of the Finance Documents to a Finance Party from the Borrower shall be a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by the Borrower which relates to a Finance Party’s participation in a Facility or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by the Borrower.

(c)	A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents. Each Finance Party shall be entitled to separately enforce its rights under the Finance Documents against the Borrower to recover any amount that is due and payable to it under any Finance Document (or to recover its share of any amount that is due and payable under any Finance Document) without the consent of any other Party; and nothing shall prejudice the rights of a Finance Party from separately enforcing its rights in relation to any debt arising under any Finance Document owing to it (or its share of any debt arising under a Finance Document), which debt is due and payable.

3.	PURPOSE

3.1	Purpose

The Borrower shall ensure that all amounts borrowed by it under the Facilities are applied towards:

(a)	financing the general corporate purposes of the Group; and/or

(b)	payment of fees, costs and expenses incurred by the Borrower in connection with the Finance Documents.

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.	CONDITIONS OF UTILISATION

4.1	Initial conditions precedent

(a)	The Borrower may not deliver a Utilisation Request unless the Agent has received all of the documents and other evidence listed in Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Agent. The Agent shall notify the Borrower and the Lenders promptly upon being so satisfied.

(b)	Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (a) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.2	Further conditions precedent

The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) in relation to any Loan if on the date of the Utilisation Request (relating to such Loan) and on the proposed Utilisation Date (for such Loan):

(a)	(in the case of a Rollover Loan) the Agent has not given notice pursuant to Clause 21.13 (Acceleration) to the Borrower to declare that no Rollover Loan shall be made or (in the case of any Loan other than a Rollover Loan) no Default is continuing or would result from such proposed Loan; and

(b)	(in the case of any Loan other than a Rollover Loan) the representations and/or warranties to be repeated by the Borrower under any or all of the Finance Documents upon the date of any Utilisation Request or any Utilisation Date are true in all material respects (whether before or after giving effect to such proposed Loan).

4.3	Maximum number of Loans

(a)	The Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation, 10 or more Facility A Loans would be outstanding.

(b)	The Borrower may not request that any Loan be divided.

SECTION 3

UTILISATION

5.	UTILISATION

5.1	Delivery of a Utilisation Request

The Borrower may utilise a Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2	Completion of a Utilisation Request

(a)	Each Utilisation Request for a Loan under any Facility is irrevocable and will not be regarded as having been duly completed unless:

(i)	it identifies the Facility to be utilised;

(ii)	the proposed Utilisation Date is a Business Day within the Availability Period for such Facility;

(iii)	the currency and amount of such Loan (the subject of such Utilisation Request) comply with Clause 5.3 (Currency and amount); and

(iv)	the proposed first Interest Period complies with Clause 9 (Interest Periods).

(b)	Only one Loan in respect of each Facility may be requested in each Utilisation Request.

5.3	Currency and amount

(a)	The currency specified in a Utilisation Request must be US dollars.

(b)	The amount of the proposed Loan under any Facility specified in a Utilisation Request must be an amount which does not exceed the Available Facility for such Facility and which is (i) a minimum of US$50,000,000 and an integral multiple of US$10,000,000, or (ii) if less, the Available Facility for such Facility.

5.4	Lenders’ participation

(a)	If the conditions set out in this Agreement have been met and subject to Clause 7.1 (Illegality) and paragraph (b) of Clause 6.2 (Repayment of Facility B Loans), each Lender shall make its participation in each Loan available by the Utilisation Date for such Loan through its Facility Office.

(b)	The amount of each Lender’s participation in each Loan under any Facility will be equal to a proportion of such Loan, such proportion being equal to the proportion borne by such Lender’s Available Commitment for such Facility to the Available Facility for such Facility immediately prior to making such Loan.

(c)	The Agent shall notify each Lender of the amount of each Loan and the amount of its participation in that Loan (and, in the case of a Facility B Loan and if different, the amount of its participation in that Loan to be made available to the Agent under Clause 26.1 (Payments to the Agent) in accordance with paragraph (b) of Clause 6.2 (Repayment of Facility B Loans)), in each case by the Specified Time.

5.5	Cancellation of Available Facility

On the expiry of the Availability Period in respect of any Facility (in the principal financial centre of the country of the currency in which such Facility is denominated):

(a)	the Available Commitment (if any) of each Lender in respect of such Facility shall be immediately and automatically reduced to zero; and

(b)	the Commitment of each Lender in respect of such Facility shall be immediately and automatically reduced by the amount (if any) of the Available Commitment of such Lender in respect of such Facility immediately before the reduction to zero of its Available Commitment in respect of such Facility in accordance with paragraph (a) above.

SECTION 4

REPAYMENT, PREPAYMENT AND CANCELLATION

6.	REPAYMENT

6.1	Repayment of Facility A Loans

(a)	The Borrower shall repay each Facility A Loan in full on the Final Maturity Date.

(b)	The Borrower may not re-borrow any part of Facility A which is repaid.

6.2	Repayment of Facility B Loans

(a)	Subject to paragraph (c), the Borrower shall repay each Facility B Loan in full on the last day of its Interest Period.

(b)	Without prejudice to the Borrower’s obligation under paragraph (a) above, if: (i)

one or more Facility B Loans are to be made available to the Borrower in accordance with the provisions of this Agreement (“New Facility B Loans”):

(A)	on the same day that a maturing Facility B Loan is due to be repaid; and

(B)	in whole or in part for the purpose of refinancing such maturing Facility B Loan (as specified in the Utilisation Request(s) for such New Facility B Loans); and

(ii)	each Lender’s aggregate participation in such New Facility B Loans (expressed as a percentage of the aggregate amount of such New Facility B Loans) is equal to such Lender’s participation in such maturing Facility B Loan (expressed as a percentage of the aggregate amount of such Facility B Loan), the aggregate amount of such New Facility B Loans shall, unless the Borrower notifies the Agent to the contrary in the Utilisation Request(s) for such New Facility B Loans, be treated as if applied in or towards repayment of such maturing Facility B Loan so that:

(A)	if the amount of such maturing Facility B Loan exceeds the aggregate amount of the New Facility B Loans:

(1)	the Borrower will only be required to make a payment under Clause 26.1 (Payments to the Agent) in an amount equal to that excess; and

(2)	each Lender’s participation in such New Facility B Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender’s participation in such maturing Facility B Loan and that Lender will not be required to make a payment under Clause 26.1 (Payments to the Agent) in respect of its participation in such New Facility B Loans; and

(B)	if the amount of such maturing Facility B Loan is equal to or less than the aggregate amount of such New Facility B Loans:

(1)	the Borrower will not be required to make a payment under Clause 26.1 (Payments to the Agent); and

(2)	each Lender will be required to make a payment under 26.1 (Payments to the Agent) in respect of its participation in such New Facility B Loans only to the extent that its participation in such New Facility B Loans exceeds that Lender’s participation in such maturing Facility B Loan and the remainder of that Lender’s participation in such New Facility B Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender’s participation in such maturing Facility B Loan.

(c)	All of the Facility B Loans must be repaid in full on the Final Maturity Date.

7.	PREPAYMENT AND CANCELLATION

7.1	Illegality

If, at any time, it is or will become unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan or any part thereof:

(a)	that Lender shall promptly notify the Agent upon becoming aware of that event and the Agent shall promptly notify the Borrower upon the receipt of such notification from that Lender;

(b)	upon the Agent notifying the Borrower, the Available Commitment of that Lender for each Facility will be immediately cancelled and reduced to zero and the Lenders’ Commitment for each Facility shall be reduced by the amount of the Available Commitment for such Facility so cancelled (and that Lender shall not be obliged to participate in the making of any Loan under any Facility); and

(c)	to the extent that that Lender’s participation in each Loan has not been transferred to another person pursuant to Clause 7.5 (Right of repayment and cancellation in relation to a single Lender), the Borrower shall repay that Lender’s participation in each Loan on the last day of the Interest Period for such Loan occurring after the Agent has notified the Borrower or, if earlier, the date specified by that Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law).

7.2	Voluntary cancellation

(a)	The Borrower may, if it gives the Agent not less than 10 Business Days’ (or such shorter period as the Majority Facility A Lenders may agree) prior notice, reduce the Facility A Available Facility to zero or by such amount (being a minimum amount of US$50,000,000 and an integral multiple of US$10,000,000) as the Borrower may specify in such notice.

(b)	The Borrower may, if it gives the Agent not less than 10 Business Days’ (or such shorter period as the Majority Facility B Lenders may agree) prior notice, reduce the Facility B Available Facility to zero or by such amount (being a minimum amount of US$50,000,000 and an integral multiple of US$10,000,000) as the Borrower may specify in such notice.

(c)	Any such reduction of the Available Facility for any Facility under this Clause 7.2 shall reduce the Commitments of the Lenders for such Facility rateably.

7.3	Voluntary prepayment of Facility A Loans

(a)	The Borrower may, if it gives the Agent not less than 10 Business Days’ (or such shorter period as the Majority Facility A Lenders may agree) prior notice in writing, prepay the whole or any part of any Facility A Loan, provided that, in the case of any prepayment of any Facility A Loan in part, the amount of such prepayment reduces the amount of such Facility A Loan by an amount that is (i) not less than US$50,000,000 and (ii) if in excess of US$50,000,000, an integral multiple of US$10,000,000.

(b)	A Facility A Loan may only be prepaid under this Clause 7.3 after the last day of the Availability Period in respect of Facility A (or, if earlier, the day on which the Facility A Available Facility is zero).

7.4	Voluntary prepayment of Facility B Loans

The Borrower may, if it gives the Agent not less than 10 Business Days’ (or such shorter period as the Majority Facility B Lenders may agree) prior notice in writing, prepay the whole or any part of any Facility B Loan, provided that, in the case of any prepayment of any Facility B Loan in part, the amount of such prepayment reduces the amount of such Facility B Loan by an amount that is (i) not less than US$50,000,000 and (ii) if in excess of US$50,000,000, an integral multiple of US$10,000,000.

7.5	Right of repayment and cancellation in relation to a single Lender

(a)	If:

(i)	any sum payable to any Lender by the Borrower is required to be increased under Clause 12.2 (Tax gross-up); or

(ii)	any Lender claims indemnification from the Borrower under Clause 12.3 (Tax indemnity) or Clause 13 (Increased Costs),

the Borrower may, whilst the circumstance giving rise to such requirement or indemnification continues, give the Agent and that Lender notice of its intention to procure the repayment of that Lender’s participation in the Loans and the cancellation of the Commitment of that Lender for each Facility (a “Cancellation Notice”).

(b)	On receipt of a Cancellation Notice referred to in paragraph (a) above in respect of any Lender, the Available Commitment of that Lender for each Facility shall immediately be cancelled and reduced to zero (and the Lenders’ Commitment for each Facility shall be reduced by the amount of the Available Commitment for such Facility so cancelled).

(c)	On the last day of each Interest Period relating to any Loan which ends after the Borrower has given a Cancellation Notice under paragraph (a) above in respect of any Lender (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall repay that Lender’s participation in that Loan.

(d)	If:

(i)	any sum payable to any Lender by the Borrower is required to be increased under Clause 12.2 (Tax gross-up);

(ii)	any Lender claims indemnification from the Borrower under Clause 12.3 (Tax indemnity) or Clause 13 (Increased Costs);

(iii)	the Borrower becomes obliged to repay any Loan in accordance with Clause 7.1 (Illegality); or

(iv)	any Lender becomes a Non-Consenting Lender (as defined in paragraph (e) below),

the Borrower may, on not less than 10 Business Days’ prior written notice to the Agent and that Lender of its intention to replace that Lender (a “Replacement Notice”), replace that Lender (a “Replaced Lender”) by requiring such Replaced Lender to (and, to the extent permitted by law, such Replaced Lender shall) transfer pursuant to Clause 22 (Changes to the Parties) all (and not part only) of its rights and obligations under this Agreement to a Lender or any other bank, financial institution selected by the Borrower (a “Replacement Lender”) which confirms (x) its willingness to assume and does assume all the obligations of such Replaced Lender in accordance with Clause 22 (Changes to the Parties) for a purchase price in cash payable, free and clear from any and all withholdings and deductions, at the time of such transfer equal to the sum of (and in the currency of) (A) the aggregate outstanding principal amount of such Replaced Lender’s participation in each of the outstanding Loans, (B) all accrued interest (whether or not due) thereon, (C) any Break Costs that would have been payable to such Replaced Lender had such Replaced Lender received payment of its participation in each of the Loans and accrued interest thereon and other sums payable under the Finance Documents from the Borrower on the date of such transfer and (D) all other amounts owing or payable to such Replaced Lender under the Finance Documents, and (y) (in the case where such Replaced Lender is a Non-Consenting Lender) its consent to the waiver or amendment (that is the subject of the applicable Non-Consenting Event which constitutes such Replaced Lender as a Non-Consenting Lender).

(e)	The replacement of a Replaced Lender and the transfer of rights and obligations of such Replaced Lender to the applicable Replacement Lender pursuant to paragraph (d) above shall be subject to the following conditions:

(i)	without prejudice to paragraph (h) of Clause 24.11 (Resignation of the Agent), the Borrower shall have no right to replace the Agent;

(ii)	none of the Finance Parties (including without limitation such Replaced Lender) shall have any obligation to find a Replacement Lender;

(iii)	in no event shall such Replaced Lender be required to pay, account for or surrender to such Replacement Lender for any amount (including without limitation any fees) received or recovered by such Replaced Lender pursuant to the Finance Documents prior to or in respect of any time prior to such transfer;

(iv)	such Replaced Lender shall not be obliged to make such transfer or execute any Transfer Certificate in respect of such transfer unless it is satisfied (acting reasonably) that it has completed all “know your customer” and other similar procedures that it is required to conduct in relation to such transfer to such Replacement Lender (and the Replaced Lender shall perform such procedures as soon as reasonably practicable following delivery of a Replacement Notice to it in respect of such transfer and shall notify the Agent and the Borrower when it is satisfied that it has completed such procedures);

(v)	such Replaced Lender shall be paid the purchase price in respect of such transfer as set out in paragraph (d) by no later than the time of such transfer, and any and all costs and expenses incurred or to be incurred in connection with such transfer by such Replaced Lender shall be paid by the Borrower to such Replaced Lender no later than the time of such transfer;

(vi)	such Replacement Lender is not a Group Member or any Affiliate of a Group Member except with the prior written consent of the Agent (acting on the instructions of the Majority Lenders) provided that in no event shall such Replacement Lender be the Borrower;

(vii)	such Replaced Lender shall not be required to make any such transfer to the extent that such transfer is, or would be reasonably likely to result, in breach of or non-compliance with any applicable law or regulation, or any rules or regulations of any applicable securities exchange;

(viii)	in the event of a replacement of a Non-Consenting Lender such replacement must take place no later than 30 days after the date on which the Non-Consenting Event constituting such Replaced Lender a Non-Consenting Lender first arose; and

(ix)	in the case of paragraph (d)(i), (d)(ii) or (d)(iii), such Replaced Lender shall only be obliged to make such transfer if at the time of such transfer the circumstance giving rise to such requirement for increased payments to such Replaced Lender under Clause 12.2 (Tax gross-up) or such indemnification in favour of such Replaced Lender under Clause 12.3 (Tax indemnity) or Clause 13 (Increased Costs) or the Borrower’s obligation to repay any Loan in accordance with Clause 7.1 (Illegality) (as the case may be) is continuing.

(f)	In the event that:

(i)	the Borrower or the Agent (at the request of the Borrower) has requested the Lenders to consent to a waiver or amendment of any provisions of the Finance Documents;

(ii)	the waiver or amendment in question requires the consent of all the Lenders; and

(iii)	the Super Majority Lenders have consented to such waiver or amendment,

then any Lender who does not and continues not to consent to such waiver or amendment shall be deemed a “Non-Consenting Lender” and such event shall be a “Non-Consenting Event”.

7.6	Restrictions

(a)	Any notice of cancellation or prepayment given by any Party under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)	Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c)	The Borrower may not re-borrow any part of Facility A which is prepaid.

(d)	Unless a contrary indication appears in this Agreement, any part of Facility B which is prepaid or repaid may be re-borrowed during the Facility B Availability Period in accordance with the terms of this Agreement.

(e)	The Borrower shall not repay or prepay all or any part of the Loans or cancel or reduce all or any part of the Commitments or Available Commitments of the Lenders for any Facility except at the times and in the manner expressly provided for in this Agreement.

(f)	If any Commitment of any Lender in respect of any Facility is cancelled or reduced under this Agreement, such Commitment so cancelled or reduced may not be subsequently reinstated.

(g)	If the Agent receives a notice under this Clause 7 it shall promptly forward a copy of that notice to either the Borrower or the affected Lender, as appropriate.

(h)	If all or part of any Lender’s participation in a Loan under any Facility is repaid or prepaid and is not available for redrawing (other than by reason of the operation of Clause 4.2 (Further conditions precedent)), an amount of that Lender’s Commitment in respect of that Facility (equal to the amount of such Lender’s participation in such Loan which is so repaid or prepaid) will be deemed to be cancelled on the date of such repayment or prepayment.

SECTION 5

COSTS OF UTILISATION

8.	INTEREST

8.1	Calculation of interest

The rate of interest on each Loan at any time during an Interest Period relating thereto is the percentage rate per annum which is the aggregate of the applicable:

(a)	Margin for such Loan;

(b)	LIBOR for such Loan and such Interest Period.

8.2	Payment of interest

On the last day of each Interest Period relating to a Loan the Borrower shall pay accrued interest on such Loan.

8.3	Default interest

(a)	If the Borrower fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on such overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is one (1) per cent. per annum higher than the rate which would have been payable if such overdue amount had, during the period of non-payment, constituted a Loan in the currency of such overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 8.3 on any overdue amount owing by the Borrower shall be immediately payable by the Borrower on demand by the Agent.

(b)	If any Unpaid Sum consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)	the first Interest Period for that Unpaid Sum shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)	the rate of interest applying to that Unpaid Sum during that first Interest Period shall be one (1) per cent. per annum higher than the rate which would have applied if that Unpaid Sum had not become due.

(c)	Default interest (if unpaid) arising on any Unpaid Sum will be compounded with that Unpaid Sum at the end of each Interest Period applicable to that Unpaid Sum but will remain immediately due and payable.

8.4	Notification of rates of interest

The Agent shall promptly notify the Lenders and the Borrower of the determination of a rate of interest under this Agreement.

9.	INTEREST PERIODS

9.1	Selection of Interest Periods

(a)	Subject to the provisions of this Agreement:

(i)	the Borrower may select an Interest Period for any Loan in the Utilisation Request for such Loan or (if such Loan is a Facility A Loan which has already been borrowed) in a Selection Notice;

(ii)	each Selection Notice in respect of an Interest Period for any Facility A Loan is irrevocable and must be delivered to the Agent by the Borrower not later than three Business Days prior to the commencement of that Interest Period;

(iii)	if the Borrower fails to deliver a Selection Notice to the Agent in accordance with paragraph (a)(ii)) above in relation to any Interest Period for a Facility A Loan, such Interest Period will, subject to paragraph (b), be three Months; and

(iv)	the Borrower may (pursuant to paragraph (a)(i)) select an Interest Period for any Loan of one, two or three Month(s) or any other period agreed between the Borrower and the Agent (acting on the instructions of all the Lenders that have any participation in that Loan).

(b)	No Interest Period for any Loan shall extend beyond the Final Maturity Date.

(c)	Each Interest Period for a Facility A Loan shall start on the Utilisation Date for such Loan or (if such Facility A Loan has already been made) on the last day of the preceding Interest Period relating to such Loan.

(d)	A Facility B Loan has one Interest Period only and such Interest Period shall start on the Utilisation Date of that Facility B Loan.

9.2	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day.

9.3	Consolidation of Facility A Loans

If two or more Interest Periods relating to Facility A Loans end on the same date, then those Facility A Loans will be consolidated into, and treated as, a single Facility A Loan on the last day of such first-mentioned Interest Periods.

10.	CHANGES TO THE CALCULATION OF INTEREST

10.1	Absence of quotations

Subject to Clause 10.2 (Market disruption), if LIBOR for any sum and any Interest Period relating thereto is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by noon (London time) on the Quotation Day for such Interest Period, the applicable LIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

10.2	Market disruption

(a)	Subject to any alternative basis agreed and consented to as contemplated by paragraphs (a) and (b) of Clause 10.3 (Alternative basis of interest or funding), if a Market Disruption Event occurs in relation to a Loan for any Interest Period relating thereto, then the rate of interest on each Lender’s participation in that Loan at any time during that Interest Period shall be the rate per annum which is the sum of:

(i)	the applicable Margin as at such time;

(ii)	(subject to paragraph (b)) the percentage rate per annum notified to the Agent by that Lender, as soon as practicable and in any event no later than five Business Days before interest is due to be paid in respect of that Interest Period (or such later date as may be acceptable to the Agent), as the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select (provided that if such percentage rate per annum is below zero, then such percentage rate per annum shall be deemed to be zero).

(b)	In relation to a Market Disruption Event (in respect of any Loan and any Interest Period relating thereto) falling within paragraph (c)(ii), if the percentage rate per annum notified by a Lender pursuant to paragraph (a)(ii) above in respect of such Loan and such Interest Period is less than LIBOR for such Loan and such Interest Period or if a Lender shall fail to notify the Agent of any such percentage rate per annum pursuant to paragraph (a)(ii) above in respect of such Loan and such Interest Period, then the cost of that Lender of funding its participation in such Loan for such Interest Period shall be deemed, for the purposes of paragraph (a)(ii) above, to be equal to LIBOR for such Loan and such Interest Period, and such Lender shall be deemed to have notified the Agent of such cost of funding pursuant to paragraph (a)(ii) above.

(c)	In this Agreement “Market Disruption Event” means in relation to any Loan and any Interest Period relating thereto:

(i)	at or about noon (London time) on the Quotation Day for such Loan and such Interest Period, LIBOR for such Loan and such Interest Period is to be determined by reference to the Reference Banks and none or only one of the Reference Banks supplies a rate to the Agent to determine LIBOR for such Loan and such Interest Period; or

(ii)	as at 5:00 p.m. (Hong Kong time) on the Business Day immediately following the Quotation Day for such Loan and such Interest Period, the Agent has received notifications from a Lender or Lenders (whose aggregate participations in such Loan exceed 35 per cent. of such Loan) that the cost to it or them of funding its/their participation(s) in such Loan from whatever source(s) it/they may reasonably select would be in excess of LIBOR for such Loan and such Interest Period.

(d)	If a Market Disruption Event occurs in relation to any Loan and any Interest Period relating thereto, the Agent shall promptly notify the Lenders and the Borrower thereof upon becoming aware of the same.

10.3	Alternative basis of interest or funding

(a)	If a Market Disruption Event occurs and the Agent or the Borrower so requires, the Agent and the Borrower shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest under this Agreement.

(b)	Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.

(c)	For the avoidance of doubt, in the event that no substitute basis is agreed at the end of such 30-day period, the rate of interest shall continue to be determined in accordance with the terms of this Agreement (including without limitation Clause 10.2 (Market disruption)).

10.4	Break Costs

(a)	The Borrower shall, within ten Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or any Unpaid Sum being paid by or recovered from the Borrower on a day other than the last day of an Interest Period for that Loan or that Unpaid Sum.

(b)	Each Finance Party shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs in relation to any Loan or any Unpaid Sum and any Interest Period relating thereto.

11.	FEES

11.1	Commitment fee

(a)	The Borrower shall, in respect of Facility B, pay to the Agent (for the account of each Lender) a commitment fee in US dollars computed and accruing on a daily basis at the rate of 0.2 per cent. per annum on that Lender’s Facility B Available Commitment on each day of the Facility B Availability Period. For such purposes, such Lender’s commitment fee for Facility B in respect of any day during the Facility B Availability Period shall be calculated on such Lender’s Facility B Available Commitment as at the close of business on such day (or, if any such day is not a Business Day, the immediately preceding Business Day).

(b)	The accrued commitment fee under paragraph (a) is payable in arrears:

(i)	on the last day of each successive period of three Months which ends during the Facility B Availability Period;

(ii)	on the last day of the Facility B Availability Period; and

(iii)	if a Lender’s Facility B Commitment is reduced to zero before the last day of the Facility B Availability Period, on the day on which such reduction to zero becomes effective.

11.2	Arrangement fee

The Borrower shall pay to the Agent (for the account of Citigroup Global Markets Asia Limited, Deutsche Bank AG, Singapore Branch and The Hongkong and Shanghai Banking Corporation Limited) an arrangement fee in the amount and at the times agreed in a Fee Letter.

11.3	Agency fee

The Borrower shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

11.4	Deduction of fees

Payment of the fees in Clause 11.2 (Arrangement fee) and/or Clause 11.3 (Agency fee) may, at the election of the Agent, be made out of the proceeds of the first Loan and the Agent is hereby irrevocably authorised to deduct the amount of such fees and apply the same towards payment of such fees on behalf of the Borrower.

SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

12.	TAX GROSS UP AND INDEMNITIES

12.1	Definitions

(a)	In this Agreement:

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

“Tax Payment” means an increased payment made by the Borrower to a Finance Party under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity).

(b)	Unless a contrary indication appears, in this Clause 12 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

12.2	Tax gross-up

(a)	All payments to be made by the Borrower to any Finance Party under any of the Finance Documents shall be made free and clear of and without any Tax Deduction unless the Borrower is required to make a Tax Deduction, in which case the sum payable by the Borrower (in respect of which such Tax Deduction is required to be made) shall be increased to the extent necessary to ensure that such Finance Party receives a sum net of any deduction or withholding equal to the sum which it would have received had no such Tax Deduction been made or required to be made.

(b)	The Borrower shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable by the Borrower to that Lender. If the Agent receives such notification from a Lender it shall notify the Borrower.

(c)	If the Borrower is required to make a Tax Deduction, the Borrower shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(d)	Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Borrower shall deliver to the Agent for the Finance Party entitled to the payment (to which such Tax Deduction relates) an original receipt (or a certified copy thereof) reasonably satisfactory to that Finance Party that such Tax Deduction has been made or (as applicable) any appropriate payment has been paid to the relevant taxing authority.

(e)	The Agent shall not have any duty or obligation to facilitate the making of any Tax Deduction by the Borrower.

12.3	Tax indemnity

(a)	Without prejudice to Clause 12.2 (Tax gross-up), if any Finance Party is required to make any payment of or on account of Tax on or in relation to any sum received or receivable under any of the Finance Documents (including any sum deemed for purposes of Tax to be received or receivable by such Finance Party whether or not actually received or receivable) or if any liability in respect of any such payment is asserted, imposed, levied or assessed against any Finance Party, the Borrower shall, within ten Business Days of demand of the Agent, promptly indemnify each Finance Party which suffers a loss or liability as a result against such payment or liability, together with any interest, penalties, costs and expenses payable or incurred in connection therewith, provided that this Clause 12.3 shall not apply to:

(i)	any Tax imposed on and calculated by reference to the net income actually received or receivable by such Finance Party (but, for the avoidance of doubt, not including any sum deemed for purposes of Tax to be received or receivable by such Finance Party but not actually receivable) by the jurisdiction in which such Finance Party is incorporated; or

(ii)	any Tax imposed on and calculated by reference to the net income of the Facility Office of such Finance Party actually received or receivable by such Finance Party (but, for the avoidance of doubt, not including any sum deemed for purposes of Tax to be received or receivable by such Finance Party but not actually receivable) by the jurisdiction in which its Facility Office is located.

(b)	A Finance Party (other than the Agent) intending to make a claim under paragraph (a) shall notify the Agent of the event giving rise to such claim, whereupon the Agent shall notify the Borrower thereof.

(c)	A Finance Party shall, on receiving a payment from the Borrower under this Clause 12.3, notify the Agent.

12.4	Tax Credit

If the Borrower makes a Tax Payment in respect of a Finance Party and that Finance Party determines that:

(a)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(b)	that Finance Party has obtained and utilised that Tax Credit,

that Finance Party shall pay an amount to the Borrower which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Borrower.

12.5	Stamp taxes

The Borrower shall:

(a)	pay all stamp duty, registration and other similar Taxes payable in respect of any Finance Document; and

(b)	within ten Business Days of demand, indemnify each Finance Party against any cost, loss or liability which that Finance Party incurs in relation to any or all stamp duty, registration and/or other similar Taxes paid or payable in respect of any Finance Document.

12.6	Indirect Tax

(a)	All amounts set out or expressed in any Finance Document to be payable by any Party to a Finance Party shall be deemed to be exclusive of any Indirect Tax. If any Indirect Tax is chargeable on any supply made by any Finance Party to any Party under or in connection with any Finance Document, that Party shall pay to such Finance Party (in addition to and at the same time as paying the consideration for such supply) an amount equal to the amount of such Indirect Tax.

(b)	Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify that Finance Party against all Indirect Tax incurred by that Finance Party in respect of such costs or expenses to the extent that such Finance Party reasonably determines that it is not entitled to credit or repayment in respect of such Indirect Tax.

12.7	FATCA Information

(a)	Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:

(i)	confirm to that requesting Party whether it is a FATCA Exempt Party or not a FATCA Exempt Party;

(ii)	supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(iii)	supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

(b)	If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)	Paragraph (a) above shall not oblige any Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)	If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (a)(ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides such requested confirmation, forms, documentation or other information.

(e)	If the Borrower is a US Tax Obligor or the Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Lender shall, within ten Business Days of:

(i)	where the Borrower is a US Tax Obligor and such Lender is an Original Lender, the date of this Agreement;

(ii)	where the Borrower is a US Tax Obligor on a Transfer Date and such Lender is a New Lender (in respect of any assignment or transfer by an Existing Lender to such New Lender), the Transfer Date in respect of such assignment or transfer; or

(iii)	where the Borrower is not a US Tax Obligor, the date of a request from the Agent,

supply to the Agent:

(A)	a withholding certificate on Form W-8, Form W-9 or any other relevant form; or

(B)	any withholding statement or other document, authorisation or waiver as the Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation.

(f)	The Agent shall provide any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) above to the Borrower.

(g)	If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Agent by a Lender pursuant to paragraph (e) above is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Agent unless it is unlawful for that Lender to do so (in which case that Lender shall promptly notify the Agent). The Agent shall provide any such updated withholding certificate, withholding statement, document, authorisation or waiver to the Borrower.

(h)	The Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) or (g) above without further verification. The Agent shall not be liable for any action taken by it under or in connection with paragraph (e), (f) or (g) above.

(i)	If a Lender fails to supply any withholding certificate, withholding statement, document, authorisation, waiver or information in accordance with paragraph (e) above, or any withholding certificate, withholding statement, document, authorisation, waiver or information provided by a Lender to the Agent is or becomes materially inaccurate or incomplete, then such Lender shall indemnify the Agent, within three Business Days of demand, against any cost, loss, Tax or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (including any related interest and penalties) in acting as Agent under the Finance Documents as a result of such failure.

(j)	If, in accordance with paragraph (f) above, the Agent provides the Borrower with sufficient information to determine its withholding obligations under FATCA, but the Borrower fails to withhold as required by FATCA, the Borrower shall indemnify the Agent, within three Business Days of demand, against any cost, loss, Tax or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (including any related interest and penalties) in acting as Agent under the Finance Documents as a result of such failure.

12.8	FATCA Deduction

(a)	Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of that payment for that FATCA Deduction.

(b)	Each Party shall promptly upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction) notify the Party to whom it is making the payment (to which such FATCA Deduction relates) and, in addition, shall notify the Borrower and the Agent and the Agent shall notify the other Finance Parties.

13.	INCREASED COSTS

13.1	Increased costs

(a)	Subject to Clause 13.3 (Exceptions), the Borrower shall, within ten Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation; or

(ii)	compliance with any law or regulation made, enacted, issued or put into effect after the date of this Agreement; or

(iii)	the implementation or application of, or compliance with, Basel III or CRD IV or any law or regulation that implements or applies Basel III or CRD IV.

The terms “law” and “regulation” in this paragraph (a) shall include, without limitation, any law or regulation concerning capital adequacy, prudential limits, liquidity, reserve assets or Tax.

(b)	In this Agreement:

(i)	“Basel III” means:

(A)	the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(B)	the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(C)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”;

(ii)	”CRD IV” means:

(A)	Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms; and

(B)	Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC;

(iii)	“Increased Costs” means:

(A)	a reduction in the rate of return from the Facility (or any part thereof) or on a Finance Party’s (or its Affiliate’s) overall capital;

(B)	an additional or increased cost; or

(C)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to the undertaking, funding or performance by that Finance Party of any of its obligations under any Finance Document or any participation of that Finance Party in any Loan or Unpaid Sum.

13.2	Increased cost claims

(a)	A Finance Party (other than the Agent) intending to make a claim pursuant to Clause 13.1 (Increased costs) shall notify the Agent of the event giving rise to such claim, following which the Agent shall promptly notify the Borrower.

(b)	Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs in respect of any claim made by such Finance Party under Clause 13.1 (Increased costs).

13.3	Exceptions

Clause 13.1 (Increased costs) does not apply to any Increased Cost to the extent such Increased Cost is:

(a)	attributable to a Tax Deduction that is required by law to be made by the Borrower and that is already compensated for by Clause 12.2 (Tax gross-up);

(b)	attributable to a FATCA Deduction required to be made by a Party;

(c)	compensated for by Clause 12.3 (Tax indemnity) (or would have been compensated for under Clause 12.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (a) of Clause 12.3 (Tax indemnity) applied); or

(d)	incurred by a Finance Party or an Affiliate of a Finance Party and is attributable to the wilful breach by such Finance Party or such Affiliate of any law or regulation.

14.	MITIGATION BY THE LENDERS

14.1	Mitigation

(a)	Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 12 (Tax Gross Up and Indemnities) or Clause 13 (Increased costs).

(b)	Paragraph (a) above does not in any way limit the obligations of the Borrower under the Finance Documents.

14.2	Limitation of liability

(a)	The Borrower shall indemnify each Finance Party, within ten Business Days of demand, for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 14.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 14.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

14.3	Conduct of business by the Finance Parties

No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any such claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

15.	OTHER INDEMNITIES

15.1	Currency indemnity

(a)	If any sum due from the Borrower under any or all of the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against the Borrower; or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

the Borrower shall as an independent obligation, within ten Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of such conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt or recovery of that Sum.

(b)	The Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

15.2	Other indemnities

The Borrower shall, within ten Business Days of demand, indemnify each of the Finance Parties against any cost, loss or liability incurred by that Finance Party as a result of:

(a)	the occurrence of any Event of Default;

(b)	the Information Memorandum or any other information produced or approved by the Borrower or any Group Member being or being alleged to be misleading and/or deceptive in any respect;

(c)	any enquiry, investigation, subpoena (or similar order) or legal or arbitral proceedings with respect to the Borrower or with respect to any transactions contemplated or financed under any Finance Document;

(d)	a failure by the Borrower to pay any amount due under a Finance Document on its due date and in the currency in which such amount is due, including without limitation, any cost, loss or liability arising as a result of Clause 25 (Sharing Among the Finance Parties);

(e)	funding, or making arrangements to fund, its participation in a Loan requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(f)	a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower.

15.3	Indemnity to the Agent

The Borrower shall promptly (and in any event within ten Business Days of demand) indemnify the Agent against:

(a)	any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

(i)	investigating any event which it reasonably believes is a Default;

(ii)	any Default by the Borrower in respect of the performance of any of its obligations under the Finance Documents to which it is a party;

(iii)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; and/or

(iv)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement; and/or

(b)	any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct (as determined in a final non-appealable judgment of a court of competent jurisdiction)) in acting as Agent under the Finance Documents.

16.	COSTS AND EXPENSES

16.1	Transaction expenses

The Borrower shall pay each Administrative Party, promptly (and in any event within fifteen (15) Business Days of demand by such Administrative Party or on a date as may be mutually agreed between the Borrower and such Administrative Party), the amount of all costs and expenses (including without limitation legal fees, subject to any arrangements agreed between the Borrower and the relevant legal counsel) reasonably incurred by any or all of the Administrative Parties in connection with the negotiation, preparation, printing, execution, delivery and syndication of:

(a)	this Agreement and/or any other documents referred to in this Agreement; and/or

(b)	any other Finance Documents executed after the date of this Agreement.

16.2	Amendment costs

If the Borrower requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 26.9 (Change of currency), the Borrower shall, within ten Business Days of demand, reimburse the Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent in responding to, evaluating, negotiating or complying with that request or requirement.

16.3	Enforcement costs

The Borrower shall, within ten Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under any Finance Document.

SECTION 7

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

17.	REPRESENTATIONS

The Borrower makes the representations and warranties set out in this Clause 17 to each Finance Party on the date of this Agreement.

17.1	Status

(a)	It is a corporation, duly incorporated, validly existing and in good standing under the laws of the Cayman Islands.

(b)	Each of it and the Material Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

(c)	It is acting as principal for its own account and not as agent or trustee in any capacity on behalf of any person in relation to the Finance Documents.

17.2	Binding obligations

The obligations expressed to be assumed by it in each Finance Document are, subject to any general principles of law limiting its obligations which are specifically referred to in any legal opinion delivered in accordance with Clause 4 (Conditions of Utilisation), legal, valid, binding and enforceable obligations.

17.3	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not:

(a)	conflict with any law or regulation applicable to it;

(b)	conflict with the constitutional documents of it or any of its Subsidiaries;

(c)	conflict with any agreement or instrument binding upon it or any of its Subsidiaries or any asset of it or any of its Subsidiaries; or

(d)	result in the existence of or oblige it or its Subsidiaries to create any Security over all or any of the assets of it or its Subsidiaries (other than any Security permitted by Clause 20.4 (Negative pledge)).

17.4	Power and authority

(a)	It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents and the transactions contemplated by the Finance Documents.

(b)	No limit on its powers will be exceeded as a result of the borrowing contemplated by the Finance Documents.

17.5	Validity and admissibility in evidence

All Authorisations required or desirable:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents;

(b)	to make the Finance Documents admissible in evidence in its jurisdiction of incorporation; and/or

(c)	for it and the Material Subsidiaries to carry on their respective business, and which are material,

have been obtained or effected and are in full force and effect.

17.6	Governing law and enforcement

Subject to any general principles of law limiting its obligations which are specifically referred to in any legal opinion delivered in accordance with Clause 4 (Conditions of Utilisation):

(a)	the choice of English law as the governing law of each Finance Document will be recognised and enforced in its jurisdiction of incorporation; and

(b)	any judgment obtained in England in relation to any Finance Document will be recognised and enforced in its jurisdiction of incorporation.

17.7	Deduction of Tax

It is not required under the law applicable where it is incorporated or resident or at its address specified in this Agreement to make any deduction for or on account of Tax from any payment it may make under any Finance Document.

17.8	No filing or stamp taxes

Under the law of its jurisdiction of incorporation it is not necessary that any of the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to any or all of the Finance Documents or the transactions contemplated by the Finance Documents except that Cayman Islands stamp duty will be payable on a Finance Document if that Finance Document is executed in, brought into, or produced to a court of, the Cayman Islands.

17.9	No default

(a)	No Event of Default is continuing or might reasonably be expected to result from the making of any Utilisation.

(b)	No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which any asset of it or any of its Subsidiaries is subject to an extent or in a manner which has or could reasonably be expected to have a Material Adverse Effect.

(c)	No Default is continuing.

17.10	No misleading information

(a)	Any factual information contained in or provided by or on behalf of the Borrower or any Group Member for the purposes of the Information Memorandum was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

(b)	Nothing has occurred or been omitted from the Information Memorandum and no information has been given or withheld that results in the information contained in the Information Memorandum being untrue or misleading in any material respect.

(c)	All written (including by way of electronic mail or other electronic means) information (other than the Information Memorandum) supplied by or on behalf of the Borrower or any Group Member in connection with the Finance Documents is true, complete and accurate in all material respects as at the date it was given or (if any) as at the date it is stated and is not misleading in any material respect.

17.11	Financial statements

(a)	Its financial statements most recently supplied to the Agent (which, as at the date of this Agreement, are its Original Financial Statements) were prepared in accordance with GAAP consistently applied save to the extent expressly disclosed in such financial statements.

(b)	Its financial statements most recently supplied to the Agent (which, as at the date of this Agreement, are its Original Financial Statements) give a true and fair view of (if audited) or fairly represent (if unaudited) the consolidated financial condition and operations of the Group as at the end of and during the applicable period to which such financial statements relate, save to the extent expressly disclosed in such financial statements.

(c)	There has been no material adverse change in the business or consolidated financial condition of the Group (taken as a whole) since 31 December 2015.

17.12	Pari passu ranking

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all of its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

17.13	No proceedings pending or threatened

No litigation, arbitration, investigation or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, could reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief) been started or threatened, or are pending, against it or any of its Subsidiaries.

17.14	Authorised Signatures

Any person specified as its authorised signatory under Schedule 2 (Conditions Precedent) or paragraph (d) of Clause 18.4 (Information: miscellaneous) (in each case, to the extent not replaced as notified by the Borrower pursuant to paragraph (d) of Clause 18.4 (Information: miscellaneous)) is authorised to sign Utilisation Requests and Selection Notices and other notices on its behalf.

17.15	Federal Reserve Regulations

(a)	The Borrower is not engaged or will not engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

(b)	None of the proceeds of the Loans or other extensions of credit under this Agreement will be used by any Group Member, directly or indirectly, for the purpose of buying or carrying any Margin Stock, for the purpose of reducing or retiring any Financial Indebtedness that was originally incurred to buy or carry any Margin Stock or for any other purpose which might cause all or any of the Loans or other extensions of credit under this Agreement to be considered a “purpose credit” within the meaning of Regulation U or Regulation X.

17.16	Investment Companies

None of (a) the Borrower or (b) any Subsidiary of the Borrower is or is required to be registered as an “investment company” under the 1940 Act.

17.17	Sanctions, anti-terrorism, anti-money laundering and anti-corruption

(a)	None of any Group Member or any director or officer of any Group Member or, to its knowledge, any agent or employee of, or any person acting on behalf of, any Group Member is a Restricted Party.

(b)	None of any Group Member or any director or officer of any Group Member or, to its knowledge, any employee of any Group Member is in violation of or, since the date that the representations and warranties under this Clause 17.17 were last made or deemed to be made, has violated, any applicable Sanctions.

(c)	None of any Group Member or any director or officer of any Group Member or, to its knowledge, any employee of, or any person acting on behalf of, any Group Member receives or, since the date that the representations and warranties under this Clause 17.17 were last made or deemed to be made, has received, funds or other property from a Restricted Party in violation of any applicable Sanctions or conducts or, since the date that the representations and warranties under this Clause 17.17 were last made or deemed to be made, has conducted, any activities or business dealings, directly or indirectly, with or for the benefit of a Restricted Party in violation of any applicable Sanctions.

(d)	None of any Group Member or any director or officer of any Group Member or, to its knowledge, any employee of, or any person acting on behalf of, any Group Member is engaging or, since the date that the representations and warranties under this Clause 17.17 were last made or deemed to be made, has engaged, directly or indirectly, in any transaction or conduct that could reasonably be expected to result in it becoming a Restricted Party, or which evades or avoids any applicable prohibitions or restrictions set forth in any applicable Sanctions.

(e)	None of any Group Member or any director or officer any Group Member or, to its knowledge, any agent, representative or employee of, or any person acting on behalf of, or any Affiliate of, any Group Member:

(i)	has violated or is in violation of any Anti-Bribery and Corruption Laws;

(ii)	has directly or indirectly paid, given or offered or promised to pay or give, or authorised the payment or giving of, directly or indirectly, any unlawful payment or improper transfer of value within the meaning of the FCPA or any other Anti-Bribery and Corruption Laws;

(iii)	has directly or indirectly used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political office or activity or made any direct or indirect unlawful payment or improper transfer of value to any public official or any company employee from corporate funds; or

(iv)	has been subject to any action, suit, proceeding, arbitration, litigation, regulatory or criminal investigation with regard to any actual or alleged unlawful payment, improper transfer of value or violation in any way of the FCPA or any other Anti-Bribery and Corruption Laws.

(f)	None of any Group Member or any director or officer of any Group Member or, to its knowledge, any employee of, or any person acting on behalf of, any Group Member:

(i)	is in violation of or, since the date that the representations and warranties under this Clause 17.17 were last made or deemed to be made, has violated, any Anti-Money Laundering Laws or Anti- Terrorism Laws; or

(ii)	or deals or engages in or, since the date that the representations and warranties under this Clause 17.17 were last made or deemed to be made, has dealt or engaged in, directly or indirectly, any transaction or activities relating to any property or interest in property blocked pursuant to any Sanctions in violation of any applicable Sanctions, and no action, suit, proceeding, arbitration, litigation, regulatory or criminal investigation involving any Group Member or any director or officer of any Group Member or, to its knowledge, any agent, employee of, or any person acting on behalf of, any Group Member, with respect to any Anti-Money Laundering Laws or Anti-Terrorism Laws is pending or, to the knowledge of any Group Member, threatened.

(g)	Each of the Group Members has instituted and maintained systems, controls and other arrangements designed to:

(i)	promote and ensure compliance by the Group with all applicable Sanctions, Anti-Bribery and Corruption Laws, Anti-Money Laundering Laws and Anti-Terrorism Laws; and

(ii)	detect incidences of bribery and corruption.

17.18	List of Material Subsidiaries

The list of Material Subsidiaries delivered to the Agent pursuant to Clause 4.1 (Initial conditions precedent) is true, complete and accurate.

17.19	Repetition

(a)	All of the representations and warranties set out in this Clause 17 are deemed to be made by the Borrower in favour of each Finance Party on the date of delivery of the first Utilisation Request under this Agreement and on the Initial Utilisation Date, in each case by reference to the facts and circumstances then existing.

(b)	The Repeating Representations are deemed to be made by the Borrower on:

(i)	the date of each Utilisation Request (other than the first Utilisation Request delivered under this Agreement);

(ii)	each Utilisation Date (other than the Initial Utilisation Date); and

(iii)	the first day of each Interest Period relating to any Loan, in each case by reference to the facts and circumstances then existing.

(c)	The representations and warranties set out in Clause 17.10 (No misleading information) are deemed to be made by the Borrower, to the extent that they relate to the Information Memorandum, on the date the Information Memorandum is approved by the Borrower.

18.	INFORMATION UNDERTAKINGS

The undertakings in this Clause 18 remain in force from the date of this Agreement for so long as any amount is outstanding under any of the Finance Documents or any Commitment in respect of any Facility (or any commitment represented thereby) is in force.

18.1	Financial statements

The Borrower shall supply or procure the supply to the Agent in sufficient copies for all the Lenders:

(a)	as soon as the same become available, but in any event within 150 days after the end of each of its Financial Years, the audited consolidated financial statements of the Borrower for that Financial Year audited by an independent firm of certified public accountants (which shall be one of the Auditors); and

(b)	as soon as the same become available, but in any event within 120 days after the end of each of its Financial Quarters, the unaudited consolidated financial statements of the Borrower for that Financial Quarter, provided that, in the case of any consolidated financial statements of the Borrower to be delivered pursuant to this Clause 18.1, such financial statements shall be deemed to be so delivered upon being posted onto any electronic website of (i) the U.S. Securities and Exchange Commission, (ii) NASDAQ and/or (iii) the Borrower.

18.2	Compliance Certificate

(a)	The Borrower shall supply to the Agent, with each set of financial statements in respect of any Financial Quarter ending 30 June or any Financial Year delivered under Clause 18.1 (Financial statements), a Compliance Certificate:

(i)	setting out (in reasonable detail) computations as to compliance with Clause 19 (Financial Covenants) as at the date as at which (and in respect of the Relevant Period ending on the date as at which) such financial statements were prepared;

(ii)	confirming that no Default has occurred and is continuing or, if a Default is continuing, specifying the nature of such Default and the steps being taken to remedy such Default; and

(iii)	setting out an up-to-date list of Material Subsidiaries.

(b)	Each Compliance Certificate delivered under paragraph (a) shall be signed by an authorised signatory of the Borrower.

18.3	Requirements as to financial statements

(a)	The Borrower shall ensure that each set of financial statements delivered (or deemed delivered) pursuant to Clause 18.1 (Financial statements) shall be certified by an authorised signatory of the Borrower as giving a true and fair view of (if audited) or fairly representing (if unaudited) the consolidated financial condition and operations of the Group as at the end of and during the applicable period to which such financial statements relate.

(b)	The Borrower shall procure that each set of financial statements delivered (or deemed delivered) pursuant to Clause 18.1 (Financial statements) is prepared using GAAP, accounting practices and financial reference periods consistent with those applied in the preparation of the audited Original Financial Statements unless, in relation to any set of financial statements, it notifies the Agent that there has been a change in GAAP, accounting practices or reference periods and the auditors of the Borrower (which shall be one of the Auditors) deliver to the Agent:

(i)	a description of any change necessary for those financial statements to reflect the GAAP, accounting practices and reference periods upon which the audited Original Financial Statements were prepared; and

(ii)	sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether Clause 19 (Financial Covenants) has been complied with, to determine which Group Members are Material Subsidiaries and to make an accurate comparison between the financial position indicated in those financial statements and the audited Original Financial Statements.

Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the audited Original Financial Statements were prepared.

18.4	Information: miscellaneous

The Borrower shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

(a)	all documents dispatched by the Borrower to its creditors (or any class of them) generally at the same time as they are dispatched (to the extent such documents relate to any event or circumstance in relation to any Group Member falling within any of Clause 21.5 (Cross default), Clause 21.6 (Insolvency), Clause 21.7 (Insolvency proceedings) or Clause 21.8 (Creditors’ process) (as if any reference in any of such Clauses to the Borrower or any Material Subsidiary included a reference to any Group Member) or any restructuring matter (howsoever described) which may have a material adverse effect on the ability of the Borrower to repay its indebtedness);

(b)	promptly upon becoming aware of them, the details of any litigation, investigation, arbitration or administrative proceedings which are current, threatened or pending against the Borrower or any Group Member and which might, if adversely determined, have a Material Adverse Effect;

(c)	promptly, such further information regarding the financial condition, business and operations of any Group Member or such further information in relation to the Borrower as any Finance Party (through the Agent) may reasonably request or such further information as may otherwise be required by appropriate laws and/or regulations;

(d)	promptly, notice of any change in authorised signatories of the Borrower signed by a director, company secretary or an authorised signatory (other than any authorised signatory which has been replaced or is to be replaced pursuant to a notice given by the Borrower under this paragraph (d)) of the Borrower accompanied by specimen signatures of any new authorised signatories of the Borrower; and

(e)	promptly, such information as the Agent may from time to time reasonably require for the performance of its obligations or the exercise of its rights under the Finance Documents.

18.5	Notification of default

(a)	The Borrower shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

(b)	Promptly upon a request by the Agent, the Borrower shall supply to the Agent a certificate signed by an authorised signatory on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying such Default and the steps, if any, being taken to remedy it).

18.6	Use of websites

(a)	The Borrower may satisfy its obligations under this Agreement to deliver any information in relation to those Lenders (the “Website Lenders”) who accept this method of communication by posting this information onto an electronic website designated by the Borrower and the Agent (the “Designated Website”) if:

(i)	the Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of such information by this method;

(ii)	both the Agent and the Borrower are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)	such information is in a format previously agreed between the Borrower and the Agent.

(b)	If any Lender (a “Paper Form Lender”) does not agree to the delivery of information electronically then the Agent shall notify the Borrower accordingly and the Borrower shall, at its own cost, supply information to the Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event the Borrower shall, at its own cost, supply the Agent with at least one copy in paper form any information required to be provided by it under this Agreement.

(c)	The Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Borrower and the Agent.

(d)	The Borrower shall promptly upon becoming aware of its occurrence notify the Agent if:

(i)	the Designated Website cannot be accessed due to technical failure;

(ii)	the password specifications for the Designated Website change;

(iii)	any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)	any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)	it becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

(e)	If the Borrower notifies the Agent under paragraph (d)(i) or (d)(v) above, all information to be provided by the Borrower under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent and each Website Lender is satisfied that the circumstances giving rise to such notification are no longer continuing.

(f)	Any Website Lender may request, through the Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Borrower shall at its own cost comply with any such request within ten Business Days.

18.7	“Know your customer” checks

(a)	The Borrower shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender (including for any Lender on behalf of any prospective new Lender)) in order for the Agent, such Lender or any prospective new Lender to conduct any “know your customer” or other similar procedures under applicable laws and regulations.

(b)	Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to conduct any “know your customer” or other similar procedures under applicable laws and regulations.

19.	FINANCIAL COVENANTS

The undertakings in this Clause 19 remain in force from the date of this Agreement for so long as any amount is outstanding under any of the Finance Documents or any Commitment in respect of any Facility (or any commitment represented thereby) is in force.

19.1 Financial	definitions

In this Agreement:

“Borrowings” means, at any time, the aggregate outstanding principal, capital or nominal amount (and any fixed or minimum premium payable on prepayment or redemption) of any indebtedness of Group Members for or in respect of Financial Indebtedness (except any Financial Indebtedness falling within (x) paragraph (i) of the definition of “Financial Indebtedness” and (y) paragraph (k) of the definition of “Financial Indebtedness” (to the extent relating to any Financial Indebtedness falling within paragraph (i) of the definition of “Financial Indebtedness”)).

“Consolidated EBIT” means, for any period, the consolidated operating profit of the Group (including the results from discontinued operations) before finance costs and tax for that period adjusted by:

(a)	taking no account of any Exceptional Item;

(b)	taking no account of any unrealised gains or losses on any derivative instrument or other financial instrument (other than any derivative instrument which is accounted for on a hedge accounting basis) which are reported through the consolidated income statement of the Group; and

(c)	taking no account of any expense referable to any equity-settled share-based compensation of employees.

“Consolidated EBITDA” means, for any period, Consolidated EBIT for that period after adding back (to the extent deducted) any amount attributable to any depreciation or amortisation and taking no account of any impairment charge or any reversal of any previous impairment charge made in such period.

“Consolidated Net Finance Charges” means, for any period, the aggregate amount of interest, commission, fees, discounts, prepayment fees, premiums or charges, and other finance payments in respect of Borrowings whether accrued, paid or payable and whether or not capitalised by Group Members (calculated on a consolidated basis) in respect of that period (and in each case excluding, for the avoidance of doubt, any such amount paid or payable by a Group Member to another Group Member):

(a)	excluding any non-recurring upfront or costs but including the effect of amortisation of such upfront or costs;

(b)	including the interest (but not the capital) element of leasing and hire purchase payments;

(c)	including any commission fees, discounts and other finance payments paid, payable or accrued by any Group Member to any counterparty (that is not a Group Member) under any interest rate hedging instrument during such period;

(d)	deducting any commission fees, discounts and other finance payments paid, payable or accrued by any counterparty (that is not a Group Member) to any Group Member under any interest rate hedging instrument during such period;

(e)	taking no account of any unrealised gains or losses on any derivative instrument (other than any such instrument that is accounted for on a hedge accounting basis); and

(f)	deducting any interest paid or payable to or accrued to the benefit of any Group Member (from any person that is not a Group Member) during such period on any cash deposits, cash equivalents or short term investments held by any Group Member, and so that no amount shall be included or excluded more than once.

“Consolidated Total Borrowings” means, in respect of the Group, at any time, the aggregate of the liabilities of Group Members (on a consolidated basis) for or in respect of Borrowings (excluding the Excluded Redeemable Preference Shares) calculated at the nominal, principal or other amount at which such liabilities would be carried in a consolidated balance sheet of the Group drawn up at that time (or, in the case of any guarantee or indemnity or similar assurance against financial loss referred to in paragraph (k) in the definition of “Financial Indebtedness”, the maximum liability under such guarantee or indemnity or similar assurance), in each case, for the avoidance of doubt, excluding any such liabilities owing by a Group Member to another Group Member.

“Exceptional Item” means any exceptional, one-off, non-recurring or extraordinary items.

“Interest Cover” means, in respect of any period, the ratio of Consolidated EBITDA to Consolidated Net Finance Charges for that period.

“Leverage” means, in respect of any period, the ratio of Consolidated Total Borrowings on the last day of that period to Consolidated EBITDA in respect of that period.

“Relevant Periods” means:

(a)	each period of twelve months ending on the last day of each Financial Year; and

(b)	each period of twelve months ending on the last day of the second Financial Quarter of each Financial Year,

(each a “Relevant Period”).

19.2	Financial condition

The Borrower shall ensure that:

(a)	Leverage

Leverage in respect of each Relevant Period shall not exceed 3.50:1.00.

(b)	Interest Cover

Interest Cover in respect of each Relevant Period shall not be less than 4.00:1.00.

19.3	Financial testing

The financial covenants set out in Clause 19.2 (Financial condition) shall be calculated in accordance with GAAP (as applied to the audited Original Financial Statements) and tested semi-annually in respect of each Relevant Period by reference to each of the financial statements delivered under Clause 18.1 (Financial statements) and/or the Compliance Certificate relating thereto delivered pursuant to Clause 18.2 (Compliance Certificate).

20.	GENERAL UNDERTAKINGS

The undertakings in this Clause 20 remain in force from the date of this Agreement for so long as any amount is outstanding under any of the Finance Documents or any Commitment in respect of any Facility (or any commitment represented thereby) is in force.

20.1	Authorisations

The Borrower shall promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)	supply certified copies to the Agent of,

any Authorisation required to enable it to perform its obligations under the Finance Documents and/or to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document.

20.2	Compliance with laws

The Borrower shall, and shall procure that each Group Member will, comply in all respects with all laws to which it may be subject, if failure so to comply would, or could reasonably be expected to, have a Material Adverse Effect.

20.3	Pari passu ranking

The Borrower shall ensure that its payment obligations under the Finance Documents rank and continue to rank at least pari passu with the claims of all of its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

20.4	Negative pledge

In this Clause 20.4, “Quasi-Security” means any arrangement or transaction described in paragraph (b) below.

(a)	Without prejudice to paragraph (d), the Borrower shall not, and the Borrower shall procure that no Material Subsidiary will, create or permit to subsist any Security over any of its assets.

(b)	Without prejudice to paragraph (d), the Borrower shall not, and the Borrower shall procure that no Material Subsidiary will:

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by the Borrower or any Material Subsidiary;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into or permit to subsist any title retention arrangement;

(iv)	enter into or permit to subsist any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(v)	enter into or permit to subsist any other preferential arrangement having a similar effect,

in circumstances where such arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of any asset.

(c)	Subject to paragraph (d), paragraphs (a) and (b) above do not apply to:

(i)	any netting or set-off or cash-pooling arrangement entered into by the Borrower or any Material Subsidiary in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of itself and/or of itself and of any other Group Member;

(ii)	any payment or close out netting or set-off arrangement pursuant to any hedging transaction entered into by the Borrower or any Material Subsidiary for the purpose of:

(A)	hedging any risk to which it is exposed in its ordinary course of trading; or

(B)	its interest rate or currency management operations which are carried out in the ordinary course of business and for non- speculative purposes only,

excluding, in each case, any Security or Quasi-Security under a credit support arrangement in relation to any hedging transaction;

(iii)	any Security or Quasi-Security over documents of title to goods and/or goods as part of letter of credit transactions (relating to the sale or purchase of such goods) entered into its ordinary course of trading;

(iv)	any lien arising by operation of law and in the ordinary course of trading, provided that any indebtedness which is secured thereby is paid when due or contested in good faith by appropriate proceedings and properly provisioned;

(v)	any Security or Quasi-Security over or affecting any asset acquired by the Borrower or any Material Subsidiary after the date of this Agreement if:

(A)	that Security or Quasi-Security was not created in contemplation of the acquisition of that asset by the Borrower or, as the case may be, such Material Subsidiary;

(B)	the principal amount secured by that Security or to which such Quasi-Security relates has not been increased in contemplation of, or since, the acquisition of that asset by the Borrower or, as the case may be, such Material Subsidiary; and

(C)	that Security or Quasi-Security is removed or discharged within 135 days of the date of acquisition of such asset by the Borrower or, as the case may be, such Material Subsidiary;

(vi)	any Security or Quasi-Security over or affecting any asset of any person which becomes a Group Member after the date of this Agreement, where that Security or Quasi-Security is created prior to the date on which that person becomes a Group Member, if:

(A)	that Security or Quasi-Security was not created in contemplation of the acquisition of any interest in that person by any Group Member;

(B)	the principal amount secured by that Security or to which that Quasi-Security relates has not increased in contemplation of or since the acquisition of any interest in that person by any Group Member; and

(C)	that Security or Quasi-Security is removed or discharged within 135 days of that person becoming a Group Member;

(vii)	any Security or Quasi-Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to the Borrower or any Material Subsidiary in the ordinary course of trading and on the supplier’s standard or usual terms and not arising as a result of any default or omission by any Group Member;

(viii)	any Security or Quasi-Security over accounts receivable generated by the Group’s financial services business only (excluding, for the avoidance of doubt, any accounts receivable generated by the Group’s core search services) to secure any notes or other indebtedness issued or incurred pursuant to any securitisation scheme or transaction;

(ix)	any Security or Quasi-Security granted with the prior written consent of the Agent (acting on the instructions of the Majority Lenders); or

(x)	any Security securing indebtedness the principal amount of which (when aggregated with the aggregate principal amount of any and all other indebtedness which has the benefit of Security given by any one or more Group Members other than any permitted under paragraphs (c)(i) to (ix) above) does not exceed US$100,000,000 (or its equivalent in another currency or currencies).

(d)	The Borrower shall procure that, save with the prior written consent of the Agent (acting on the instructions of the Majority Lenders), no Security or Quasi-Security shall be created by the Borrower or any other Group Member in respect of, or shall subsist over or affect, any Equity Interest in any Material Subsidiary (or any interest therein).

20.5	Disposals

(a)	The Borrower shall not, and the Borrower shall procure that no Material Subsidiary will, enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

(b)	Subject to paragraph (c), paragraph (a) above does not apply to any sale, lease, transfer or other disposal:

(i)	made in the ordinary course of trading of the disposing entity;

(ii)	of assets in exchange for other assets comparable or superior as to type, value and quality;

(iii)	of obsolete or redundant vehicles, plant and equipment for cash;

(iv)	made to another Group Member;

(v)	of any asset which is a financial asset that has been classified in the latest audited consolidated financial statements of the Borrower as being available for sale;

(vi)	of any asset where:

(A)	such asset is being disposed as part of the Group’s business strategy;

(B)	such disposal is for good and valuable consideration; and

(C)	no Default is continuing or would result from such disposal;

(vii)	of Equity Interests in Qiyi;

(viii)	with the prior written consent of the Agent (acting on the instructions of the Majority Lenders); or

(ix)	of any asset in any financial year of the Borrower, where the higher of the market value or consideration receivable in respect of such asset (when aggregated with the higher (in each case) of the market value or consideration receivable in respect of each other asset the subject of any other sale, lease, transfer or other disposal by any or all of the Borrower and the Material Subsidiaries during such financial year, other than any permitted under paragraphs (b)(i) to (b)(viii) above) does not exceed US$100,000,000 (or its equivalent in another currency or currencies).

(c)	The Borrower shall not, and the Borrower shall procure that no Group Member will, enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of:

(i)	any Equity Interest in any Restricted Material Subsidiary (or, in each case, any interest therein); or

(ii)	more than 10% of the aggregate shares of or equity interests in (or, in each case, any interest in more than 10% of the aggregate shares of or equity interests in) any Material Subsidiary (that is not Qiyi or a Restricted Material Subsidiary), in each case, save with the prior written consent of the Agent (acting on the instructions of the Majority Lenders) or pursuant to any sale, lease, transfer or other disposal made by a Group Member to another Group Member (which sale, lease, transfer or other disposal does not reduce or have the effect of reducing the Borrower’s ownership (whether direct or indirect) of the aggregate shares of or equity interests in any Restricted Material Subsidiary or any Material Subsidiary).

20.6	Merger

(a)	The Borrower shall not, and the Borrower shall procure that no Material Subsidiary will, enter into any amalgamation, demerger, merger or corporate reconstruction.

(b)	Paragraph (a) above does not apply to any amalgamation, merger or corporate reconstruction:

(i)	entered into by the Borrower, provided that:

(A)	the Borrower is the surviving entity of such amalgamation, merger or corporate reconstruction;

(B)	all of the obligations expressed to be assumed by the Borrower under the Finance Documents shall be and continue to be legal, valid, binding and enforceable as against the Borrower (as the surviving entity of such amalgamation, merger or corporate reconstruction); and

(C)	the Borrower shall have, at its own cost, procured the delivery to the Agent of a legal opinion (in form and substance reasonably satisfactory to the Agent (acting on the instructions of the Majority Lenders)) issued by legal counsel acceptable to the Agent confirming satisfaction of the requirements under paragraphs (A) and (B) above; or

(ii)	entered into by a Material Subsidiary (other than the Borrower) provided that such Material Subsidiary (or, in the case of any amalgamation, merger or corporate reconstruction entered into by such Material Subsidiary with another Material Subsidiary, either one of such Material Subsidiaries) is the surviving entity of such amalgamation, merger or corporate reconstruction; or

(iii)	entered into with the prior written consent of the Agent (acting on the instructions of the Majority Lenders, such instructions not to be unreasonably withheld or delayed),

provided further that, in each case under paragraphs (i) and (ii), (1) such amalgamation, merger or corporate reconstruction does not and could not be reasonably expected to have a Material Adverse Effect and (2) no Default is continuing or would occur as a result of such amalgamation, merger or corporate reconstruction.

20.7	Change of business

The Borrower shall procure that no change is made to the general nature or scope of the business of the Group (taken as a whole) from that carried on by the Group at the date of this Agreement, to the extent that such change would, or could reasonably be expected to, give rise to a material adverse effect on the business or financial condition of the Group (taken as a whole).

20.8	Acquisitions

(a)	The Borrower shall not, and the Borrower shall procure that no Material Subsidiary will, acquire any company, business, assets or undertaking or make any investment.

(b)	Paragraph (a) above does not apply to an acquisition or investment which is:

(i)	in respect of assets or businesses (or, in the case of any acquisition of any company or undertaking, the assets or businesses of such company or undertaking) in the same nature and of the same scope as, or complementary to, the Group’s business as conducted on the date of this Agreement; or

(ii)	consistent with the Group’s business strategy, provided that, in each case:

(A)	such acquisition or investment does not result in a breach of any Authorisation or of any other provision of this Agreement;

(B)	such acquisition or investment does not and could not reasonably be expected to have a Material Adverse Effect; and

(C)	no Default is continuing or would occur as a result of such acquisition or investment.

20.9	Maintenance of corporate existence and books and records

The Borrower shall, and shall procure that each Material Subsidiary will:

(a)	maintain its corporate existence and registration in the jurisdiction of its incorporation (other than, in the case of any Material Subsidiary that is not the Borrower, where such Material Subsidiary is not the surviving entity of any amalgamation, merger or corporate reconstruction to the extent permitted under Clause 20.6 (Merger)); and

(b)	keep and maintain proper books and records in accordance with GAAP in all material respects.

20.10	Federal Reserve Regulations

The Borrower shall not (and the Borrower shall ensure that no other Group Member will) use the Facilities (or any part thereof) in violation of any of Regulation T, Regulation U and Regulation X.

20.11	Compliance with US Regulations

The Borrower shall not (and the Borrower shall ensure that no other Group Member will) become required to be registered as an “investment company” under the 1940 Act.

20.12	ERISA

The Borrower shall not establish, become party to or incur any liability under any employee benefit plan under Title IV of the United States Employee Retirement Income Security Act of 1974.

20.13	Anti-corruption law

(a)	The Borrower shall not (and the Borrower shall ensure that no Group Member will) directly or indirectly use any of the proceeds of the Facilities (or any part thereof) for any purpose which would breach, or would cause any Group Member or any Finance Party to be in breach of, any Anti-Bribery and Corruption Laws.

(b)	The Borrower shall (and the Borrower shall ensure that each Group Member will) comply in all respects, and conduct its businesses in compliance, with all applicable Anti-Bribery and Corruption Laws.

(c)	The Borrower shall (and the Borrower shall ensure that each Group Member will) institute and maintain systems, controls and other arrangements designed to promote and ensure ongoing compliance by Group Members and by persons associated with any Group Member with all applicable Anti-Bribery and Corruption Laws.

20.14	Sanctions, Anti-Terrorism Laws and Anti-Money Laundering Laws

(a)	The Borrower shall (and the Borrower shall procure that each Group Member will) comply with, and conduct its business in compliance with, all applicable Sanctions, Anti-Money Laundering Laws and Anti-Terrorism Laws. Without prejudice to the foregoing, the Borrower shall not, and the Borrower shall procure that no Group Member will, knowingly engage in any transaction that violates or would violate, or would cause any Group Member or any Finance Party to be in violation of, any of the applicable prohibitions set forth in any Sanctions, Anti-Money Laundering Laws or Anti-Terrorism Laws.

(b)	The Borrower shall ensure that none of the funds or assets of any Group Member that are used to repay the Facilities (or any part thereof) shall constitute property of, or shall be beneficially owned directly or indirectly by, any Restricted Party.

(c)	The Borrower shall not, and the Borrower shall procure that no Group Member will, fund all or part of any payment under any Finance Document out of proceeds derived from transactions that violates or would violate, or would cause any Group Member or any Finance Party to be in violation of, any of the applicable prohibitions set forth in any Sanctions, Anti-Money Laundering Laws or Anti-Terrorism Laws.

(d)	The Borrower shall not (and the Borrower shall procure that no Group Member will):

(i)	directly or, to the Borrower’s best knowledge (after having made all reasonable investigations), indirectly use or allow to be used the proceeds of the Facilities (or any part thereof) or other transaction(s) contemplated by any Finance Document for any purpose which would violate, or cause any Group Member or any Finance Party to be in violation of, any applicable Sanctions, Anti-Money Laundering Laws or Anti-Terrorism Laws;

(ii)	directly or, to the Borrower’s best knowledge (after having made all reasonable investigations), indirectly lend, invest, contribute or otherwise make available the proceeds of the Facilities (or any part thereof) to, or for the benefit of, or for financing the activities of, any Restricted Party in any manner which would violate, or cause any Group Member or any Finance Party to be in violation of, any applicable Sanctions; or

(iii)	directly or, to the Borrower’s best knowledge (after having made all reasonable investigations), indirectly use or allow to be used the proceeds of the Facilities (or any part thereof):

(A)	in any other manner that would or might result in any Group Member or any Finance Party being in breach of any applicable Sanctions, Anti-Money Laundering Laws or Anti-Terrorism Laws or becoming a Restricted Party;

(B)	for business activities relating to any Sanctioned Jurisdiction, including any business activities involving persons or entities named on any Sanctions List in any manner which would violate, or cause any Group Member or any Finance Party to be in violation of, any applicable Sanctions.

(e)	The Borrower shall (and shall procure that each Group Member shall) continue to institute and maintain systems, controls and other arrangements designed to promote and ensure ongoing compliance by the Group with all applicable Sanctions, Anti-Money Laundering Laws and Anti-Terrorism Laws.

20.15	Taxation

The Borrower shall, and shall ensure that each Group Member will, pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(a)	such payment is being contested in good faith;

(b)	adequate reserves are being maintained for those Taxes and the costs required to contest them in accordance with GAAP; and

(c)	such payment can be lawfully withheld and failure to pay those Taxes does not have and could not reasonably be expected to have a Material Adverse Effect.

20.16	No delisting or suspension of the Borrower’s shares

The Borrower shall ensure that:

(a)	its shares are at all times listed (and will not at any time cease to be listed) on the NASDAQ Global Select Market; and

(b)	trading of shares in the Borrower on the NASDAQ Global Select Market will not be suspended for more than 20 consecutive Trading Days (or such longer period as may be agreed between the Borrower and the Agent (acting on the instructions of the Majority Lenders)), unless such suspension is solely caused by administrative or technical reasons in the system of the NASDAQ Global Select Market (and for such purposes, “Trading Day” means a day (other than a Saturday or Sunday) on which the NASDAQ Global Select Market is open for trading).

21.	EVENTS OF DEFAULT

Each of the events or circumstances set out in Clause 21.1 (Non-payment) to Clause 21.12 (Material adverse change) is an Event of Default.

21.1	Non-payment

The Borrower does not pay on the due date any amount pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

(a)	its failure to pay is caused by administrative or technical error; and

(b)	payment of such amount is made within five Business Days of its due date.

21.2	Financial covenants

Any requirement of Clause 19 (Financial Covenants) is not satisfied.

21.3	Other obligations

(a)	The Borrower does not comply with any provision of Clause 20.16 (No delisting or suspension of the Borrower’s shares); and/or

(b)	the Borrower does not comply with any provision of the Finance Documents (other than those referred to in paragraph (a) above, Clause 21.1 (Non-payment) and Clause 21.2 (Financial covenants)),

provided that, in respect of any failure to comply falling under paragraph (b) above, no Event of Default will occur in respect of such failure to comply if such failure to comply is capable of remedy and is remedied within 20 Business Days of the earlier of (A) the Agent giving written notice to the Borrower or (B) the Borrower becoming aware of such failure to comply.

21.4	Misrepresentation

Any representation or statement made or deemed to be made by the Borrower in any or all of the Finance Documents or any other document delivered by or on behalf of the Borrower under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made unless the underlying circumstances (if capable of remedy) are remedied within 20 Business Days of the earlier to occur of (A) the Agent giving written notice to the Borrower or (B) the Borrower becoming aware of such underlying circumstances (it being understood that the subsequent provision of accurate information shall not in itself be deemed to cure any misrepresentation in respect of the accuracy of previous information provided).

21.5	Cross default

Any:

(a)	Financial Indebtedness of the Borrower or any Material Subsidiary is not paid when due nor within any originally applicable grace period;

(b)	Financial Indebtedness of the Borrower or any Material Subsidiary is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described);

(c)	commitment for any Financial Indebtedness of the Borrower or any Material Subsidiary is cancelled or suspended by a creditor of the Borrower or any Material Subsidiary as a result of an event of default (however described); or

(d)	creditor of the Borrower or any Material Subsidiary becomes entitled to declare any Financial Indebtedness of the Borrower or any Material Subsidiary due and payable prior to its specified maturity as a result of an event of default (however described), provided that (i) paragraphs (a) to (d) above shall not apply to any Financial Indebtedness that is owing to a Group Member and (ii) no Event of Default will occur under this Clause 21.5 if the aggregate amount of Financial Indebtedness and/or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above (for any and all of the Borrower and/or Material Subsidiaries) is less than US$100,000,000 (or its equivalent in any other currency or currencies).

21.6	Insolvency

(a)	The Borrower or any Material Subsidiary is or is presumed or deemed to be unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness;

(b)	the value of the assets of the Borrower or any Material Subsidiary is less than its liabilities (taking into account contingent and prospective liabilities); or

(c)	a moratorium is declared in respect of any indebtedness of the Borrower or any Material Subsidiary.

21.7	Insolvency proceedings

(a)	Any corporate action, legal proceedings or other procedure or step is taken or occurs in relation to:

(i)	the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, striking-off, administration, provisional supervision or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of the Borrower or any Material Subsidiary (other than any solvent reorganisation constituted by any amalgamation, merger or corporate reconstruction entered into by the Borrower or any Material Subsidiary, in each case, to the extent permitted under Clause 20.6 (Merger));

(ii)	a composition or arrangement with any creditor of the Borrower or any Material Subsidiary, or an assignment for the benefit of creditors generally of the Borrower or any Material Subsidiary or a class of such creditors;

(iii)	the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory manager, provisional supervisor or other similar officer in respect of the Borrower or any Material Subsidiary or any of its assets (other than any solvent liquidation of any Material Subsidiary (other than the Borrower) constituted by any amalgamation, merger or corporate reconstruction entered into by such Material Subsidiary, in each case, to the extent permitted under Clause 20.6 (Merger)); or

(iv)	enforcement of any Security over any assets of the Borrower or any Material Subsidiary where the aggregate value of any and all of the assets of the Borrower and/or Material Subsidiaries that are subject to any or all such enforcement is not less than US$100,000,000 (or its equivalent in any other currency or currencies), or any analogous procedure or step is taken or occurs in any jurisdiction; or

(b)	any proceeding or case is commenced, with consent of the Borrower (or without the consent of the Borrower which (A) results in the entry of any order of relief or any order, judgment, decree, adjudication or appointment approving, ordering or giving effecting to any of (i) to (iii) below or (B) remains undismissed or undischarged for a period of 60 days of commencement), seeking:

(i)	the Borrower’s reorganisation, liquidation, dissolution, arrangement or winding-up or the composition or re-adjustment of the Borrower’s debts under the US Bankruptcy Code or other debtor relief laws of the United States;

(ii)	the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Borrower or of all or any substantial part of the Borrower’s property; or

(iii)	similar relief in respect of the Borrower under any law relating to the bankruptcy, insolvency, reorganisation, winding-up or composition or adjustment of debts.

Paragraph (a)(i) shall not apply to any corporate action, legal proceedings or other procedure or step (brought by any person that is not a Group Member) in relation to the winding-up, administration or dissolution of the Borrower or any Material Subsidiary which is being contested in good faith and with due diligence and is discharged or struck out within 30 days of commencement.

21.8	Creditors’ process

Any expropriation, attachment, sequestration, distress or execution (or any analogous process in any jurisdiction) affects any asset or assets of the Borrower or any Material Subsidiary, provided that it shall not be an Event of Default under this Clause 21.8 if the aggregate value of any and all assets of any or all of the Borrower and Material Subsidiaries that are subject to any or all events and/or circumstances of expropriation, attachment, sequestration, distress, execution and/or analogous process does not exceed US$100,000,000 (or its equivalent in any other currency or currencies).

21.9	Unlawfulness and invalidity

(a)	It is or becomes unlawful for the Borrower to perform any of its obligations under the Finance Documents;

(b)	any obligation or obligations of the Borrower under any Finance Document are not or cease to be legal, valid, binding or enforceable and such illegality, invalidity, non-binding nature or unenforceability individually or cumulatively materially and adversely affects the interests of the Finance Parties under the Finance Documents; or

(c)	any Finance Document is not or ceases to be in full force and effect.

21.10	Repudiation

The Borrower rescinds or purports to rescind or repudiates or purports to repudiate any Finance Document or evidences an intention to rescind or repudiate any Finance Document.

21.11	Cessation of business

The Borrower suspends or ceases to carry on all or substantially all of its business or of the business of the Group (taken as a whole).

21.12	Material adverse change

Any event or circumstance occurs which the Majority Lenders reasonably believe would (whether individually or together with other events or circumstances) have a Material Adverse Effect.

21.13	Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrower:

(a)	without prejudice to the participations of any or all of the Lenders in any Loans then outstanding:

(i)	cancel the Available Commitments of the Lenders (in respect of any or all of the Facilities) and reduce them to zero whereupon they shall immediately be cancelled and reduced to zero (and the Commitments of the Lenders (in respect of such Facility or Facilities) shall be reduced by the same amount accordingly), provided that such reduction of the Commitments of the Lenders under any Facility shall be applied towards the Commitments of the Lenders under that Facility rateably; or

(ii)	cancel any part of the Available Commitments of the Lenders (in respect of any or all of the Facilities) and reduce them accordingly, whereupon the applicable part of the Available Commitments of the Lenders (in respect of such Facility or Facilities) shall be cancelled (and the Commitments of the Lenders (in respect of such Facility or Facilities) shall be reduced by the same amount accordingly), provided that such reduction of the Available Commitments and the Commitments of the Lenders under any Facility shall be applied towards the Available Commitments and the Commitments of the Lenders under that Facility rateably;

(b)	declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable;

(c)	declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; and/or

(d)	declare that no Rollover Loan shall be made,

provided that, if an Event of Default under Clause 21.6 (Insolvency) or Clause 21.7 (Insolvency proceedings) shall occur in respect of the Borrower in a US court of competent jurisdiction, then without notice to the Borrower or any other person or any other act by the Agent or any other person, the Commitments of the Lenders (in respect of any or all of the Facilities) shall be automatically cancelled and reduced to zero and all of the Loans together with accrued interest and all other amounts accrued or outstanding under the Finance Documents shall automatically become 11 lediately due and payable without presentment demand protest or notice of any kind all of which are expressly waived

SECTION 8

CHANGES TO PARTIES

22.	CHANGES TO THE PARTIES

22.1	Assignments and transfers by the Lenders

Subject to this Clause 22, a Lender (the “Existing Lender”) may:

(a)	assign any of its rights under this Agreement; or

(b)	transfer by novation any of its rights and/or obligations under this Agreement,

to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the “New Lender”).

22.2	Conditions of assignment or transfer

(a)	The consent of the Borrower shall be required in respect of any assignment or transfer made in accordance with Clause 22.1 (Assignments and transfers by the Lenders), except for:

(i)	any assignment or transfer made in favour of a Lender or an Affiliate of a Lender;

(ii)	any assignment or transfer made at a time when an Event of Default is continuing.

(b)	The consent of the Borrower to any transfer or assignment by a Lender must not be unreasonably withheld or delayed, and shall be deemed to have been given 10 Business Days after such Lender has requested it unless such consent is expressly refused by the Borrower within that time.

(c)	The Existing Lender shall, simultaneously with the assignment or transfer by it of rights and/or obligations under this Agreement to the New Lender, assign to the New Lender a proportionate share of the rights held by it (in its capacity as Lender) under or in connection with the other Finance Documents.

(d)	A transfer by the Existing Lender to the New Lender will be effective only if the procedure set out in Clause 22.5 (Procedure for transfer) is complied with in respect of such transfer.

(e)	An assignment by the Existing Lender to the New Lender will be effective only if the procedure and conditions set out in Clause 22.6 (Procedure for assignment) are complied with in respect of such assignment (subject to paragraph (c) of Clause 22.6 (Procedure for assignment)).

(f)	Each New Lender, by executing the applicable Transfer Certificate or Assignment Agreement to which it is a party, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver relating to any Finance Document that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the applicable transfer or assignment from the applicable Existing Lender to such New Lender becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as such Existing Lender would have been had it remained a Lender.

22.3	Assignment or transfer fee

The New Lender shall, on the date upon which the relevant assignment or transfer by the Existing Lender to the New Lender takes effect, pay to the Agent (for its own account) a fee of US$2,500.00.

22.4	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)	the financial condition of any Group Member or any Affiliate of any Group Member;

(iii)	the performance and observance by the Borrower of its obligations under any of the Finance Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender (which makes any assignment or transfer to such New Lender) and the other Finance Parties that it:

(i)	has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of the Borrower, Group Members and their related entities in connection with its participation in this Agreement and/or the other Finance Documents and has not relied exclusively on any information provided to it by such Existing Lender in connection with any Finance Document; and

(ii)	will continue to make its own independent appraisal of the creditworthiness of the Borrower, Group Members and their related entities whilst any amount is or may be outstanding under any of the Finance Documents or any commitment represented by any Commitment in respect of any Facility is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-assignment or re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 22; or

(ii)	support any losses directly or indirectly incurred by a New Lender by reason of the non-performance by the Borrower of its obligations under any of the Finance Documents or otherwise.

22.5	Procedure for transfer

(a)	Subject to the conditions set out in Clause 22.2 (Conditions of assignment or transfer) a transfer by an Existing Lender of any or all of its rights and obligations under this Agreement to a New Lender is effected on the Transfer Date in accordance with paragraph (c) below. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate, provided that the Agent shall have no obligation to execute any Transfer Certificate at any time earlier than the date that is 5 Business Days after its receipt of such Transfer Certificate.

(b)	The Agent shall not be obliged to execute a Transfer Certificate delivered to it by an Existing Lender and a New Lender unless it is satisfied that it has completed all “know your customer” and other similar procedures that it is required (including in accordance with internal policies) (or deems desirable) to conduct in relation to the transfer from such Existing Lender to such New Lender (the subject of such Transfer Certificate).

(c)	On the Transfer Date in respect of a transfer by an Existing Lender to a New Lender:

(i)	to the extent that in the Transfer Certificate (relating to such transfer) such Existing Lender seeks to transfer by novation its rights and obligations under this Agreement each of the Borrower and such Existing Lender shall be released from further obligations towards one another under this Agreement and their respective rights against one another under this Agreement shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)	each of the Borrower and such New Lender shall assume obligations towards one another and/or acquire rights against one another under this Agreement which differ from the Discharged Rights and Obligations only insofar as the Borrower and such New Lender have assumed and/or acquired the same in place of the Borrower and such Existing Lender;

(iii)	the Agent, the Arrangers, such New Lender and the other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had such New Lender been originally party hereto as a Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer (the subject of such Transfer Certificate) and to that extent the Agent, the Arrangers and such other Lenders (on one hand) and such Existing Lender (on the other hand) shall each be released from further obligations to each other under this Agreement; and

(iv)	such New Lender shall become a Party as a “Lender”.

22.6	Procedure for assignment

(a)	Subject to the conditions set out in paragraph (d) below and Clause 22.2 (Conditions of assignment or transfer), an assignment by an Existing Lender of any or all of its rights under this Agreement to a New Lender may be effected on the Transfer Date in accordance with paragraph (b) below. The Agent shall, subject to paragraph (d)(ii), as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement,, provided that the Agent shall have no obligation to execute any Assignment Agreement at any time earlier than the date that is 5 Business Days after its receipt of such Assignment Agreement.

(b)	On the Transfer Date relating to an assignment by an Existing Lender to a New Lender:

(i)	such Existing Lender will assign absolutely to such New Lender the rights under the Finance Documents expressed to be the subject of assignment in such Assignment Agreement;

(ii)	such Existing Lender will be released by the Borrower and the other Finance Parties from the obligations owed by it (the “Relevant Obligations”) and expressed to be the subject of release in such Assignment Agreement; and

(iii)	the New Lender shall become a Party as a “Lender” and shall be bound by obligations equivalent to the Relevant Obligations.

(c)	An Existing Lender may utilise procedures other than those set out in this Clause 22.6 to assign its rights under the Finance Documents (but not, without the consent of the Borrower or unless in accordance with Clause 22.5 (Procedure for transfer), to obtain a release by the Borrower from the obligations owed to the Borrower by that Existing Lender nor the assumption of equivalent obligations by the applicable New Lender) provided that the conditions set out in paragraph (d) below are complied with.

(d)	An assignment by an Existing Lender to a New Lender (whether pursuant to an Assignment Agreement or paragraph (c) above) will only be effective on:

(i)	receipt by the Agent (whether in an Assignment Agreement or otherwise) of written confirmation from such New Lender (in form and substance satisfactory to the Agent) that such New Lender will assume the same obligations to the other Finance Parties as it would have been under if it were an Original Lender; and

(ii)	performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to such New Lender. The Agent shall promptly notify such Existing Lender and such New Lender of the completion of such checks. The Agent shall not be obliged to execute an Assignment Agreement delivered to it by an Existing Lender and a New Lender or any document delivered to it pursuant to paragraph (c) above unless it is satisfied that it has completed all “know your customer” and other similar procedures that it is required (or deems desirable) to conduct in relation to such assignment to such New Lender.

(e)	The procedure set out in this Clause 22.6 shall not apply to any right or obligation under any Finance Document (other than this Agreement) if and to the extent its terms, or any laws or regulations applicable thereto, provide for or require a different means of assignment of such right or release or assumption of obligation or prohibit or restrict any assignment of such right or release or assumption of such obligation, unless such prohibition or restriction shall not be applicable to the applicable assignment, release and assumption or each condition of any applicable assignment, release and assumption shall have been satisfied.

22.7	Copy of Transfer Certificate or Assignment Agreement to Borrower

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement, send to the Borrower a copy of that Transfer Certificate or Assignment Agreement.

22.8	Existing consents and waivers

Each New Lender shall be bound by any consent, waiver, election or decision given or made by the applicable Existing Lender under or pursuant to any Finance Document prior to the coming into effect of the applicable assignment or transfer from such Existing Lender to such New Lender.

22.9	Exclusion of the Agent’s liabilities

In relation to any assignment or transfer pursuant to this Clause 22, each Party acknowledges and agrees that the Agent shall not be obliged to:

(a)	enquire as to the accuracy of any representation or warranty made by, or the status of, any person in respect of its eligibility as a Lender;

(b)	attend to any registration or perfection requirements required in connection with such assignment or transfer or to ensure that such registration or perfection requirements are completed; and/or

(c)	provide any New Lender with any information regarding any previous amendments or waivers in relation to any Finance Document.

22.10	Sub-participation

For the avoidance of doubt, each Lender may grant sub-participations in respect of any or all of its rights and/or obligations under any Finance Document to any person provided that the consent of the Borrower shall be required in respect of any such sub-participation except for:

(a)	any sub-participation where such Lender retains its voting rights under the Finance Documents (and is not required to exercise such voting rights at the discretion of any other person) (or retains such voting rights (and is not required to exercise such voting rights at the discretion of any other person) except for voting rights in relation to items that would require all Lenders’ consent, approval or instructions pursuant to the terms of the Finance Documents);

(b)	any sub-participation in favour of a Lender or an Affiliate of a Lender;

(c)	any sub-participation made at a time when an Event of Default is continuing.

The consent of the Borrower under this Clause 22.10 must not be unreasonably withheld or delayed and the Borrower will be deemed to have given its consent ten (10) Business Days after a Lender has requested it unless such consent is expressly refused by the Borrower in writing within that time.

22.11	Assignments and transfers to Group Members

A Lender may not assign or transfer any of its rights and/or obligations under any Finance Document to any Group Member or any Affiliate of any Group Member, except with the prior written consent of the Agent (acting on the instructions of the Majority Lenders), provided that in no event shall any Lender assign or transfer any of its rights and/or obligations under any Finance Document to the Borrower.

22.12	Security over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause 22, each Lender may without consulting with or obtaining consent from the Borrower, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)	in the case of any Lender which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)	release such Lender from any of its obligations under the Finance Documents, or substitute the beneficiary of the relevant charge, assignment or other Security for such Lender as a party to any of the Finance Documents; or

(ii)	require any payments to be made by the Borrower or grant to any person any rights that are more extensive than those required to be made or granted to such Lender under the Finance Documents.

22.13	No assignments or transfers by the Borrower

The Borrower may not assign or transfer any or all of its rights or obligations under any or all of the Finance Documents.

23.	DISCLOSURE OF INFORMATION

23.1	Confidentiality

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 23.2 (Disclosure of Confidential Information) and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

23.2	Disclosure of Confidential Information

Any Finance Party may deliver copies of the Finance Documents and/or disclose any information (including Confidential Information) received by it under or pursuant to any Finance Document or any other information about the Borrower, the Group, and/or the Finance Documents as that Finance Party shall consider appropriate (if, in relation to any of paragraphs (l)(i), (l)(ii) and (l)(iii) below, the person to whom any Confidential Information is to be disclosed has entered into a Confidentiality Undertaking, except that there shall be no requirement for any Confidentiality Undertaking if such recipient is subject to professional obligations to maintain the confidentiality of such Confidential Information) to:

(a)	any of its Affiliates and/or Related Funds;

(b)	any of its head office, branches and/or representative offices;

(c)	any other Finance Party;

(d)	any of the professional advisers of it or any person referred to in paragraphs (a) to (c) and/or any other person providing services to or agent or contractor of or any person referred to in paragraphs (a) to (c), including (provided that such professional adviser, person providing services or agent or contractor is under a duty of confidentiality, contractual or otherwise, to such Finance Party or such person referred to in paragraphs (a) to (c));

(e)	the Borrower;

(f)	any person permitted (in writing) by the Borrower;

(g)	any person to the extent required for the purpose of any litigation, arbitration or regulatory proceedings or procedure or in connection with any preservation or enforcement of any right or remedy under any Finance Document;

(h)	any person to whom, and to the extent that, information is requested or required to be disclosed by any applicable law or regulation or the rules or requirements of any applicable court, tribunal, securities exchange or supervisory, governmental, quasi-governmental, regulatory or self-regulatory body or authority;

(i)	any employee or officer of any Finance Party or any person falling within any of paragraphs (a) to (d) (where such disclosure is reasonably required for the performance of the duties or functions of such employee or officer);

(j)	any rating agency, insurer or insurance broker of, or any direct or indirect provider of credit protection to, such Finance Party (or any of its Affiliates, head office or other branch), provided that such person is informed of the confidential nature of such Confidential Information;

(k)	any person to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) in or over all or any of its rights under any Finance Document pursuant to Clause 22.12 (Security over Lenders’ rights); or

(l)	any other person:

(i)	to (or through) whom that Finance Party assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under any Finance Document;

(ii)	with (or through) whom that Finance Party enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, the Facility, any Finance Document, the Borrower or any Group Member, or who invests directly or indirectly in any such sub- participation or other transaction; or

(iii)	who acquires or is proposing to acquire any interest in, or enters into or is proposing to enter into any merger, amalgamation or other similar arrangement with, that Finance Party.

The Borrower further acknowledges and agrees that some services, operational and processing procedures relating to the transactions or services contemplated under the Finance Document may from time to time be outsourced by any Finance Party to its regional or global processing centres, branches, Subsidiaries, representative offices, Affiliates, agents of any Finance Party and third parties selected by any Finance Party, wherever situated, and these service providers may from time to time be given access to information and data relating to the transactions or services contemplated under the Finance Documents for the purpose of or in relation to the services and procedures they perform. This Clause 23 is not, and shall not be deemed to constitute, an express or implied agreement by a Finance Party for a higher degree of confidentiality than that prescribed under any applicable law or regulation.

Notwithstanding any other provision in this Agreement or any other document, the Borrower acknowledges and agrees that each Finance Party (and each employee, representative or other agent of each Finance Party) may each disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of the transactions contemplated under the Finance Documents and all materials of any kind (including opinions or other tax analyses) that are provided to any of them relating to such U.S. tax treatment and U.S. tax structure, other than any information for which non-disclosure is necessary in order to comply with applicable securities laws.

This Clause 23 supersedes any previous agreement between any of the Parties relation to the confidentiality of any such information or of any Finance Document.

SECTION 9

THE FINANCE PARTIES

24.	ROLE OF THE AGENT AND THE ARRANGERS

24.1	Appointment of the Agent

(a)	Each Finance Party (other than the Agent) appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b)	Each Finance Party (other than the Agent) authorises the Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

24.2	Duties of the Agent

(a)	Subject to paragraph (b) below, the Agent shall promptly forward to a party to any Finance Document the original or a copy of any document which is delivered to the Agent for that party by any other party to any Finance Document.

(b)	Without prejudice to Clause 22.7 (Copy of Transfer Certificate or Assignment Agreement to Borrower), paragraph (a) above shall not apply to any Assignment Agreement or any Transfer Certificate or any notice or confirmation under paragraph (d)(i) of Clause 22.6 (Procedure for assignment).

(c)	Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to any party to any Finance Document.

(d)	If the Agent receives notice from any party to any Finance Document referring to a Finance Document, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(e)	If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than any Administrative Party) under a Finance Document it shall promptly notify the other Finance Parties.

(f)	The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature. The Agent shall have no other duties, obligations and responsibilities save as expressly provided for in the Finance Documents to which it is a party (and no others shall be implied).

24.3	Role of the Arrangers

Except as specifically provided in the Finance Documents to which it is a party, none of the Arrangers shall have any obligations of any kind to any other Party under or in connection with any Finance Document.

24.4	No fiduciary duties

(a)	Nothing in this Agreement constitutes any Administrative Party as a trustee or fiduciary of any other person.

(b)	No Administrative Party shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

24.5	Business with the Group

(a)	Each Administrative Party may accept deposits from, lend money to and generally engage in any kind of banking or other business with the Borrower, any Group Member or any Affiliate of any of the foregoing.

(b)	Each of the Finance Parties hereby irrevocably waives, in favour of the Agent, any conflict of interest which may arise by virtue of the Agent acting in various capacities under the Finance Documents or for other customers of the Agent. Each of the Finance Parties acknowledges that the Agent and its affiliates (together, the “Agent Parties”) may have interests in, or may be providing or may in the future provide financial or other services to other parties with interests which a Finance Party may regard as conflicting with its interests and may possess information (whether or not material to the Finance Parties), other than as a result of the Agent acting as agent under the Finance Documents, that the Agent may not be entitled to share with any Finance Party.

(c)	The Agent will not disclose Confidential Information obtained from any Finance Party (without its consent) to any of the Agent’s other customers nor will it use on a Finance Party’s behalf any Confidential Information obtained from any other customer.Without prejudice to the foregoing, each of the Finance Parties agrees that each of the Agent Parties may deal (whether for its own or its customers’ account) in, or advise on, securities of any party and that such dealing or giving of advice, will not constitute a conflict of interest for the purposes of the Finance Documents.

24.6	Rights and discretions of the Agent

(a)	The Agent may rely on:

(i)	any representation, notice or document believed by it to be genuine, correct and appropriately authorised and shall have no duty to verify any signature on any document; and

(ii)	any statement purportedly made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)	The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Finance Parties) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 21.1 (Non-payment)); and

(ii)	any right, power, authority or discretion vested in any party to any Finance Document, the Majority Lenders or the applicable Lenders has not been exercised.

(c)	The Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)	The Agent may act in relation to the Finance Documents through its personnel, agents and affiliates. The Agent shall not be liable for the acts or omissions of any such agents provided that it has acted in good faith in the selection of such agents.

(e)	The Agent may disclose to any other party to any Finance Document any information it reasonably believes it has received as agent under any Finance Document.

(f)	Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor any Finance Party is obliged to (i) do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality or (ii) disclose any information that is stated to be confidential.

(g)	The Agent is not obliged to disclose to any Finance Party any details of any rate notified to the Agent by any Lender for the purpose of paragraph (a)(ii) of Clause 10.2 (Market disruption) or the identity of any such Lender.

24.7	Majority Lenders’ instructions

(a)	Unless a contrary indication appears in a Finance Document, the Agent shall (i) exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with such an instruction of the Majority Lenders.

(b)	Unless a contrary indication appears in a Finance Document, any such instructions so given by the Majority Lenders will be binding on all of the Finance Parties.

(c)	The Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the applicable Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated Indirect Tax) which it may incur in complying with such instructions.

(d)	In the absence of instructions from the Majority Lenders, (or, if appropriate, the applicable Lenders) the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders, provided that (for the avoidance of doubt) the Agent shall not be under any duty to take any action in the absence of such instructions.

(e)	The Agent is not authorised to act on behalf of and in the name of a Finance Party (without first obtaining that Finance Party’s prior written consent) in any legal or arbitration proceedings relating to any Finance Document, provided that nothing herein shall prejudice the ability of the Agent to bring, defend or conduct any proceedings in its capacity as Agent (in the name of the Agent).

(f)	For the purposes of determining:

(i)	Majority Lenders, Majority Facility A Lenders or Majority Facility B Lenders; or

(ii)	whether the consent, instruction or vote of (A) Lenders holding any applicable percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments, the Commitments in respect of any or all of the Facilities and/or participations in respect of any or all of the Loans or (B) any group of Lenders has been obtained in respect of any matter (including any amendment or waiver relating to any Finance Document), a Lender may split its votes (as attributable to its Commitment(s) in respect of any or all of the Facilities and/or its participations in respect of any or all of the Loans) in whatever percentages it may specify, and may exercise such votes in different ways (and shall for such purpose be construed as different Lenders holding such percentages of such Commitments in respect of such Facilities and/or such percentages of such participations in respect of such Loans as so specified by such Lender respectively, provided that the aggregate of such percentages shall be equal to 100%).

24.8	Responsibility for documentation

No Administrative Party:

(a)	is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by any Administrative Party, the Borrower or any other person given in or in connection with any Finance Document, the Information Memorandum or the transactions contemplated under any Finance Document;

(b)	is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document; or

(c)	is responsible for any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

24.9	Exclusion of liability

(a)	Without limiting paragraph (b) below, the Agent will not be liable (including, without limitation, for negligence or any other category of liability whatsoever) for any cost, loss or liability incurred by any Party as a consequence of:

(i)	the Agent having taken or having omitted to take any action under or in connection with any Finance Document, unless directly caused by the Agent’s gross negligence or wilful misconduct (as determined in a final non-appealable judgment of a court of competent jurisdiction); or

(ii)	any delay (or any related consequences) in crediting an account with an amount required under any of the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

(b)	No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document, and any officer, employee or agent of the Agent may rely on this Clause 24.9 subject to Clause 1.4 (Third party rights) and the provisions of the Third Parties Act.

(c)	The Agent shall not be responsible for making, and shall not have any duty to make, any investigation in respect of or in any way be liable whatsoever for:

(i)	the nature, status, creditworthiness or solvency of the Borrower, any Group Member or any other person;

(ii)	the execution, legality, validity, adequacy (including without limitation adequacy of security, if any, relating to), admissibility in evidence or enforceability of any Finance Document or any other document entered into in connection therewith;

(iii)	the scope, adequacy, accuracy or completeness of any representations, warranties or statements made by or on behalf of, or any information (whether oral or written) supplied by or on behalf of, the Borrower, any Group Member, or any other person under or in connection with any Finance Document or any document entered into in connection therewith;

(iv)	the performance or observance by the Borrower or any other person with any provisions of any Finance Document or in any document entered into in connection therewith or the fulfilment or satisfaction of any conditions contained therein or relating thereto or as to the existence or occurrence at any time of any default, event of default or similar event contained therein or any waiver or consent which has at any time been granted in relation to any of the foregoing;

(v)	the existence, accuracy or sufficiency of any legal or other opinions, searches, reports, certificates, valuations or investigations delivered or obtained or required to be delivered or obtained at any time in connection with any Finance Document;

(vi)	the compliance of the provisions and contents of and the manner and formalities applicable to the execution of any Finance Document and any documents connected therewith, and/or compliance of any such provisions, contents, manner and/or formalities with any applicable laws or regulations;

(vii)	the failure to call for delivery of documents of title to or require any transfers, legal mortgages, charges or other further assurances in relation to any of the assets the subject matter of any of the Finance Documents or any other document; or

(viii)	any other matter or thing relating to or in any way connected with any document entered into in connection therewith whether or not similar to the foregoing.

(d)	The Agent shall not be responsible for any loss or damage, or any failure or delay in the performance of its obligations under any Finance Document if it is prevented from so performing its obligations by any reason which is beyond the control of the Agent, including, but not limited to, any existing or future law or regulation, any existing or future act of governmental authority, Act of God, flood, war whether declared or undeclared, terrorism, riot, rebellion, civil commotion, strike, lockout, other industrial action, general failure of electricity or other supply, aircraft collision, or technical failure of, accidental or mechanical or electrical breakdown of, or computer failure or other failure of, any money transmission system, or any event where, in the reasonable opinion of the Agent, performance of any duty or obligation under or pursuant to any Finance Document would or may be illegal or would result in the Agent being in breach of any law, rule, regulation, or any decree, order or judgment of any court, or practice, request, direction, notice, announcement or similar action (whether or not having the force of law) of any relevant government, government agency, regulatory authority, stock exchange or self-regulatory organisation to which the Agent is subject.

(e)	Notwithstanding any other term or provision of this Agreement to the contrary, the Agent shall not be liable under any circumstances for special, punitive, indirect or consequential loss or damage of any kind whatsoever, whether or not foreseeable, or for any loss of business, goodwill, opportunity or profit, whether arising directly or indirectly and whether or not foreseeable, even if the Agent is actually aware of or has been advised of the likelihood of such loss or damage and regardless of whether the claim for such loss or damage is made in negligence, for breach of contract, breach of trust, breach of fiduciary obligation or otherwise. For the avoidance of doubt, the provisions of this Clause 24.9 shall survive any termination or expiry of this Agreement or any resignation or removal of the Agent.

(f)	Nothing in this Agreement shall oblige any Administrative Party to carry out any “know your customer”, anti-money laundering or other checks in relation to any person on behalf of any Lender and each of the Lenders confirms to each Administrative Party that it is solely responsible for any such checks it is required to carry out and that it may not rely on any such checks made by, or any statement in relation to such checks made by, any Administrative Party.

24.10	Lenders’ indemnity to the Agent

(a)	Each Lender shall (in the proportion determined in accordance with paragraph (b) below) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct (as determined in a final non-appealable judgment of a court of competent jurisdiction)) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by the Borrower pursuant to a Finance Document in respect of the same cost, loss or liability).

(b)	Each Lender’s proportion of such cost, loss or liability shall be:

(i)	if there is any Loan then outstanding, the proportion borne by (A) such Lender’s aggregate participations in the Loan(s) then outstanding to (B) the aggregate amount of the Loans then outstanding;

(ii)	if no Loan is then outstanding and the Available Facility (in respect of any Facility) is then greater than zero, the proportion borne by (A) the aggregate of such Lender’s Available Commitments (for any or all Facilities) to (B) the aggregate of the Available Facility (in respect of each Facility); or

(iii)	if no Loan is then outstanding and the Available Facility (in respect of each Facility) is then zero:

(A)	if the time when the Available Facility (in respect of each Facility) became zero falls after the time when each Loan ceased to be outstanding, the proportion borne by (A) the aggregate of such Lender’s Available Commitments (for any or all Facilities) immediately before the Available Facility (in respect of each Facility) became zero to (B) the aggregate of the Available Facility (in respect of each Facility) immediately before the Available Facility (in respect of each Facility) became zero, or

(B)	if the time when each Loan ceased to be outstanding falls upon or after the time when the Available Facility (in respect of each Facility) became zero, the proportion borne by (A) the aggregate of such Lender’s participations in the Loan(s) outstanding (immediately before the time when each Loan ceased to be outstanding) to (B) the aggregate amount of the Loans outstanding (immediately before the time when each Loan ceased to be outstanding).

24.11	Resignation of the Agent

(a)	The Agent may resign and appoint one of its Affiliates as successor by giving notice to the Lenders and the Borrower.

(b)	Alternatively the Agent may resign by giving notice to the Lenders and the Borrower, in which case the Majority Lenders (after consultation with the Borrower) may appoint a successor Agent.

(c)	If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 30 days after the applicable notice of resignation was given, the retiring Agent (after consultation with the Borrower) may appoint a successor Agent.

(d)	The retiring Agent shall make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(e)	The Agent’s resignation notice shall only take effect upon the appointment of a successor to the Agent.

(f)	Upon the appointment of a successor Agent, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (d) above) but shall remain entitled to the benefit of this Clause 24 (and any agency fees for the account of such retiring Agent shall cease to accrue from such date and shall instead accrue in favour of such successor Agent).

(g)	The Majority Lenders may, by giving not less than 30 days’ notice to the Agent, require it to resign in accordance with paragraph (b) above. In this event, the Agent shall resign in accordance with paragraph (b) above but the cost of complying with paragraph (d) above shall be for the account of the Borrower.

(h)	In the event of any gross negligence or wilful misconduct on the part of the Agent in acting as Agent under the Finance Documents, the Borrower may request the Majority Lenders to consider in good faith to require the Agent to resign pursuant to paragraph (g) above.

(i)	Any successor Agent and each of the other Parties shall have the same rights and obligations among themselves as they would have had had such successor Agent been originally party hereto as the Agent.

(j)	Clauses 15 (Other Indemnities) and 16 (Costs and Expenses) shall survive and remain in full force and effect in favour of any Agent that has resigned or been replaced.

24.12	Confidentiality

(a)	In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

(c)	The Agent shall not be obliged to disclose to any Finance Party any information supplied to it by the Borrower or any Affiliate of the Borrower on a confidential basis and for the purpose of evaluating whether any waiver or amendment is or may be required or desirable in relation to any Finance Document.

24.13	Relationship with the Lenders

(a)	Subject to Clause 26.2 (Distributions by the Agent), the Agent may treat each person shown in the records of the Agent as a Lender at the opening of business (in the place of the Agent’s principal office as notified to the Finance Parties from time to time) as a Lender acting through its Facility Office:

(i)	entitled to or liable for an payment due under any Finance Document on that day as a Lender; and

(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered as a Lender on that day,

unless it has received not less than five Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)	Each Finance Party shall provide the Agent with such information that the Agent may reasonably specify as being necessary or desirable to enable the Agent to perform its functions as the Agent.

(c)	Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 28.5 (Electronic communication)) electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address, department and officer by that Lender for the purposes of Clause 28.2 (Addresses) and paragraph (a)(iii) of Clause 28.5 (Electronic communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

24.14	Credit appraisal by the Lenders

Without affecting the responsibility of the Borrower for information supplied by it or on its behalf in connection with any Finance Document, each of the Lenders confirms to each Administrative Party that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of the Borrower, Group Members and their respective Affiliates;

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and/or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(c)	whether that Lender has recourse, and the nature and extent of that recourse, against any party to any Finance Document or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(d)	the adequacy, accuracy and/or completeness of the Information Memorandum and/or any other information provided by the Agent, any party to any Finance Document or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

24.15	Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent under any of the Finance Documents, the Agent may, after giving notice to such Party, deduct an amount not exceeding that amount from any payment to such Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of that amount owed by such Party to the Agent. For the purposes of the Finance Documents such Party shall be regarded as having received any amount so deducted.

24.16	Agent’s management time

Any amount payable to the Agent under Clause 15.3 (Indemnity to the Agent), Clause 16 (Costs and Expenses) and/or Clause 24.10 (Lenders’ indemnity to the Agent) shall include the cost of utilising the Agent’s management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Agent may notify to the Borrower and the Lenders, and shall be in addition to any fee paid or payable to the Agent under Clause 11 (Fees).

24.17	Money laundering

Unless mandatorily required by applicable laws or regulations to which the Agent is subject, the Agent shall not be responsible to any Party for providing any certification or documents with respect to any information (except for any information in respect of itself) required for any anti-money laundering due diligence purpose. Such certificates and related documents shall be provided directly by the Borrower provided that the request for such information may be made through the Agent.

24.18	Liability

None of the Finance Parties or their respective Affiliates, officers, directors or agents shall have any liability to the Borrower or any of its Subsidiaries or be responsible to the Borrower or any of its Subsidiaries for (whether under contract, tort, any other theory of liability or otherwise) any special, indirect, consequential or punitive losses or damages incurred or suffered by the Borrower or any of its Subsidiaries under or in connection with any Finance Document or any transaction contemplated thereby, whether or not such Finance Party shall have been advised of the likelihood of such loss or damage, unless such loss or damage has been finally judicially determined to have primarily resulted from the wilful default or gross negligence of such Finance Party or, as the case may be, such Affiliate, officer, director or agent; and the Borrower hereby waives, releases and agrees not to sue upon (for itself and on behalf of each of its Subsidiaries) any claim for any such loss or damage, whether or not accrued and whether or not known or suspected to exist in its favour unless such loss or damage has been finally judicially determined to have primarily resulted from the wilful default or gross negligence of such Finance Party or, as the case may be, such Affiliate, officer, director or agent. Such Affiliates, officers, directors and agents may rely on this Clause 24.18 subject to Clause 1.4 (Third party rights) and the provisions of the Third Parties Act.

25.	SHARING AMONG THE FINANCE PARTIES

25.1	Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers (whether by set-off or otherwise) any amount from or in respect of the Borrower, other than through the Agent and in accordance with Clause 26 (Payment Mechanics), (such amount being a “Recovered Amount”) and applies that amount to a payment due under any of the Finance Documents then:

(a)	the Recovering Finance Party shall, within three Business Days, notify details of such receipt or recovery, to the Agent;

(b)	the Agent shall determine whether such receipt or recovery is in excess of the amount that the Recovering Finance Party would have been paid had such receipt or recovery been received or made by the Agent and distributed in accordance with Clause 26 (Payment Mechanics), without taking account of any Tax which would be imposed on the Agent in relation to such receipt, recovery or distribution; and

(c)	the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made (by reference to such receipt or recovery) in accordance with Clause 26.5 (Partial payments).

25.2	Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the Borrower and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 26.5 (Partial payments) towards the obligations owing to such Sharing Finance Parties.

25.3	Recovering Finance Party’s rights

On a distribution by the Agent under Clause 25.2 (Redistribution of payments), as between the Borrower and the Recovering Finance Party, an amount of such Recovered Amount equal to such Sharing Payment shall be treated as not having been paid by the Borrower (and the Borrower shall be liable to the Recovering Finance Party for a debt equal to such Sharing Payment, which debt is immediately due and payable).

25.4	Reversal of redistribution

To the extent that any part of such Recovered Amount received or recovered by a Recovering Finance Party (which Recovered Amount gives rise to any Sharing Payment) becomes repayable and is repaid by that Recovering Finance Party, then:

(a)	each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for account of that Recovering Finance Party an amount equal to (i) the appropriate part of its share of such Sharing Payment (that is attributable to such Recovered Amount so repayable and repaid by such Recovering Finance Party) together with (ii) an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on such part of such Sharing Payment (or on such part of such Recovered Amount to which such Sharing Payment is attributable) which that Recovering Finance Party is required to pay ((i) and (ii) being collectively the “Redistributed Amount”); and

(b)	as between the Borrower and each Sharing Finance Party, an amount equal to such Redistributed Amount shall be treated as not having been paid by the Borrower (and the Borrower shall be liable to such Sharing Finance Party for a debt equal to such Redistributed Amount, which debt is immediately due and payable).

25.5	Exceptions

(a)	This Clause 25 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the Borrower.

(b)	A Recovering Finance Party is not obliged to share with any other Finance Party any amount which that Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Finance Party of those legal or arbitration proceedings; and

(ii)	that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

SECTION 10

ADMINISTRATION

26.	PAYMENT MECHANICS

26.1	Payments to the Agent

(a)	On each date on which the Borrower or a Lender is required to make a payment under a Finance Document, the Borrower or that Lender (as the case may be) shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement (in place of settlement) of transactions in the relevant currency in the place of payment.

(b)	Payment shall be made to such account in the principal financial centre of the country of the currency of such payment with such bank as the Agent specifies.

(c)	The Agent shall not be liable to account for interest on money paid to it by or recovered from the Borrower. Monies held by the Agent need not be segregated except as required by law.

(d)	Each payment of any amount made by the Borrower to the Agent in accordance with any Finance Document (including without limitation paragraph (a) above) is made to the Agent for and on behalf of each Finance Party to whom such amount is owing. The payment of any such amount to the Agent shall not in any way affect or prejudice the separate and independent nature of the debt owing to each such Finance Party, which may be enforced individually by each such Finance Party in the event that all or part of such debt remains unpaid when due.

26.2	Distributions by the Agent

(a)	Each payment received or recovered by the Agent under any Finance Documents for another Party shall, subject to Clause 26.3 (Distributions to the Borrower), Clause 26.4 (Clawback), Clause 26.5 (Partial payments) and Clause 24.15 (Deduction from amounts payable by the Agent), be made available by the Agent as soon as practicable after receipt or recovery to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office as set out in the Standing Payment Instructions for such Lender), to such account as that Party may notify to the Agent by not less than five Business Days’ notice with a bank in the principal financial centre of the country of the currency of such payment.

(b)	The Agent shall distribute payments received or recovered by it in relation to all or any part of a Loan to the applicable Lender(s) indicated in the records of the Agent as being so entitled on the applicable date, provided that the Agent is authorised to distribute payments to be made on the date on which any assignment or transfer becomes effective pursuant to Clause 22 (Changes to the Parties) to the applicable Lender(s) so entitled immediately before such assignment or transfer took place regardless of the period to which such payments relate.

(c)	The Agent is not under any obligation to make payment to any Finance Party on account of any amount owing by the Borrower to such Finance Party in the same currency as that in which such latter-mentioned amount is denominated.

26.3	Distributions to the Borrower

The Agent may (with the consent of the Borrower or in accordance with Clause 27 (Set-off)) apply any amount received by it for the Borrower in or towards payment (on the date and in the currency and funds of receipt) of any amount due from the Borrower under any or all of the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

26.4	Clawback

(a)	Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)	To the extent that the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

26.5	Partial payments

(a)	If the Agent receives or recovers an amount from or in respect of the Borrower under or in connection with any Finance Document which amount is insufficient to, or is not applied to, discharge all the amounts then due and payable by the Borrower under the Finance Documents, such amount shall be applied towards the obligations of the Borrower under the Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid fees, costs and expenses of, and other amounts owing to, any Administrative Party (in each case for its own account) under the Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest, fee (other than as provided in paragraph (a)(i) above) or commission due to any or all of the Finance Parties but unpaid under the Finance Documents;

(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(iv)	fourthly, in or towards payment pro rata of any other sum due to any or all of the Finance Parties but unpaid under the Finance Documents.

(b)	The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

(c)	Paragraphs (a) and (b) above will override any appropriation made by the Borrower.

26.6	No set-off by the Borrower

All payments to be made by the Borrower under any or all of the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set- off or counterclaim.

26.7	Business Days

(a)	Any payment which is due to be made under a Finance Document on a day that is not a Business Day shall be made on the next Business Day.

(b)	During any extension of the due date for payment of any principal or Unpaid Sum pursuant to paragraph (a) above, interest is payable on such principal or Unpaid Sum at the rate applicable on the original due date.

26.8	Currency of account

(a)	Subject to paragraphs (b) to (d) below, US dollar is the currency of account and payment for any sum from the Borrower under any Finance Document.

(b)	Each payment of interest shall be made in the currency in which the sum in respect of which such interest is payable was denominated when such interest accrued.

(c)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which such costs, expenses or Taxes are incurred.

(d)	Any amount expressed to be payable in a currency other than US dollar shall be paid in that other currency.

26.9	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)	any reference in this Agreement to, and any obligations arising under this Agreement in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Borrower); and

(ii)	any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b)	If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

27.	SET-OFF

A Finance Party may set off any matured obligation due from the Borrower under any or all of the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to the Borrower, regardless of the place of payment, booking branch or currency of either obligation. If such obligations are in different currencies, that Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of such set-off.

28.	NOTICES

28.1	Communications in writing

Any communication to be made by a Party to another Party under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter, provided that no such communication to be made by a Party to the Borrower shall be made by fax unless the Borrower consents otherwise (and provides its fax number for such purpose).

28.2	Addresses

The address and (other than in the case of the Borrower) fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of the Borrower, that identified with its name below;

(b)	in the case of any Lender, that notified in writing to the Agent on or prior to the date on which it becomes a Party;

(c)	in the case of the Agent, that identified with its name below; and

(d)	in the case of an Arranger, that identified with its name below,

or any substitute address or fax number or department or officer as that Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days’ notice.

28.3	Delivery

(a)	Any communication or document made or delivered by one Party to another Party under or in connection with any Finance Documents will be effective:

(i)	if by way of fax, only when received in legible form; or

(ii)	if by way of letter, only when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 28.2 (Addresses), if addressed to that department or officer.

(b)	Any communication or document to be made or delivered to the Agent under or in connection with any Finance Document will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent’s signature below (or any substitute department or officer as the Agent shall specify for this purpose).

(c)	All notices from or to the Borrower under or in connection with any Finance Document shall be sent through the Agent.

28.4	Notification of address and fax number

Promptly upon changing its own address or fax number, the Agent shall notify the other Parties.

28.5	Electronic communication

(a)	Any communication to be made between any two Parties under or in connection with any Finance Document may be made by electronic mail or other electronic means, if those two Parties:

(i)	agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)	notify (by not less than five Business Days’ notice) each other of any change to their address or any other such information supplied by them.

(b)	Any electronic communication made between any two Parties under or in connection with a Finance Document will be effective only when actually received in readable form and in the case of any electronic communication made by a Party to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose.

(c)	Each Party acknowledges and agrees that any electronic communication made by the Agent shall be in non-encrypted form unless, in relation to any such communication to a Lender:

(i)	prior written notice has been given by such Lender to the Agent that electronic communication to be received by it shall be in encrypted form; and

(ii)	the encryption tool to be used has been agreed between such Lender and the Agent.

(d)	Any electronic communication which becomes effective in accordance with this Clause 28.5 after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

(e)	The Borrower agrees and acknowledges that electronic means of communication may not be secure or virus or error free and could be intercepted, corrupted, lost, destroyed or arrive late, and none of the Finance Parties or their Affiliates will be liable to the Borrower for any of such occurrences. Each Finance Party may monitor, record and retain communications between such Finance Party and any other Party or the Borrower.

28.6	Deal Site

(a)	All notices, requests, consents, approvals, agreements or other communications by the Agent under or in respect of the Finance Documents may be given by publication on the Deal Site. Such communication shall include notices for notification for Lenders’ participation in the Loan and for rates of interest.

(b)	Any communication posted on the Deal Site will be effective on the earlier of (i) one Business Day after such communication is posted on the Deal Site and (ii) receipt by the Agent of acknowledgement from the Deal Site that such communication has been posted and (in respect of notices, requests, consents, approvals, agreements or other communications by the Agent to the Borrower) the Borrower has been notified of such posting.

(c)	The Borrower consents to the inclusion of its logo (if applicable) on the Deal Site.

(d)	Subject to Clause 23 (Disclosure of Information) and paragraph (e) below, the Agent will promptly on request provide access to the Deal Site to one or more representatives of the other Parties.

(e)	Electronic mail contact details of a Party may be for individuals or “group” addresses of that Party. However in either case, each Party must ensure that all persons to whom it gives access can properly receive the information available on the Deal Site, including under Clause 23 (Disclosure of Information).

(f)	If the Deal Site is not available for any reason, promptly following this being brought to its attention, the Agent will provide communications to the Parties by another means of communications contemplated by this Clause 28. A Party shall notify the Agent promptly if it becomes aware that it is unable to access the Deal Site but shall be under no obligation to monitor access to the Deal Site.

(g)	Each of the other Parties agrees that the Agent is not liable for any liability, loss, damage, costs or expenses incurred or suffered by it as a result of its access or use of the Deal Site or inability to access or use the Deal Site, other than in the case of the gross negligence or wilful misconduct of the Agent as determined pursuant to a final non-appealable judgment of a court of competent jurisdiction.

(h)	The Agent may terminate the Deal Site after the earlier of (i) the Final Maturity Date and (ii) prepayment or cancellation in full of each of the Facilities, unless instructed otherwise by the Majority Lenders.

28.7	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)	if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

29.	CALCULATIONS AND CERTIFICATES

29.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

29.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

29.3	Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

30.	PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

31.	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver or constitute an election to affirm any Finance Document. No election by a Finance Party to affirm any Finance Document shall be effective unless it is in writing. No single or partial exercise of any right or remedy by any Finance Party shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

32.	AMENDMENTS AND WAIVERS

32.1	Required consents

(a)	Subject to Clause 32.2 (Exceptions) any term of any Finance Document may be amended or waived only in writing and with the consent of the Majority Lenders and the Borrower. Any such amendment or waiver so made with such consent will be binding on all Parties.

(b)	The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause.

32.2	Exceptions

(a)	An amendment or waiver that has the effect of changing or which relates to:

(i)	the definition of “Majority Facility A Lenders”, “Majority Facility B Lenders”, “Majority Lenders” or “Super Majority Lenders” in Clause 1.1 (Definitions);

(ii)	an extension to the date of payment of any amount under the Finance Documents;

(iii)	a reduction in the Margin or a reduction in the amount of, or any change in the currency of, any payment of principal, interest, fees or commission payable;

(iv)	an increase in, or any change in the currency of, any Commitment in respect of any Facility;

(v)	an extension of the period of availability for utilisation of any Commitment in respect of any Facility (or any commitment represented thereby);

(vi)	any provision which expressly requires the consent of all the Lenders;

(vii)	a change to the Borrower; or

(viii)	Clause 2.2 (Finance Parties’ rights and obligations) and Clause 22 (Changes to the Parties),

shall not be made without the prior consent of all the Lenders.

(b)	An amendment or waiver that has the effect of changing or which relates to any shorter period as the Majority Facility A Lenders or, as the case may be the Majority Facility B Lenders may agree as contemplated in Clause 7.2 (Voluntary cancellation), Clause 7.3 (Voluntary prepayment of Facility A Loans) and/or Clause 7.4 (Voluntary prepayment of Facility B Loans) shall not be made without the agreement of the Majority Facility A Lenders or, as the case may be, the Majority Facility B Lenders.

(c)	An amendment or waiver which relates to the rights or obligations of an Administrative Party may not be effected without the consent of that Administrative Party.

(d)	In relation to any consent, waiver, amendment or other matter that requires the instructions of the Majority Facility A Lenders, the Majority Facility B Lenders or the Majority Lenders (excluding, in each case, any matter that requires the consent or instructions of all of the Lenders), if a Lender fails to respond to any request for such consent, waiver or amendment or instructions on such other matter within 20 Business Days (unless the Borrower and the Agent shall have agreed to a longer period of time in relation to such request), then the Commitment of such Lender (in respect of each Facility) and participation of such Lender in each Loan shall not be included and shall be deemed to be zero for the purposes of calculating the Commitments of the Lenders (in respect of any Facility), the Loan(s) and the respective participations of the Lenders in the Loan(s) for the purposes (but only for the purposes of) of ascertaining whether the instructions of the Majority Facility A Lenders, the Majority Facility B Lenders or, as the case may be, the Majority Lenders have been obtained in respect of such consent, waiver, amendment or other matter.

33.	RESTRICTIONS ON DEBT PURCHASE TRANSACTIONS

33.1	Prohibition on Debt Purchase Transactions

The Borrower shall not, and the Borrower shall procure that (except with the prior written consent of the Agent (acting on the instructions of the Majority Lenders)) no Group Member or any Affiliate of any Group Member shall, (a) enter into any Debt Purchase Transaction or (b) be or become an Affiliate of (i) a Lender or (ii) a party to a Debt Purchase Transaction of the type referred to in any of paragraphs (b) or (c) of the definition of “Debt Purchase Transaction”.

33.2	Notification to other Lenders of Debt Purchase Transactions

Without prejudice to Clause 33.1 (Prohibition on Debt Purchase Transactions) and Clause 22.11 (Assignments and transfers to Group Members), any Group Member or any Affiliate of any Group Member which is or becomes a Lender or which enters into a Debt Purchase Transaction as a purchaser, an acquiror or a participant (or similar capacity) shall, by 5.00 pm on the Business Day following the day on which it entered into that Debt Purchase Transaction, notify the Agent of the extent of the Commitment(s) (in respect of any or all of the Facilities) (or any commitment represented thereby), any Loan or any amount(s) outstanding to which that Debt Purchase Transaction relates. The Agent shall promptly disclose such information to the Lenders.

34.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on such counterparts were on a single copy of this Agreement.

35.	U.S.A. PATRIOT ACT

Each Lender hereby notifies the Borrower that pursuant to the requirements of the U.S.A. Patriot Act, such Lender is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the U.S.A. Patriot Act.

SECTION 11

GOVERNING LAW AND ENFORCEMENT

36.	GOVERNING LAW

This Agreement and all non-contractual obligations arising from or in connection with this Agreement shall be governed by and construed in accordance with English law.

37.	ENFORCEMENT

37.1	Jurisdiction of English Courts

(a)	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a “Dispute”).

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)	This Clause 37.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

37.2	Service of process

Without prejudice to any other mode of service allowed under any relevant law, the Borrower:

(a)	irrevocably appoints Law Debenture Corporate Services Limited as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(b)	agrees that failure by a process agent to notify the Borrower of any process will not invalidate the proceedings concerned.

37.3	Waiver of Immunity

The Borrower irrevocably waives, to the extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from:

(a)	suit;

(b)	jurisdiction of any court;

(c)	relief by way of injunction or order for specific performance or recovery of property;

(d)	attachment of its assets (whether before or after judgment); and

(e)	execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any proceedings in the courts of any jurisdiction (and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any immunity in any such proceedings).

38.	WAIVER OF JURY TRIAL

EACH OF THE PARTIES TO THIS AGREEMENT AGREES TO WAIVE IRREVOCABLY ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE DOCUMENTS REFERRED TO IN THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN THIS AGREEMENT. THIS WAIVER IS INTENDED TO APPLY TO ALL DISPUTES. EACH PARTY ACKNOWLEDGES THAT (A) THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS AGREEMENT, (B) IT HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND (C) IT WILL CONTINUE TO RELY ON THIS WAIVER IN FUTURE DEALINGS. EACH PARTY REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL ADVISERS AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS AFTER CONSULTATION WITH ITS LEGAL ADVISERS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

THE ORIGINAL LENDERS

Name of Original Lender	Facility A Commitment (US$)	Facility B Commitment (US$)
Bank of Communications Co., Ltd. (acting through its Offshore Banking Unit)	100,000,000	100,000,000
Bank of China Limited, Los Angeles Branch	80,000,000	80,000,000
Citibank N.A., Hong Kong Branch	50,000,000	50,000,000
DBS Bank Ltd., Hong Kong Branch	50,000,000	50,000,000
Deutsche Bank AG, Singapore Branch	50,000,000	50,000,000
The Hongkong and Shanghai Banking Corporation Limited	50,000,000	50,000,000
Nanyang Commercial Bank, Limited	50,000,000	50,000,000
Australia and New Zealand Banking Group Limited	40,000,000	40,000,000
Bank of America, N.A.	40,000,000	40,000,000
Bank of China (Hong Kong) Limited	40,000,000	40,000,000
Bank of China Limited Macau Branch	40,000,000	40,000,000
BNP Paribas, acting through its Hong Kong branch	40,000,000	40,000,000
China Construction Bank (Asia) Corporation Limited	40,000,000	40,000,000
Hang Seng Bank Limited	40,000,000	40,000,000
Industrial and Commercial Bank of China (Asia) Limited	40,000,000	40,000,000
JPMorgan Chase Bank, N.A., Hong Kong Branch	40,000,000	40,000,000
Mizuho Bank, Ltd., Hong Kong Branch	40,000,000	40,000,000
Standard Chartered Bank (Hong Kong) Limited	40,000,000	40,000,000
Wing Lung Bank, Limited	40,000,000	40,000,000

Name of Original Lender	Facility A Commitment (US$)	Facility B Commitment (US$)
Cathay United Bank Company Limited, Hong Kong Branch	25,000,000	25,000,000
China Merchants Bank Co., Ltd.	25,000,000	25,000,000
Mega International Commercial Bank Co., Ltd.	25,000,000	25,000,000
KGI Bank	15,000,000	15,000,000
Total:	1,000,000,000	1,000,000,000

SCHEDULE 2

CONDITIONS PRECEDENT

1.	The Borrower

(a)	A certified copy of the constitutional documents of the Borrower together with its statutory registers (including its register of directors and its register of mortgages and charges) and an up-to-date certificate of good standing issued by the Registrar of Companies of the Cayman Islands.

(b)	A certified copy of a resolution of the board of directors of the Borrower:

(i)	approving the terms of, and the transactions contemplated by, the Finance Documents and resolving that it execute the Finance Documents;

(ii)	authorising a specified person or persons to execute the Finance Documents on its behalf; and

(iii)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including any Utilisation Request and any Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents.

(c)	Specimen signatures of one or more persons authorised by any resolution referred to in paragraph (b) above, provided that in the event that the specimen signature of any person so authorised is not provided, such person shall not be an authorised signatory for the purposes of this Agreement.

(d)	A certificate from the Borrower (signed by a director thereof) confirming that borrowing the Total Commitments would not cause any borrowing or similar limit binding on it to be exceeded.

(e)	A certificate of the Borrower (signed by a director thereof) certifying that each copy document specified in this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.	Legal opinions

(a)	A legal opinion in relation to English law from Clifford Chance, legal advisers to the Original MLABs as to English law.

(b)	A legal opinion in relation to Cayman Islands law from Mourant Ozannes, legal advisers to the Original MLABs as to the laws of the Cayman Islands.

3.	Finance Documents

Each of the following Finance Documents duly executed by the parties thereto:

(a)	this Agreement; and

(b)	each Fee Letter.

4.	Other documents and evidence

(a)	Evidence that any process agent referred to in Clause 37.2 (Service of process) has accepted its appointment.

(b)	A copy of any other Authorisation or other document, opinion or assurance which the Agent reasonably considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

(c)	The Original Financial Statements.

(d)	The list of Material Subsidiaries.

(e)	Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 11 (Fees) and/or Clause 16 (Costs and Expenses) have been paid or will be paid by the Initial Utilisation Date.

(f)	All other documents and evidence as reasonably requested by any Finance Party which are required to enable it to conduct any “know your customer” or anti-money laundering or other procedures under applicable laws and regulations.

SCHEDULE 3

REQUESTS

PART I

FORM OF UTILISATION REQUEST

From:	Baidu, Inc.

To:	[ ] as Agent

Dated:

Dear Sirs

Facilities agreement dated [    ] 2016 between, among others, Baidu, Inc. as borrower, [            ], [            ], [            ] and [            ] as original mandated lead arrangers and bookrunners and [            ] as agent (as amended from time to time, the “Facilities Agreement”)

1.	We refer to the Facilities Agreement. This is a Utilisation Request. Terms defined in or construed for the purposes of the Facilities Agreement shall have the same meaning in this Utilisation Request.

2.	We wish to borrow a Loan on the following terms:

Facility under which such Loan is to be made:	[Facility A][Facility B]

Proposed Utilisation Date:	[ ] (or, if that is not a Business Day, the next Business Day)

Amount of such Loan:	US$[ ] or, if less, the Available Facility in respect of the above-mentioned Facility

First Interest Period relating to such Loan:	(subject to the provisions of the Facilities Agreement) [ ]

3.	We confirm that each condition specified in Clause 4.2 (Further conditions precedent) of the Facilities Agreement is satisfied on the date of this Utilisation Request.

4.	[The proceeds of such Loan should be credited to [account].]

[or]

[This Loan is a Rollover Loan and is to be made for the purpose of refinancing in whole or in party the following Facility B Loan(s) maturing on the proposed Utilisation Date: [insert relevant details].]

5.	This Utilisation Request is irrevocable.

Yours faithfully

authorised signatory for

BaiduInc

PART II

FORM OF SELECTION NOTICE

From:	Baidu, Inc.

To:	[ ] as Agent

Dated:

Dear Sirs

Facilities agreement dated [            ] between, among others, Baidu, Inc. as borrower, [            ], [            ], [            ] and [            ] as original mandated lead arrangers and bookrunners and [            ] as agent (as amended from time to time, the “Facilities Agreement”)

1.	We refer to the Facilities Agreement. This is a Selection Notice. Terms defined in or construed for the purposes of the Facilities Agreement shall have the same meaning in this Selection Notice.

2.	We refer to the following Facility A Loan[s] with an Interest Period ending on [ ]:

[            ]*

3.	We request that the next Interest Period for the above Facility A Loan[s] be [ ].

4.	This Selection Notice is irrevocable.

Yours faithfully

authorised signatory for

Baidu, Inc.

*	Insert details of all Facility A Loans which have an Interest Period ending on the same date.

SCHEDULE 4

FORM OF TRANSFER CERTIFICATE

To:	[ ] as Agent

From:	[name of the Existing Lender] (the “Existing Lender”) and [name of the New Lender] (the “New Lender”)

Dated:

Facilities agreement dated [                    ] between, among others, Baidu, Inc. as borrower, [            ], [            ], [            ] and [            ] as original mandated lead arrangers and bookrunners and [            ] as agent (as amended from time to time, the “Facilities Agreement”)

1.	We refer to the Facilities Agreement. This is a Transfer Certificate. Unless otherwise defined herein, terms defined in or construed for the purposes of the Facilities Agreement shall have the same meaning in this Transfer Certificate.

2.	We refer to Clause 22.5 (Procedure for transfer) of the Facilities Agreement:

(a)	The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation, in accordance with Clause 22.5 (Procedure for transfer) of the Facilities Agreement, all or part of the Existing Lender’s Commitment(s) in respect of the applicable Facility or Facilities specified in the Schedule hereto and all or part of the Existing Lender’s participation(s) in the applicable Loan(s) specified in the Schedule hereto, in each case together with related rights and obligations under the Facilities Agreement.

(b)	The Existing Lender hereby assigns to the New Lender, with effect from the Transfer Date, a portion of the rights held by it (in its capacity as Lender) under or in connection with the Finance Documents (other than the Facilities Agreement) which corresponds with the rights and obligations under the Facilities Agreement transferred pursuant hereto.

(c)	The proposed Transfer Date is [ ].

(d)	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 28.2 (Addresses) of the Facilities Agreement and the Standing Payment Instructions of the New Lender are set out in the Schedule hereto.

3.	The New Lender expressly acknowledges:

(a)	the limitations on the Existing Lender’s obligations set out in paragraphs (a) and (c) of Clause 22.4 (Limitation of responsibility of Existing Lenders) of the Facilities Agreement; and

(b)	that it is the responsibility of the New Lender to ascertain whether any document is required or any formality or other condition requires to be satisfied to effect or perfect the transfer contemplated by this Transfer Certificate or otherwise to enable the New Lender to enjoy the full benefit of each Finance Document.

4.	The New Lender confirms that it is a “New Lender” within the meaning of Clause 22.1 (Assignments and transfers by the Lenders) of the Facilities Agreement.

5.	The New Lender confirms that the New Lender [is]/[is not]* a Group Member or an Affiliate of any Group Member.

6.	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on such counterparts were on a single copy of this Transfer Certificate.

7.	This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.

8.	This Transfer Certificate has been entered into by the Existing Lender and the New Lender on the date stated at the beginning of this Transfer Certificate.

*	Delete as appropriate. Any transfer of by the Existing Lender to the New Lender that is a Group Member or an Affiliate of any Group Member is subject to Clause 33 (Restrictions on Debt Purchase Transactions) and Clause 22.11 (Assignments and transfers to Group Members).

THE SCHEDULE

Commitment(s)/participation(s) in Loan(s) to be transferred, and other particulars

Commitment(s) in respect of Facility [            ]/participation(s) in Loan(s) under Facility [            ] transferred

Commitment in respect of such Facility transferred:	[ ]

of which the Available Commitment in respect of such Facility transferred:	[ ]

Participation(s) in outstanding Loan(s) under such Facility transferred	[ ]

Administration particulars:

New Lender’s receiving account:	[ ]

Address:	[ ]

Telephone:	[ ]

Facsimile:	[ ]

Attn/Ref:	[ ]

Standing Payment Instructions:	[ ]

[name of Existing Lender]	[name of New Lender]

By:	By:

This Transfer Certificate is accepted by the Agent and the Transfer Date is confirmed as [                    ].

[            ] as Agent

By:

Date:

SCHEDULE 5

FORM OF COMPLIANCE CERTIFICATE

To:	[ ] as Agent

From:	Baidu, Inc.

Dated:

Dear Sirs

Facilities agreement dated [                    ] between, among others, Baidu, Inc. as borrower, [            ], [            ], [            ] and [            ] as original mandated lead arrangers and bookrunners and [ ] as agent (as amended from time to time, the “Facilities Agreement”)

We refer to the Facilities Agreement. This is a Compliance Certificate. Terms used in or construed for the purposes of the Facilities Agreement shall have the same meaning in this Compliance Certificate.

We confirm that:

1.	[the financial statements of the Borrower for the Financial Year ending on 31 December [ ] (the “Test Date”) delivered by the Borrower pursuant to the Facilities Agreement give a true and fair view of the consolidated financial condition and operations of the Borrower as at the end of and during such Financial Year;]#

[the financial statements of the Borrower for the Financial Quarter ending on 30 June [        ] (the “Test Date”) (and the financial statements of the Borrower for each of the three immediately preceding Financial Quarters) delivered by the Borrower pursuant to the Facilities Agreement fairly represent the consolidated financial condition and operations of the Borrower as at the end of and during each such Financial Quarter (to such which financial statements relate);]##

2.	as at the last day of the Relevant Period ending on the Test Date, Consolidated Total Borrowings was [ ] and, in respect of such Relevant Period, Consolidated EBITDA was [ ]. Therefore Leverage in respect of such Relevant Period was [ ]:1.00 and the financial covenant set out in paragraph (a) of Clause 19.2 (Financial condition) of the Facilities Agreement [has/has not] been complied with;

3.	in respect of such Relevant Period, Consolidated Net Finance Charges was [ ]. Therefore Interest Cover in respect of such Relevant Period was [ ]:1.00 and the financial covenant set out in paragraph (b) of Clause 19.2 (Financial condition) of the Facilities Agreement [has/has not] been complied with; and

#	Use this option for the audited consolidated financial statements of the Borrower in respect of any Financial Year.
##	Use this option for the unaudited consolidated financial statements of the Borrower in respect of any Financial Quarter ending 30 June.

4.	the following companies constitute Material Subsidiaries for the purposes of the Facilities Agreement: [ ].

Computations in respect of paragraphs 2 and 3 above are attached to this Compliance Certificate.

[We confirm that no Default is continuing.]*

Signed:
Authorised signatory
of
Baidu, Inc.

*	If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

SCHEDULE 6

TIMETABLES

Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request)) or a Selection Notice (Clause 9.1 (Selection of Interest Periods))	U - 3 Business Days

Agent notifies the Lenders of the applicable Loan in accordance with Clause 5.4 (Lenders’ participation)	U - 2 Business Days

LIBOR is fixed	Quotation Day as of 11:00 a.m. (London time)

Where:

U = the applicable Utilisation Date or the first day of the applicable Interest Period (as the case may be)

U – X Business Days = the day falling X Business Days prior to U

SCHEDULE 7

STANDING PAYMENT INSTRUCTIONS

Bank of Communications Co., Ltd. (acting through its Offshore Banking Unit)

Correspondent Bank Name:	JPMorgan Chase Bank, N.A.

Correspondent Bank SWIFT Address:

Beneficiary Bank Account Name:

Beneficiary Bank Account Number:

Beneficiary Bank SWIFT Address:

Final Beneficiary Bank Account Name:	N/A

Final Beneficiary Bank Account Number:	N/A

Attention:	Baidu Syndication

Bank of China Limited, Los Angeles Branch

Correspondent Bank Name:	Bank of China Limited, New York Branch

Correspondent Bank SWIFT Address:

A.B.A Number:

CHIP UID:

Beneficiary Bank Account Name:

Beneficiary Bank Account Number:

Beneficiary Bank SWIFT Address:

Final Beneficiary Bank Account Name:	N/A

Final Beneficiary Bank Account Number:	N/A

Attention:	OSD, Elaine Ho

Reference:	Baidu Inc. in favor of Bank of China, Los Angeles Branch

Citibank N.A., Hong Kong Branch

Correspondent Bank Name:	Citibank, N.A., New York Branch

Correspondent Bank SWIFT Address:

Beneficiary Bank Account Name:

Beneficiary Bank Account Number:

Beneficiary Bank SWIFT Address:

Final Beneficiary Bank Account Name:	N/A

Final Beneficiary Bank Account Number:	N/A

Attention:	Regional Loans Agency

DBS Bank Ltd., Hong Kong Branch

Correspondent Bank Name:	Bank of New York, NY

Correspondent Bank SWIFT Address:

Beneficiary Bank Account Name:

Beneficiary Bank Account Number:

Beneficiary Bank SWIFT Address:

Final Beneficiary Bank Account Name:	N/A

Final Beneficiary Bank Account Number:	N/A

Attention:	HK Branch Operations – Loan Ops (Baidu, Inc.)

Deutsche Bank AG, Singapore Branch

Correspondent Bank Name:	Deutsche Bank Trust Company Americas, New York

Correspondent Bank SWIFT Address:

Beneficiary Bank Account Name:

Beneficiary Bank Account Number:

Beneficiary Bank SWIFT Address:

Final Beneficiary Bank Account Name:	N/A

Final Beneficiary Bank Account Number:	N/A

Attention:	Loanops

The Hongkong and Shanghai Banking Corporation Limited

Correspondent Bank Name:	HSBC BANK USA, New York

Correspondent Bank SWIFT Address:

Beneficiary Bank Account Name:

Beneficiary Bank Account Number:

Beneficiary Bank SWIFT Address:

Final Beneficiary Bank Account Name:	N/A

Final Beneficiary Bank Account Number:	N/A

Attention:	Re: Baidu for the attention of CIB/CMB Loans

Nanyang Commercial Bank, Limited

Correspondent Bank Name:	Bank of China, New York, NY

Correspondent Bank SWIFT Address:

Beneficiary Bank Account Name:

Beneficiary Bank Account Number:	N/A

Beneficiary Bank SWIFT Address:

UID No:	092162

Final Beneficiary Bank Account Name:	N/A

Final Beneficiary Bank Account Number:	N/A

Attention:	Baidu, Inc. – SYN 2016

Australia and New Zealand Banking Group Limited

Correspondent Bank Name:	JPMorgan Chase Bank N.A. New York

Correspondent Bank SWIFT Address:

Beneficiary Bank Account Name:

Beneficiary Bank Account Number:

Beneficiary Bank SWIFT Address:

Final Beneficiary Bank Account Name:	N/A

Final Beneficiary Bank Account Number:	N/A

Attention:	Lending Ops – Baidu Fee/Int Payment

Bank of America, N.A.

Correspondent Bank Name:	Bank of America New York

Correspondent Bank SWIFT Address:

Beneficiary Bank Account Name:

Beneficiary Bank Account Number:

Beneficiary Bank SWIFT Address:

Final Beneficiary Bank Account Name:

Final Beneficiary Bank Account Number:

Attention:	Trade Finance Service

Bank of China (Hong Kong) Limited

Correspondent Bank Name:	Bank of China Limited, New York Branch

Correspondent Bank SWIFT Address:

Beneficiary Bank Account Name:

Beneficiary Bank Account Number:

Beneficiary Bank SWIFT Address:

Final Beneficiary Bank Account Name:	N/A

Final Beneficiary Bank Account Number:	N/A

Attention:	Loans Division (CFM2) Reference: Baidu, Inc. 2016

Bank of China Limited Macau Branch

Correspondent Bank Name:	Bank of China Limited, New York Branch

Correspondent Bank SWIFT Address:

Beneficiary Bank Account Name:

Beneficiary Bank Account Number:

Beneficiary Bank SWIFT Address:

Final Beneficiary Bank Account Name:	N/A

Final Beneficiary Bank Account Number:	N/A

Attention:	Corporate Loan Operation Division- Baidu

BNP Paribas, acting through its Hong Kong branch

Correspondent Bank Name:	BNP Paribas, New York

Correspondent Bank SWIFT Address:

Beneficiary Bank Account Name:

Beneficiary Bank Account Number:

Beneficiary Bank SWIFT Address:

Final Beneficiary Bank Account Name:	N/A

Final Beneficiary Bank Account Number:	N/A Attention: CMLS-Baidu

China Construction Bank (Asia) Corporation Limited

Correspondent Bank Name:	Bank of America N.A., New York

Correspondent Bank SWIFT Address:

Beneficiary Bank Account Name:

Beneficiary Bank Account Number:

Beneficiary Bank SWIFT Address:

Final Beneficiary Bank Account Name:	N/A

Final Beneficiary Bank Account Number:	N/A

Attention:	Wholesale Loans, principal / interest / fee payment for Baidu, Inc.

Hang Seng Bank Limited

Correspondent Bank Name:	HSBC Bank USA, New York

Correspondent Bank SWIFT Address:

Beneficiary Bank Account Name:

Beneficiary Bank Account Number:

Beneficiary Bank SWIFT Address:

Final Beneficiary Bank Account Name:	N/A

Final Beneficiary Bank Account Number:	N/A

Attention:	Credit Services & Mortgage Department (CAN-GBS)

Reference:	Baidu, Inc.

Industrial and Commercial Bank of China (Asia) Limited

Correspondent Bank Name:	JPMorgan Chase Bank N.A., New York

Correspondent Bank SWIFT Address:

Beneficiary Bank Account Name:

Beneficiary Bank Account Number:

Beneficiary Bank SWIFT Address:

Final Beneficiary Bank Account Name:	N/A

Final Beneficiary Bank Account Number:	N/A

Attention:	Loans Administration Department

JPMorgan Chase Bank, N.A., Hong Kong Branch

Correspondent Bank Name:	JPMorgan Chase Bank, N.A., New York

Correspondent Bank SWIFT Address:

Beneficiary Bank Account Name:

Beneficiary Bank Account Number:

Beneficiary Bank SWIFT Address:

Final Beneficiary Bank Account Name:	N/A

Final Beneficiary Bank Account Number:	N/A

Attention:	HKGLNO Asia Loan Operations – BAIDU2016

Mizuho Bank, Ltd., Hong Kong Branch

Correspondent Bank Name:	Citibank N.A., New York Branch

Correspondent Bank SWIFT Address:

Beneficiary Bank Account Name:

Beneficiary Bank Account Number:

Beneficiary Bank SWIFT Address:

Final Beneficiary Bank Account Name:	N/A

Final Beneficiary Bank Account Number:	N/A

Attention:	Loan Ops – Baidu, Inc.

Standard Chartered Bank (Hong Kong) Limited

Correspondent Bank Name:	Standard Chartered Bank New York

Correspondent Bank SWIFT Address:

Beneficiary Bank Account Name:

Beneficiary Bank Account Number:

Beneficiary Bank SWIFT Address:

Final Beneficiary Bank Account Name:	N/A

Final Beneficiary Bank Account Number:	N/A

Attention:	LPU, Loan payment for Baidu

Wing Lung Bank, Limited

Correspondent Bank Name:	JPMorgan Chase Bank N.A., New York

Correspondent Bank SWIFT Address:

Beneficiary Bank Account Name:

Beneficiary Bank Account Number:

Beneficiary Bank SWIFT Address:

Final Beneficiary Bank Account Name:	N/A

Final Beneficiary Bank Account Number:	N/A

Attention:	Syn. Loan – Baidu, Inc., Attn: LOC

Cathay United Bank Company Limited, Hong Kong Branch

Correspondent Bank Name:	Citibank, New York

Correspondent Bank SWIFT Address:

Beneficiary Bank Account Name:

Beneficiary Bank Account Number:

Beneficiary Bank SWIFT Address:

Final Beneficiary Bank Account Name:	N/A

Final Beneficiary Bank Account Number:	N/A

Attention:	Operations Dept - Loans, Re: Baidu 2016

China Merchants Bank Co., Ltd.

Correspondent Bank Name:	China Merchants Bank H.O. Off-Shore Banking Center

Correspondent Bank SWIFT Address:

Beneficiary Bank Account Name:

Beneficiary Bank Account Number:

Beneficiary Bank SWIFT Address:	N/A

Final Beneficiary Bank Account Name:	N/A

Final Beneficiary Bank Account Number:	N/A

Attention:	BAIDU,INC. –Syndicated Loan

Mega International Commercial Bank Co., Ltd.

Correspondent Bank Name:	Mega International Commercial Bank Co., Ltd., New York Branch

Correspondent Bank SWIFT Address:

Beneficiary Bank Account Name:

Beneficiary Bank Account Number:

Beneficiary Bank SWIFT Address:

Final Beneficiary Bank Account Name:	N/A

Final Beneficiary Bank Account Number:	N/A

Attention:	Roger Chen / Chiao-Hsin Lin

KGI Bank

Correspondent Bank Name:	HSBC Bank USA New York

Correspondent Bank SWIFT Address:

Beneficiary Bank Account Name:

Beneficiary Bank Account Number:

Beneficiary Bank SWIFT Address:

Final Beneficiary Bank Account Name:

Final Beneficiary Bank Account Number:

Attention:	Pay for Baidu

SIGNATURES

THE BORROWER

BAIDU, INC.

By:	/s/ authorized signatory

Address:	Baidu Campus, No. 10, Shangdi 10th Street, Haidian District, Beijing 100085, People’s Republic of China

Telephone:

Email:

Attention:	Yanjing Zheng, Director, FP&A Department

With a copy to:

Address:	Baidu Campus, No. 10, Shangdi 10th Street, Haidian District, Beijing 100085, People’s Republic of China

Telephone:

Email:

Attention:	Amy Tu, International and M&A Legal Affairs Department

ORIGINAL MLAB

BANK OF CHINA LIMITED

By:	/s/ authorized signatory

Address:	21st Floor, No. 1515,West Nanjing Road,Shanghai

Telephone:

Fax:

Email:

Attention:	Caizhe / Dailu

ORIGINAL MLAB

CITIGROUP GLOBAL MARKETS ASIA LIMITED

By:	/s/ Vivian Tan
Title:	Managing Director

Address:	47F Citibank Tower, Citibank Plaza, 3 Garden Road, Hong Kong

Telephone:

Fax:

Email:

Attention:	Cheng Wei Han

ORIGINAL MLAB

DEUTSCHE BANK AG, SINGAPORE BRANCH

By:	/s/ Birendra Baid
Title:	Director

By:	/s/ Saurabh Jhalaria
Title:	Managing Director

Address:	One Raffles Quay #16-00 South Tower, Singapore 048583

Telephone:

Fax:

Email:

Attention:	Amit Khattar

ORIGINAL MLAB

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

By:	/s/ authorized signatory

Address:	Level 17, HSBC Main Building, 1 Queen’s Road Central, Hong Kong

Fax:

Attention:	Transaction Management

ADDITIONAL MLAB

BANK OF COMMUNICATIONS CO., LTD. (ACTING THROUGH ITS OFFSHORE BANKING UNIT)

By:	/s/ Liu Ganghua
Title:	Acting CEO

Address:	188 Yincheng Zhong Road, Shanghai, 200120, China

Telephone:

Fax:

Email:

Attention:	Baidu Syndication

ADDITIONAL MLAB

DBS BANK LTD.

By:	/s/ Benjamin Wong
Title:	Senior Vice President

For credit matters

Address:	18th Floor, The Center, 99 Queen’s Road Central, Central, Hong Kong

Telephone:

Fax:

Email:

Attention:	Angelo Leung / Kenneth Yuen / Serena Zuo

For operational matters

Address:	18th Floor, The Center, 99 Queen’s Road Central, Central, Hong Kong

Telephone:

Fax:

Email:

Attention:	Colum Ting / Rocky Lam / Simon Ho

ADDITIONAL MLAB

NANYANG COMMERCIAL BANK, LIMITED

By:	/s/ authorized signatories

For credit matters:

Address:	10/F, 151 Des Voeux Road Central, Hong Kong

Telephone:

Fax:

Email:

Attention:	Mr. Daniel Jung / Ms. Churen Chan / Mr. Ocean Yeung

For operation matters:

Address:	6/F, 151 Des Voeux Road Central, Hong Kong

Telephone:

Fax:

Email:

Attention:	Ms. Wai In Fong / Ms. Lui Yuen Fun

Address:	17/F, Bank of China Centre, Olympian City, 11 Hoi Fai Road, West Kowloon, Hong Kong

Telephone:

Fax:

Email:

Attention:	Ms. Lam Yee Man Rita / Ms. Chan Wai Ying

ADDITIONAL MLAB

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED

By:	/s/ Sherzad Desai
Title:	Head of TMET Asia

/s/ Tai Alan Pak Ling
Title:	Director, Loans Structuring & Execution Asia

Address:	22/F, Three Exchange Square, 8 Connaught Place Central, Hong Kong /

17/F Lincoln House, Taikoo Place, 979 King’s Road, Quarry Bay, Hong Kong

Telephone:

Fax:

Email:

Attention:	Danny Sung / Cecilia Yan / Johnny Cheung / Ginny Wong / Ryan Choi

ADDITIONAL MLAB

BANK OF AMERICA, N.A.

By:	/s/ authorized signatory

Address:	52/F Cheung Kong Centre, 2 Queen’s Road Central, Central, Hong Kong

Telephone:

Fax:

Email:

Attention:	Client Service Team

ADDITIONAL MLAB

BNP PARIBAS

By:	/s/ Stanislas De Tinguy
Title:	Managing Director

By:	/s/ Jwalant Nanavati
Title:	Managing Director

Address:	63/F, Two International Finance Centre,

8 Finance Street, Central,

Hong Kong

Telephone:

Fax:

Email:

Attention:	Stanislas de Tinguy / Rui Wang / Hao Gao

ADDITIONAL MLAB

CHINA CONSTRUCTION BANK (ASIA) CORPORATION LIMITED

By:	/s/ Ivan Siu Wah
/s/ Benny Ha
Title:	General Manager of CBDI

For credit matters

Address:	25/F, CCB Tower, 3 Connaught Road Central, Central, Hong Kong

Telephone:

Fax:

Email:

Attention:	Steve Chan / James Zhao

For operational matters

Address:	19/F, CCB Centre, 18 Wang Chiu Road, Kowloon Bay, Kowloon, Hong Kong

Telephone:

Fax:

Email:

Attention:	Cindy Hui / Ricky Hui

ADDITIONAL MLAB

HANG SENG BANK LIMITED

By:	/s/ Heung Hong-wing Frank
/s/ Chun-man, Thomas

For credit matters

Address:	11/F, 83 Des Voeux Road, Central, Hong Kong

Telephone:

Email:

Attention:	Ms. Catherine Leung / Ms. Carmen Leung

For operational matters

Address:	11/F, 83 Des Voeux Road, Central, Hong Kong

Telephone:

Fax:

Email:

Attention:	Mr. Richard Cheung / Mr. Jason Kwok / Mr. Ken Lam

ADDITIONAL MLAB

INDUSTRIAL AND COMMERCIAL BANK OF CHINA (ASIA) LIMITED

By:	/s/ authorized signatories

For credit matters

Address:	34/F, ICBC Tower, 3 Garden Road, Central, Hong Kong

Telephone:

Fax:

Email:

Attention:	Vincent Tse / Janet Chow

For operational matters

Address:	Level 13, Tower 1, Millennium City 1, No. 388 Kwun Tong Road, Kwun Tong, Kowloon, Hong Kong

Telephone:

Fax:

Email:

Attention:	Alex Lau / Edmund Law

ADDITIONAL MLAB

JPMORGAN CHASE BANK, N.A., HONG KONG BRANCH

By:	/s/ authorized signatory

Address:	Level 28 Chater House, 8 Connaught Road Central, Hong Kong

Telephone:

Fax:

Email:

Attention:	Jim Chan / Shirley Wong

ADDITIONAL MLAB

MIZUHO BANK, LTD.

By:	/s/ Gabriel Tang
Title:	Joint General Manager

Address:	17/F, Two Pacific Place, 88 Queensway, Hong Kong

Telephone:

Fax:

Email:

Attention:	Ms. Monita Chang / Ms. Joey Mak

ADDITIONAL MLAB

STANDARD CHARTERED BANK (HONG KONG) LIMITED

By:	/s/ Cristian Jonsson
Title:	Global head, Loan Syndications, Standard Chartered Bank

Address:	25/F, Standard Chartered Bank Building, 4-4A Des Voeux Road Central, Hong Kong

Telephone:

Fax:

Email:

Attention:	Frances Yao

ADDITIONAL MLAB

WING LUNG BANK, LIMITED

By:	/s/ He Xin, Wilson
Title:	Department Head, Corporate Banking Department

/s/ Ng Wai Man, Raymond
Title:	Vice President

Address:	16/F, Wing Lung Bank Building

45 Des Voeux Road Central

Hong Kong

Telephone:

Fax:

Email:

Attention:	Mr. Raymond Ng / Mr. Keith So / Mr. Jason Chan / Mr. Boris Liu / Mr. Stephen Ng

ADDITIONAL MLA

CATHAY UNITED BANK COMPANY LIMITED, HONG KONG BRANCH

By:	/s/ Danny Tsai
Title:	Vice President , Chief Marketing Officer

Address:	20th Floor, LHT Tower, 31 Queen’s Road Central, Central, Hong Kong

Telephone:

Fax:

Email:

Attention:	Cindy Cheung / Lily Tang

ADDITIONAL MLA

CHINA MERCHANTS BANK CO., LTD.

By:	/s/ authorized signatory

Address:	19/F., China Merchants Bank Tower, No. 7088 Shennan Boulevard, Shenzhen, P.R. China

Telephone:

Fax:

Email:

Attention:	Hu Cheng / Sun Zhaohua

ADDITIONAL MLA

MEGA INTERNATIONAL COMMERCIAL BANK CO., LTD.

By:	/s/ authorized signatory

Address:	No.100, Chi-Lin Road, Taipei City 10424, Taiwan

Telephone:

Fax:

Email:

Attention:	Roger Chen / Chiao-Hsin Lin / Lin Tung Liang

ADDITIONAL MLA

KGI BANK

By:	/s/ Jean Wu
Title:	Executive Vice President

Address:	No.125, Sec. 5, Nanjing E. Road, Songshan Dist., Taipei City 10504, Taiwan

Telephone:

Fax:

Email:

Attention:	Kenneth Liu / Hong-wei Chien

LENDER

BANK OF COMMUNICATIONS CO., LTD. (ACTING THROUGH ITS OFFSHORE BANKING UNIT)

By:	/s/ Liu Ganghua
Title:	Acting CEO

Address:	188 Yincheng Zhong Road, Shanghai, 200120, China

Telephone:

Fax:

Email:

Attention:	Baidu Syndication

LENDER

BANK OF CHINA LIMITED, LOS ANGELES BRANCH

By:	/s/ authorized signatory

Address:	444 S. Flower Street, 39th Floor Los Angeles, CA 90071

Telephone:

Fax:

Email:

Attention:	Bank of China Limited, Los Angeles Branch as designated by Bank of China Limited, Shanghai Branch, Jing An Sub-Branch

LENDER

CITIBANK, N.A., HONG KONG BRANCH

By:	/s/ Vivian Tan

Address:	44/F Citibank Tower, Citibank Plaza,

3 Garden Road, Central,

Hong Kong

Telephone:

Fax:

Email:

Attention:	Sabrina Gao / Megan Chan / Tricia Qiu

LENDER

DBS BANK LTD., HONG KONG BRANCH

By:	/s/ Angelo Ka Kui Leung
Title:	Senior Vice President

For credit matters

Address:	18th Floor, The Center, 99 Queen’s Road Central, Central, Hong Kong

Telephone:

Fax:

Email:

Attention:	Angelo Leung / Kenneth Yuen / Serena Zuo

For operational matters

Address:	18th Floor, The Center, 99 Queen’s Road Central, Central, Hong Kong

Telephone:

Fax:

Email:

Attention:	Colum Ting / Rocky Lam / Simon Ho

LENDER

DEUTSCHE BANK AG, SINGAPORE BRANCH

By:	/s/ Birendra Baid
Title:	Director

/s/ Saurabh Jhalaria
Title:	Managing Director

Address:	One Raffles Quay #16-00 South Tower, Singapore 048583

Telephone:

Fax:

Email:

Attention:	CPSG APAC / Steffen Limbach

LENDER

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

By:	/s/ David Morton
Title:	Regional Head of Credit and Lending, Asia-Pacific

Address:	Level 16, HSBC Main Building, 1 Queens Road Central, Hong Kong

Telephone:

Fax:

Email:

Attention:	Anqi Dong / Derek Leung

LENDER

NANYANG COMMERCIAL BANK, LIMITED

By:	/s/ authorized signatories

For credit matters:

Address:	10/F, 151 Des Voeux Road Central, Hong Kong

Telephone:

Fax:

Email:

Attention:	Mr. Daniel Jung / Ms. Churen Chan / Mr. Ocean Yeung

For operation matters:

Address:	6/F, 151 Des Voeux Road Central, Hong Kong

Telephone:

Fax:

Email:

Attention:	Ms. Wai In Fong / Ms. Lui Yuen Fun

Address:	17/F, Bank of China Centre, Olympian City, 11 Hoi Fai Road, West Kowloon, Hong Kong

Telephone:

Fax:

Email:

Attention:	Ms. Lam Yee Man Rita / Ms. Chan Wai Ying

LENDER

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED

By:	/s/ Shezad Desai
Title:	Head of TMET Asia

/s/ Tai, Alan Pak Ling
Title:	Director, Loans Structuring & Execution Asia

Address:	22/F, Three Exchange Square, 8 Connaught Place Central, Hong Kong / 17/F Lincoln House, Taikoo Place, 979 King’s Road, Quarry Bay, Hong Kong

Telephone:

Fax:

Email:

Attention:	Danny Sung / Cecilia Yan / Johnny Cheung / Ginny Wong / Ryan Choi

LENDER

BANK OF AMERICA, N.A.

By:	/s/ Linda Kang
Title:	Managing Director, Co-Head of China Local Corporates, Asia Pacific Corporate Banking Bank of America, N.A.

Address:	52/F Cheung Kong Centre, 2 Queen’s Road Central, Central, Hong Kong

Telephone:

Fax:

Email:

Attention:	Client Service Team

LENDER

BANK OF CHINA (HONG KONG) LIMITED

By:	/s/ Chan Hoi Mao
/s/ Chin Lai Ngan

Address:	17/F, Bank of China Centre, Olympian City, 11 Hoi Fai Road, West Kowloon, Hong Kong

Telephone:

Fax:

Email:

Attention:	Mr. Arthur Au / Ms. K. Y. Kwok / Ms. Venissa Fong / Ms. Judy Kwok

LENDER

BANK OF CHINA LIMITED MACAU BRANCH

By:	/s/ Wong Iao Kun
Title:	Deputy Director, Credit Administration Department

Address:	13/F, Bank of China Building, Avenida Doutor Mario Soares, Macau

Telephone:

Fax:

Email:

Attention:	James Wong / Alex Ung / Chole Wong

LENDER

BNP PARIBAS, ACTING THROUGH ITS HONG KONG BRANCH

By:	/s/ Stanislas De Tinguy
Title:	Managing Director

By:	/s/ Jwalant nanawati
Title:	Managing Director

Address:	63/F, Two International Finance Centre,

8 Finance Street, Central,

Hong Kong

Telephone:

Fax:

Email:

Attention:	Stanislas de Tinguy / Rui Wang / Hao Gao

LENDER

CHINA CONSTRUCTION BANK (ASIA) CORPORATION LIMITED

By:	/s/ Ivan Siu Wah
/s/ Benny Ha
Title:	General Manager of CBDI

For credit matters

Address:	25/F, CCB Tower, 3 Connaught Road Central, Central, Hong Kong

Telephone:

Fax:

Email:

Attention:	Steve Chan /James Zhao

For operational matters

Address:	19/F, CCB Centre, 18 Wang Chiu Road, Kowloon Bay, Kowloon, Hong Kong

Telephone:

Fax:

Email:

Attention:	Cindy Hui / Ricky Hui

LENDER

HANG SENG BANK LIMITED

By:	/s/ Heung Hon-Wing, Frank
/s/ authorized signatory

For credit matters

Address:	11/F, 83 Des Voeux Road, Central, Hong Kong

Telephone:

Email:

Attention:	Ms. Catherine Leung / Ms. Carmen Leung

For operational matters

Address:	11/F, 83 Des Voeux Road, Central, Hong Kong

Telephone:

Fax:

Email:

Attention:	Mr. Richard Cheung / Mr. Jason Kwok / Mr. Ken Lam

LENDER

INDUSTRIAL AND COMMERCIAL BANK OF CHINA (ASIA) LIMITED

By:	/s/ authorized signatories

For credit matters

Address:	34/F, ICBC Tower, 3 Garden Road, Central, Hong Kong

Telephone:

Fax:

Email:

Attention:	Vincent Tse / Janet Chow

For operational matters

Address:	Level 13, Tower 1, Millennium City 1, No. 388 Kwun Tong Road, Kwun Tong, Kowloon, Hong Kong

Telephone:

Fax:

Email:

Attention:	Alex Lau / Edmund Law

LENDER

JPMORGAN CHASE BANK, N.A., HONG KONG BRANCH

By:	/s/ authorized signatory

Address:	Level 28 Chater House, 8 Connaught Road Central, Hong Kong

Telephone:

Fax:

Email:

Attention:	Jim Chan / Shirley Wong

LENDER

MIZUHO BANK, LTD., HONG KONG BRANCH

By:	/s/ Junya Hagishita

For credit matters

Address:	16/F., Sun Life Tower, The Gateway, Harbour City, Kowloon, Hong Kong

Telephone:

Fax:

Email:

Attention:	Ms. Betty Chung / Ms. Red Tang / Ms. Iris Kau / Ms. Edith Wong

For operational matters

Address:	16/F., Sun Life Tower, The Gateway, Harbour City, Kowloon, Hong Kong

Telephone:

Fax:

Email:

Attention:	Mr. Andy Lam / Ms. Mandy Pang / Mr. Andy Chu

LENDER

STANDARD CHARTERED BANK (HONG KONG) LIMITED

By:	/s/ Darcy Lai
Title:	Regional Head, Corporate and Institutional Banking, Greater China and North Asia Standard Chartered Bank (Hong Kong) Limited

Address:	22/F, Standard Chartered Bank Building, 4-4A Des Voeux Road Central, Hong Kong

Telephone:

Fax:

Email:

Attention:	Lynn Sha / Julian Shen

LENDER

WING LUNG BANK, LIMITED

By:	/s/ He Xin, Wilson
Title:	Department Head, Corporate Banking Department

/s/ Ng Wai Man, Raymond
Title:	Vice President

Address:	16/F, Wing Lung Bank Building
45 Des Voeux Road Central
Hong Kong

Telephone:

Fax:

Email:

Attention:	Mr. Raymond Ng / Mr. Keith So / Mr. Jason Chan / Mr. Boris Liu / Mr. Stephen Ng

LENDER

CATHAY UNITED BANK COMPANY LIMITED, HONG KONG BRANCH

By:	/s/ Danny Tsai
Title:	Vice President, Chief Marketing Officer

Address:	20th Floor, LHT Tower, 31 Queen’s Road Central, Central, Hong Kong

Telephone:

Fax:

Email:

Attention:	Cindy Cheung / Lily Tang

LENDER

CHINA MERCHANTS BANK CO., LTD.

By:	/s/ authorized signatory

Address:	19/F., China Merchants Bank Tower, No. 7088 Shennan Boulevard, Shenzhen, P.R. China

Telephone:

Fax:

Email:

Attention:	Hu Cheng / Sun Zhaohua

LENDER

MEGA INTERNATIONAL COMMERCIAL BANK CO., LTD.

By:	/s/ authorized signatory

Address:	No.100, Chi-Lin Road, Taipei City 10424, Taiwan

Telephone:	Fax:

Email:

Attention:	Roger Chen / Chiao-Hsin Lin / Lin Tung Liang

LENDER

KGI BANK

By:	/s/ Jean Wu
Title:	Executive Vice President

Address:	No.125, Sec. 5, Nanjing E. Road, Songshan Dist., Taipei City 10504, Taiwan

Telephone:

Fax:

Email:

Attention:	Kenneth Liu / Hong-wei Chien

THE AGENT

CITICORP INTERNATIONAL LIMITED

By:	/s/ Victor Tam
Title:	Vice President

Address:	10th Floor, Citi Tower, One Bay East,
83 Hoi Bun Road,
Kwun Tong, Kowloon,
Hong Kong

Telephone:

Fax:

Email:

Attention:	Client Administration Team / Transaction Management Team

Regional Loans Agency